Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

by and among

RESEARCH ALLIANCE CORPORATION III,

OHB PEDIATRICS LTD.

and

THE SHAREHOLDERS

dated as of

July 26, 2026

i

(continued)

(continued)

(continued)

EXHIBITS

Exhibit A – Form of Sponsor Letter Agreement
Exhibit B – Form of Subscription Agreement
Exhibit C – Form of Investor Rights Agreement
Exhibit D – Form of SPAC Charter Upon Domestication
Exhibit E – Form of SPAC Bylaws Upon Domestication
Exhibit F – Form of Company SAFE
Exhibit G – Form of Backstop Agreement
Exhibit H – Form of Lock-Up Agreement

ANNEX

Annex A	Required Governing Documents Proposal

SCHEDULES

Schedule 1(a)	Shareholders
Schedule 1(b)	PIPE Investors
Schedule 1(c)	Investor Rights Agreement Parties
Schedule 1(d)	Lock-Up Parties
Schedule 7.5	Business Employees
Schedule 7.8	Certain Company Agreements
Schedule 8.5(b)	Post-Closing Directors
Schedule 8.5(d)	Post-Closing Officers
Schedule 10.2(e)	Required Third Party Consents

v

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”) is made and entered into as of July 26, 2026, by and among:

(1)

Research Alliance Corporation III, a Cayman Islands exempted company, with registered number 431702 and whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (which shall transfer by way of continuation and domesticate as a Delaware corporation prior to the Closing) (“SPAC”);

(2)

OHB Pediatrics Ltd. (company number 15958711 incorporated under the laws of England and Wales) whose registered office is at 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT (the “Company”); and

(3)

the Persons whose names and addresses are set out in Schedule 1a, together with any other Person who becomes an owner of Company Shares after the date of this Agreement and prior to the Closing (all such Persons, together, the “Shareholders”, and each, a “Shareholder”), each in its capacity as legal and beneficial owner of the Company Shares set forth opposite the name of such Shareholder in Schedule 1a; provided that, with respect to any Person who becomes a Shareholder after the date of this Agreement, such Person shall be deemed a party to this Agreement (and bound by all terms and obligations applicable to the Shareholders hereunder) upon delivery of a joinder to this Agreement by or on behalf of such Shareholder in a form reasonably and mutually acceptable to SPAC and the Company.

SPAC, the Company and the Shareholders are collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 1.1.

RECITALS

A.

SPAC is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

B.

At least one Business Day prior to the Closing Date, prior to the time at which the Closing occurs, SPAC shall deregister from the Register of Companies in the Cayman Islands and transfer by way of continuation from the Cayman Islands to Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and Part 12 of the Cayman Companies Act (the “Domestication”), on the terms and subject to the conditions set forth in this Agreement.

C.

Each of the holders of the SPAC Class B Ordinary Shares shall cause to be converted, immediately prior to the Domestication, each then issued and outstanding SPAC Class B Ordinary Share, on a one-for-one basis, into a SPAC Class A Ordinary Share (the “Sponsor Share Conversion”). In connection with the Domestication, each then issued and outstanding SPAC Class A Ordinary Share shall convert automatically, on a one-for-one basis, into a share of SPAC Common Shares.

D.

Substantially concurrently with, and in order to effectuate, the Domestication, and subject to the satisfaction or waiver of the conditions of this Agreement (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied at the Closing), SPAC will: (a) file a certificate of corporate domestication and a certificate of incorporation with the Secretary of State of the State of

Delaware in substantially the form attached as Exhibit D (the “SPAC Charter Upon Domestication”); and (b) adopt bylaws in substantially the form attached as Exhibit E (the “SPAC Bylaws Upon Domestication”). SPAC and the Company may agree upon changes to the forms attached as Exhibits D and E, provided those changes are reflected in a written instrument signed by each of SPAC and the Company.

E.

The Company is a clinical-stage biopharmaceutical company engaged in the Exploitation of a lead product candidate, rugonersen, an antisense oligonucleotide currently in Phase 3 clinical development for the treatment of Angelman syndrome, a rare genetic neurodevelopmental disorder (the “Business”).

F.

As of the date of this Agreement, (i) the Shareholders hold 100% of the issued and outstanding Company Shares and (ii) Oak Hill Bio Holdings Ltd., a company limited by shares incorporated under the laws of England and Wales (the “Key Shareholder”), directly owns 62,312,500 Company Shares representing 65.72% of the issued and outstanding Company Shares.

G.

On the terms and subject to the conditions of this Agreement and in accordance with applicable Laws, the Parties intend to enter into a business combination transaction pursuant to which, at the Closing, SPAC will acquire the Company and the Shareholders will sell 100% of the outstanding shares in the capital of the Company in consideration for the issuance by SPAC of SPAC Common Shares (the “Share Acquisition”).

H.

For U.S. federal (and, as applicable, U.S. state and local) income tax purposes, each of the Parties intends that (i) this Agreement will constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder; (ii) the Domestication will qualify as a “reorganization” described in Section 368(a) of the Code and the Treasury Regulations promulgated under Section 368 of the Code; (iii) the Sponsor Share Conversion will qualify as a “reorganization” described in Section 368(a)(1)(E) of the Code and the Treasury Regulations promulgated under Section 368 of the Code; and (iv) the Share Acquisition will qualify as a “reorganization” under Section 368(a) of the Code and the Treasury Regulations promulgated thereunder (clauses (i) through (iv) collectively, the “Intended Tax Treatment”).

I.

The Company Board has unanimously (i) determined that it is advisable and in the best interests of the Company and the Shareholders to enter into this Agreement and other Ancillary Documents to which it is a party, (ii) approved the execution and delivery of this Agreement and the other Ancillary Documents to which it is a party and the Transactions, and (iii) recommended the adoption and approval of this Agreement, the other Ancillary Documents to which the Company is a party and the Transactions by the Shareholders.

J.

The board of directors of SPAC has unanimously (i) determined that it is in the best interests of SPAC and declared it advisable, to enter into this Agreement and other Ancillary Documents to which it is a party, (ii) approved the execution and delivery of this Agreement and the other Ancillary Documents to which it is a party and the Transactions, and (iii) adopted a resolution recommending the Transaction Proposals be approved and adopted by the shareholders of SPAC.

K.

Concurrently with the execution of this Agreement, the Sponsor and/or one or more of its Affiliates are entering into the Company SAFE(s) with the Company, pursuant to which, among other things, the Sponsor and/or its Affiliates have agreed to provide interim financing to the Company in the aggregate principal amount of $45,000,000, on the terms and subject to the conditions set forth in the applicable Company SAFE(s).

L.

Concurrently with the execution of this Agreement, the Sponsor, the Other Class B Shareholders, SPAC and the Company are entering into the sponsor letter agreement, in substantially the form attached hereto as Exhibit A (the “Sponsor Letter Agreement”), pursuant to which, among other things, the Sponsor and each Other Class B Shareholder have agreed to (a) vote in favor of this Agreement and the Transactions and (b) waive any adjustment to the conversion ratio set forth in the SPAC Organizational Documents or any other anti-dilution or similar protection with respect to the SPAC Class B Shares (whether resulting from the transactions contemplated by the Subscription Agreements or otherwise), in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement.

M.

Concurrently with the execution of this Agreement, the investors set forth on Schedule 1b (collectively, the “PIPE Investors”) are entering into a subscription agreement with SPAC substantially in the form attached hereto as Exhibit B (collectively, the “Subscription Agreements”), pursuant to which, among other things, each PIPE Investor has agreed to subscribe for and purchase on the Closing Date immediately following the Closing, and SPAC has agreed to issue and sell to each such PIPE Investor on the Closing Date immediately following the Closing, the number of SPAC Common Shares set forth in the applicable Subscription Agreement in exchange for the purchase price set forth therein (the aggregate purchase price under all Subscription Agreements, collectively, the “PIPE Financing Amount”, and the equity financing under all Subscription Agreements, collectively, hereinafter referred to as, the “PIPE Financing”), on the terms and subject to the conditions set forth in the applicable Subscription Agreement.

N.

Concurrently with the execution and delivery of this Agreement, in connection with the Transactions, SPAC and Sponsor (or an Affiliate thereof) are entering into a Backstop Agreement, substantially in the form of Exhibit G (the “Backstop Agreement”), pursuant to which Sponsor (or such Affiliate of Sponsor) will commit to purchase newly issued securities of SPAC to the extent necessary to backstop an excess of SPAC Redemptions, if applicable.

O.

At the Closing, SPAC and the shareholders of the Company set forth on Schedule 1c will enter into an investor rights agreement, substantially in the form attached hereto as Exhibit C (the “Investor Rights Agreement”), pursuant to which, among other things, the parties will be granted certain registration rights with respect to their respective SPAC Common Shares, on the terms and subject to the conditions therein.

P.

At the Closing, SPAC and certain shareholders of the Company set forth on Schedule 1d will enter into a lock-up agreement, substantially in the form attached hereto as Exhibit H (the “Lock-Up Agreement”), pursuant to which, among other things, such shareholders will agree not to effect any sale or distribution of certain Equity Securities of SPAC held by any of them during the lock-up period described therein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

1.1 Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Action” means any claim, action, suit, assessment, legal, judicial or administrative proceeding (whether at Law or in equity) by or before a Governmental Authority.

“Adjusted Equity Value” means (a) the Base Equity Value, plus (b) the Company SAFE Amount.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. Notwithstanding the foregoing or anything to the contrary herein, the Affiliates of the Sponsor shall be deemed to include RA Capital Management, L.P. or its Affiliates.

“Agreement” has the meaning specified in the preamble hereto.

“Ancillary Documents” means the Sponsor Letter Agreement, the Subscription Agreements, the Investor Rights Agreement, the Lock-Up Agreement, the Company SAFEs, the SPAC Charter Upon Domestication, the SPAC Bylaws Upon Domestication, the Backstop Agreement, and each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the Transactions.

“Audited Financial Statements” means the audited financial statements of the Company for the years ended December 31, 2025 and 2024, including the statements of operations, statements of stockholders’ deficit and the statements of cash flows for the year ended December 31, 2025 and the period from September 16, 2024 (incorporation) through December 31, 2024.

“Additional SPAC SEC Reports” has the meaning set forth in Section 6.7.

“Allocation Schedule” has the meaning set forth in Section 3.4.

“Backstop Agreement” has the meaning specified in the preamble hereto.

“Base Equity Value” means $160,000,000.

“Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA) and each other benefit or compensatory plan, program, policy or Contract (i) that any Group Company maintains, sponsors or contributes to, (ii) that provides a benefit to or in respect of any Company Service Provider or (iii) under or with respect to which any Group Company has or could have any Liability, other than any plan sponsored or maintained by a Governmental Authority.

“Business” has the meaning specified in Recital E.

“Business Combination” has the meaning ascribed to such term in the Existing SPAC Governing Document.

“Business Combination Proposal” has the meaning set forth in Section 9.6(a).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in London, England, New York, New York or the Cayman Islands are authorized or required by Law to close.

“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands.

“Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other similar payment or amount to any Person solely as a result of this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing or that will become owing in respect of, any Company Related Party Transaction (in the case of this clause (b), regardless of whether paid or payable prior to, at or after the Closing or in connection with or otherwise related to this Agreement or any Ancillary Document or one or more circumstances, matters, transactions or events unrelated to this Agreement or the Ancillary Documents).

“Closing Consideration” means the number of SPAC Common Shares equal to (a) the Adjusted Equity Value, divided by (b) $10.00.

“Closing Date” has the meaning specified in Section 3.1.

“Closing” has the meaning set forth in Section 3.1.

“Closing Filing” has the meaning set forth in Section 9.4(b).

“Closing Press Release” has the meaning set forth in Section 9.4(b).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company Acquisition Proposal” means any inquiry, proposal or offer concerning (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, (i) acquires or otherwise purchases the Company and its controlled Affiliates, taken as a whole, or a majority of the voting power of Equity Securities of the Company, or (ii) acquires, is granted, leased or licensed or otherwise purchases all or a material portion of assets, properties or businesses of the Company and its controlled Affiliates, taken as a whole (in the case of each of clause (i) and (ii), whether by merger, consolidation, liquidation, dissolution, recapitalization, reorganization, amalgamation, scheme of arrangement, purchase of assets, share exchange, business combination, purchase or issuance of Equity Securities, tender offer or otherwise), or (b) any issuance, sale or acquisition of any material portion of the Equity Securities or voting power or similar investment in the Company (other than the issuance of the applicable class of shares of capital stock of the Company upon the exercise or conversion of the Company SAFE(s)). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents, the transactions contemplated hereby or thereby shall constitute a Company Acquisition Proposal.

“Company Articles of Association” means the articles of association of the Company adopted on April 16, 2026, as amended, restated or supplemented from time to time in accordance with the terms of this Agreement.

“Company Benefit Plan” means each Benefit Plan sponsored by any member of the Company Group other than as a participating employer or in respect of which any member of the Company Group could have any Liability after the Closing.

“Company Board” means the Board of Directors of the Company.

“Company Convertible Securities” means any convertible promissory notes, warrants or other convertible debt that is convertible into or exchangeable for capital stock of the Company.

“Company Product” means each product candidate, platform or service that is being researched, tested, developed, or manufactured by or on behalf of any Group Company, including the Product.

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to SPAC by the Company on the date of this Agreement.

“Company D&O Persons” has the meaning set forth in Section 9.7(b)(i).

“Company D&O Tail Policy” has the meaning set forth in Section 9.7(b)(ii).

“Company Deferred Shares” means the deferred shares of $0.000001 each in the capital of the Company.

“Company Equity Award” means, as of any determination time, any award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive any Equity Security of any Group Company under any Company Plan or otherwise that is outstanding.

“Company Equity Plan” means the equity incentive plan to be adopted by the Company prior to the Closing, subject to reasonable consultation with the SPAC prior to the adoption thereof.

“Company Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Standing), Section 4.2 (Authority), Section 4.3(a) (Capitalization), Section 4.7(b) (Absence of Certain Changes) and Section 4.28 (Brokers).

“Company Intellectual Property” means the Company Owned IP and Licensed Intellectual Property.

“Company IP Licenses” means any In-bound License or Out-bound License to which any Group Company is a party.

“Company Material Adverse Effect” means any event, change, effect, occurrence or development (an “Effect”) that, individually or in the aggregate with any other Effects, (a) has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, prospects, operations or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) has or would reasonably be expected to (x) have a material adverse effect on the ability of the Company to perform its obligations under, or consummate the transactions contemplated by, this Agreement or (y) impede, interfere with, hinder or delay the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall any Effect to the extent arising out of or resulting from any of the following (alone or in combination) be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur under the preceding clause (a):

(i) any failure by the Company and its Subsidiaries to meet internal estimates, projections, expectations, timelines, budgets, guidance, milestones, or forecasts of revenue, earnings, cash burn-rate, cash flow, cash position or any other financial or performance measures or operating statistics (provided, however, that the exception in this clause (i) shall not prevent or otherwise affect a determination that any Effect underlying such failure or change has resulted in, or contributed to, a Material Adverse Effect);

(ii) conditions in the financial, credit, banking, capital or currency markets in the United States, the U.K. or any other country or region in the world, or changes therein, including changes in interest rates in the United States, the U.K. or any other country and changes in exchange rates for the currencies of any countries;

(iii) general conditions in any industry in which the Company and its Subsidiaries presently operate or changes therein;

(iv) regulatory, legislative or political conditions in the United States (including a government shutdown), the U.K. or any other country or region in the world, or changes therein;

(v) geopolitical conditions, acts of hostilities, war (whether declared or undeclared), sabotage, terrorism or military actions (including any outbreak, escalation or general worsening of any such acts of hostilities, war, sabotage, terrorism or military actions) in the United States, the U.K. or any other country or region in the world, or any change, escalation or worsening thereof;

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, weather conditions, epidemics, pandemics, quarantines, plagues, other outbreaks of illness or public health events or other natural or man-made disasters or acts of God in the United States, the U.K. or any other country or region in the world, or any escalation of the foregoing;

(vii) the execution, announcement or performance of this Agreement or the pendency or consummation of the transactions contemplated hereby or the identity of SPAC or any of its Affiliates as the acquiror of the Company, including, solely to the extent arising out of the foregoing, the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, patients, officers or directors of the Company, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors, Governmental Authorities or other third parties;

(viii) (A) any action taken that is expressly required to be taken by this Agreement; or (B) the failure to take any action the taking of which is expressly prohibited by this Agreement;

(ix) changes or proposed changes after the date of this Agreement in Law or other legal or regulatory conditions (or the enforcement or interpretation of any of the foregoing), including the adoption, implementation, repeal, modification, reinterpretation or proposal of any Law or policy (or the enforcement or interpretation thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby;

(x) changes after the date of this Agreement in GAAP or other accounting standards (or the enforcement of any of the foregoing);

(xi) regulatory, research, Development, preclinical or clinical, competitive, pricing, reimbursement or manufacturing events, or Effects relating to or affecting any Products or any product or product candidate that competes with any Product (any such other product or product candidate that is not a Product, a “Company Relevant Product”), including (A) any suspension, rejection, refusal of, request to refile, modification of or any delay in obtaining, making or maintaining any regulatory application, filing, authorization or approval relating to any Products, (B) any regulatory actions, requests, recommendations, determinations or decisions of any Governmental Authority (including the FDA or any other Governmental Authority or any panel or advisory body empowered or approved thereby) relating to any Products or any Company Relevant Product, (C) any delay, hold, suspension, modification, supply chain interruption or termination of any planned or current preclinical or clinical study, trial or test with respect to any Products or any Company Relevant Product, (D) any results, outcomes, clinical developments, data, adverse events, side effects (including toxicity) or safety observations or events related to or arising from any preclinical or clinical studies, trials or tests with respect to any Products or any Company Relevant Product, or announcements of any of the foregoing, (E) approval or authorization by a Governmental Authority (including the FDA or any other Governmental Authority or any panel or advisory body empowered or approved thereby), or market entry or threatened market entry of any Company Relevant Product, (F) any adverse events affecting patient enrollment or failure to participate with respect to clinical trials for any Products or any Company Relevant Product, (G) any increased incidence or severity of any previously identified side effects (including toxicity), adverse events or safety observations or events, or reports of new side effects, adverse events or safety observations or events, with respect to any Products or any Company Relevant Product, (H) any production or supply chain disruption affecting the research, testing, Development or Manufacture of any Products, (I) any determination or development relating to coverage, reimbursement or payor rules or policies applicable to, or pricing of, any Products or any Company Relevant Product, in each case in this clause (xi), to the extent not arising out of (1) any fraud, willful misconduct or violation of applicable Law, (2) any failure to comply with the approved clinical protocol for the development of a Product, or (3) any breach of this Agreement by the Company;

provided that, in each of the foregoing clauses (ii) through (vi), (ix) and (x), such Effects referred to therein may be taken into account to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately affected relative to other similarly-situated companies in the industry in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a Material Adverse Effect; provided, further, that the parties acknowledge and agree that (A) the issuance by the FDA or any other Governmental Authority of competent jurisdiction within the United States of one or more Orders that impose a clinical hold on any clinical trial or other investigation of any Product which would reasonably be likely to result in a termination of, or a delay of six months or more in dosing patients in, such trial or investigation or (B) any Product-related adverse event or development that results in the death of any patient, in each case, shall constitute a Material Adverse Effect, without giving effect to any exceptions set forth in the foregoing clauses (i) through (xi).

“Company Non-Party Affiliate” means, collectively, each Company Related Party and each former, current or future Affiliate, Representative, successor or permitted assign of any Company Related Party (other than, for the avoidance of doubt, any Group Company).

“Company Ordinary Shares” means the ordinary shares of $0.000001 each in the capital of the Company.

“Company Option” means an option to purchase Company Ordinary Shares granted pursuant to the Company Equity Plan.

“Company Organizational Documents” means the Company Articles of Association and the Company Shareholders’ Agreement.

“Company Owned IP” means all Intellectual Property that is owned or purported to be owned by any Group Company.

“Company Real Property Leases” has the meaning set forth in Section 4.15.

“Company Registered IP” has the meaning set forth in Section 4.12(a).

“Company Related Party” has the meaning set forth in Section 4.27.

“Company Related Party Transactions” has the meaning set forth in Section 4.27.

“Company SAFE” means each simple agreement for future equity issued by the Company to the Sponsor or one or more of its Affiliates on or about the date of this Agreement as part of the Interim Financing, substantially in the form attached hereto as Exhibit F, with an aggregate principal amount not to exceed $45,000,000 and bearing interest at a rate of 8% per annum.

“Company SAFE Amount” means the sum of (i) the principal amount of the Company SAFE(s) and (ii) all accrued and unpaid interest on the Company SAFEs as of the Closing Date.

“Company Series A Shares” means the series A shares of $0.000001 each in the capital of the Company.

“Company Service Provider” means each individual who is a current or former director, officer, employee, independent contractor or other service provider of the Company or any Subsidiary thereof.

“Company Shareholders’ Agreement” means the shareholders’ agreement relating to the Company dated 16 April 2026.

“Company Shares” means the Company Ordinary Shares and the Company Series A Shares.

“Company Software” means any Software owned, licensed, leased or used by any Group Company in the conduct of the Business.

“Confidentiality Agreement” has the meaning specified in Section 12.10.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Authority or other Person.

“Contracts” means any written legally binding contracts, agreements, subcontracts, leases and purchase orders and all material written amendments, modifications and written supplements thereto.

“Contributor” has the meaning set forth in Section 4.12(e).

“Cooley” has the meaning specified in Section 7.1(b).

“Consultant” means any Person who is not an Employee, nor an EOR Employee, and who is engaged to perform work or services personally or through a personal services company or other third-party intermediary entity in connection with the Business.

“Data Protection Laws” means all applicable Laws governing the Processing or protection of Personal Information, including, to the extent applicable, the UK GDPR, the EU General Data Protection Regulation (GDPR), the California Consumer Privacy Act as amended by the California Privacy Rights Act (CCPA), and all other applicable data protection Laws and Privacy Laws.

“DGCL” means the General Corporation Law of the State of Delaware.

“Directors” has the meaning set forth in Section 8.5(a).

“Domestication” has the meaning specified in the Recitals.

“Domestication Proposal” has the meaning set forth in Section 9.3(b).

“EMA” means the European Medicines Agency.

“Employees” means individuals who have entered into, or work under terms of, a contract of employment with any Group Company and “Employee” shall be construed accordingly.

“Enforceability Exceptions” means applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights, and subject to general principles of equity (whether considered in a proceeding at law or in equity).

“Environmental Laws” means any and all applicable Laws relating to pollution or the protection of the environment (including natural resources) or human health and safety (to the extent relating to exposure to Hazardous Materials), or the use, storage, emission, disposal or release of Hazardous Materials, each as in effect as of the date hereof.

“EOR Employees” means the Hungarian EOR Employee and the Swiss EOR Employees who are engaged via an employer of record or professional employer organisation to provide services to the Company (or any Group Company) in connection with the Business (or, where the context so requires, individuals who were engaged via an employer of record or professional employer organisation to provide services to the Company (or any Group Company) in connection with the Business).

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning specified in Section 3.2.

“Exchange Pool” has the meaning specified in Section 3.3(a).

“Exchange Ratio” means the quotient obtained by dividing (a) the Closing Consideration, by (b) the number of Fully-Diluted Shares.

“Excise Tax” means any Taxes imposed on SPAC pursuant to Section 4501 of the Code with respect to the exercise of any SPAC Shareholders of their redemption rights, and any penalties or interest thereon.

“Existing SPAC Governing Document” means the Amended and Restated Memorandum and Articles of Association of SPAC, as adopted by special resolution on May 19, 2026 and as in effect on the date hereof.

“Exploitation” means the research, development, manufacturing, ownership, use, storage, import, export, commercialization, marketing, sale, distribution or any other exploitation of a compound, product or therapy.

“FDA” means the U.S. Food and Drug Administration.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty is false or incorrect, (c) an intention to deceive another Party, (d) another Party justifiably or reasonably relied upon such false or incorrect representation or warranty, and (e) causing such Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

“Fraud Claim” means any claim based in whole or in part upon Fraud.

“Fully-Diluted Shares” means an amount equal to, without duplication, the aggregate number of Company Shares and any other shares of capital stock of the Company that are issued and outstanding as of immediately prior to the Closing calculated on a fully-diluted, as converted-to-Company Ordinary Shares basis (including, (i) the Company Ordinary Shares issued upon the conversion of the Company SAFE, (ii) the Company Ordinary Shares issued or required to be issued to Roche pursuant to Section 10.8.1 of the Roche License Agreement and (iii) the aggregate number of shares of Company Ordinary Shares issuable upon, or pursuant to, the exercise of Company Options that are outstanding as of immediately prior to the Closing, treating such outstanding Company Options as having been exercised in full).

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Goodwin” has the meaning specified in Section 12.17(b).

“Governing Document Proposals” has the meaning set forth in Section 9.3(b).

“Governmental Authority” means any supranational, national, federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries, if any.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” under applicable Environmental Laws, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls and per- and polyfluoroalkyl substances.

“Healthcare Laws” means all applicable Laws relating to the regulation of the development, testing, manufacturing, marketing, sale, distribution, import, export or other Exploitation of pharmaceutical, biopharmaceutical or medical products, or to the provision of healthcare services or the participation in healthcare programs, each as amended, including: (a) in the United States, (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (ii) the Public Health Service Act (42 U.S.C. §§ 201 et seq.); (iii) the Controlled Substances Act (21 U.S.C. §§ 801 et seq.); (iv) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); (v) the criminal false statements law (42 U.S.C. § 1320a-7b(a)); (vi) the False Claims Act (31 U.S.C. §§ 3729-3733); (vii) the Civil Monetary Penalties Law (42 U.S.C. §§ 1320a-7a); (viii) the Exclusions Law (42 U.S.C. § 1320a-7); (ix) the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.) and their implementing regulations (collectively, “HIPAA”); (x) the Medicare statute (Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395lll); (xi) the Medicaid statute (Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396w-5); (xii) any other applicable federal, state or local laws governing the manufacture or distribution of pharmaceutical, biopharmaceutical or medical device products, health record documentation or record retention, or health information privacy; and (xiii) all implementing regulations, rules, ordinances and Orders related to any of the foregoing; and (b) outside the United States, all applicable Laws of equivalent or analogous effect in any relevant jurisdiction, including (i) in the U.K., the Human Medicines Regulations 2012 (SI 2012/1916), the Medicines Act 1968, the Health and Social Care Act 2012, the NHS Act 2006 and all applicable guidance and codes issued by the MHRA; (ii) in the European Union, Regulation (EU) 2019/6 on veterinary medicinal products, Directive 2001/83/EC on the Community code relating to medicinal products for human use, Regulation (EC) No 726/2004, and all applicable EMA guidelines and implementing regulations; and (iii) all other applicable Laws and regulations governing the conduct of clinical trials, Good Clinical Practice, Good Manufacturing Practice and Good Laboratory Practice requirements in any jurisdiction in which the Group Companies conduct or have conducted business.

“HMRC” means His Majesty’s Revenue and Customs, the U.K. Tax Authority.

“Holders” means all Persons who hold one or more Company Shares as of immediately prior to the Closing.

“Hungarian EOR Employee” means Katalin Buzasi.

“In-bound License” means any Contract pursuant to which any Group Company is granted a license, covenant not to sue, option, right of first refusal or other right in or to any Intellectual Property (other than licenses to Off-the-Shelf Software and non-exclusive licenses incidental to the provision or receipt of services in the ordinary course of business).

“IND Application” means any investigational new drug application, investigational medicinal product dossier, clinical trial authorization, or equivalent filing submitted to the FDA, the EMA, the MHRA or any comparable Governmental Authority, together with all amendments and supplements thereto.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, and (f) any of the obligations of any other Person of the type referred to in clauses (a) through (e) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Infringement” or “Infringe” means, with respect to Intellectual Property, any infringement, misappropriation, dilution or other violation of such Intellectual Property of any other Person.

“Intended Tax Treatment” has the meaning specified in Recital H.

“Intellectual Property” means all intellectual property rights (including in or to Technology) created, arising, or protected under applicable Law (or any other similar statutory provision or common law doctrine in the United States or anywhere else in the world), whether registered, unregistered or registrable, including all: (i) patents, patent applications, registered designs and such rights in inventions and designs, and all rights therein provided by international treaties and conventions, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, renewals, substitutions and extensions (including any supplemental protection certificate); (ii) trademarks, service marks, trade names, brand names, corporate names, trade dress, certification marks, designs, logos, slogans and other indicia of commercial source or origin and all goodwill associated with any of the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing; (iii) registered and unregistered copyrights, mask works and other intellectual property rights in copyrightable works (published or unpublished) and works of authorship (including intellectual property rights in software as a work of authorship), and technical database and design rights, and rights in data collections and all applications and registrations therefor, and moral rights therefor; (iv) internet domain names and social media account handles; (v) trade secrets and other rights in confidential information, proprietary information and other non-public information, including in technical information, software, inventions, invention disclosures, data, databases, inventor’s notes, designs, plans, specifications, unpatented blueprints, drawings, discoveries and improvements, know-how, procedures, processes, test results, and techniques, research and development information, market know-how, and customer lists, in each case, that derives independent economic value, whether actual or potential, from not being generally known to other persons (collectively, “Trade Secrets”); and (vi) any of the foregoing rights in Software and Technology.

“Interim Financing” means the interim financing provided by the Sponsor and/or one or more of its Affiliates to the Company on or about the date of this Agreement in the aggregate principal amount of $45,000,000, consisting of the issuance by the Company of one or more Company SAFEs to the Sponsor and/or its Affiliates on the terms set forth in Exhibit F.

“Interim Period” has the meaning specified in Section 7.1.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Rights Agreement” has the meaning specified in Recital O.

“IPO” has the meaning set forth in Section 12.17.

“ITEPA” means the U.K. Income Tax (Earnings and Pensions) Act 2003.

“IT Systems” means all computer systems, servers, networks, routers, switches, hubs, data communication lines, devices, data storage devices, data centers, websites, firmware, middleware, software, operating systems, computer hardware and equipment and other information technology hardware, software and infrastructure used to process, store, maintain and operate data, information and functions that are owned, licensed, used or leased by the Company or any Subsidiary thereof and used by them in their businesses, including any Software embedded or installed thereon.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Key Shareholder” has the meaning specified in Recital F.

“Law” means any supranational, national, federal, state, local, municipal, or other law, statute, constitution, treaty, principle of common law, law of equity, directive, resolution, ordinance, code, edict, writ, decree, rule, order, regulation, judgment, ruling, injunction, requirement, in each such case, having the force of law, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority, including any Governmental Order, and any rule, regulation or operating or technical standard or guidance issued, adopted, promulgated, implemented or otherwise put into effect under the authority of any such Governmental Authority.

“Liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Laws), Governmental Order or Proceeding and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Licensed Intellectual Property” means all Intellectual Property owned by any Person other than a Group Company that is licensed to any Group Company pursuant to any In-bound License.

“Leased Real Property” means all real property leased by the Company.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, easement, license, option, right of first refusal, security interest or other lien of any kind.

“Lock-Up Agreement” has the meaning specified in Recital P.

“Management Accounts” has the meaning specified in Section 4.6(a).

“Material Contract” has the meaning set forth in Section 4.11(a).

“Material Inbound Licenses” means each In-bound License that is material to the Business or the Exploitation of the Product, including, for the avoidance of doubt, the Roche License Agreement.

“MHRA” means the Medicines and Healthcare products Regulatory Agency of the U.K.

“Nasdaq” means The Nasdaq Capital Market.

“Nasdaq Proposal” has the meaning set forth in Section 9.3(b).

“Non-Party Affiliate” has the meaning set forth in Section 12.5.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to any of the Group Companies on a non-exclusive basis under standard terms and conditions for a one-time license fee of less than $100,000 per license or an ongoing license fee of less than $50,000 per year.

“Officers” has the meaning set forth in Section 8.5(a).

“OHB Group” has the meaning specified in Section 12.17(b).

“Open Source Materials” means any Software or other material that is subject to any license that is, or is substantially similar to, a license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, or any Creative Commons license, or any other license that requires, as a condition of use, modification or distribution, that the licensed Software or other material (a) be disclosed or distributed in source code form, (b) be licensed for the purpose of making derivative works, or (c) be redistributed at no or minimal charge.

“Open Source Software” means any software that is distributed (i) as “free software” (as defined by the Free Software Foundation) or (ii) as “open source software” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd).

“Order” means any outstanding writ, order, judgment, injunction, corporate integrity agreement, deferred prosecution agreement, settlement agreement, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Authority.

“Out-bound License” means any Contract pursuant to which any Group Company grants to any third party a license, covenant not to sue, option, right of first refusal or other right in or to or under any Intellectual Property owned or licensed by any Group Company (other than non-exclusive licenses incidental to the provision or receipt of services in the ordinary course of business).

“Other Class B Shareholders” means Michael F. MacLean and Timothy J. Miller.

“Other SPAC Shareholder Approval” means the approval of each Other Transaction Proposal by the affirmative vote of the holders of the requisite number of SPAC Common Shares entitled to vote thereon, whether in person or by proxy at the SPAC Shareholders Meeting (or any adjournment thereof), in accordance with the SPAC Organizational Documents and applicable Law.

“Other Transaction Proposal” means each Transaction Proposal, other than the Required Transaction Proposals.

“Party” and “Parties” have the meanings specified in the preamble hereto.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet due or that are being contested in good faith through appropriate Actions, in each case only to the extent appropriate reserves have been established therefor in the Management Accounts, in the case of the Company, or the SPAC Financial Statements, in the case of SPAC, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet delinquent or which are being contested in good faith through appropriate Actions for which appropriate reserves have been established with respect thereto, (iv) non-exclusive licenses incidental to the provision or receipt of services in the ordinary course of business and (v) Liens, encumbrances and restrictions on Leased Real Property (including easements, covenants, rights of way and similar restrictions of record) that (A) are matters of record, (B) would be disclosed by a current, accurate survey or physical inspection of such Leased Real Property, and (C) do not, individually or in the aggregate, materially interfere with the present uses of such Leased Real Property or the uses of such Leased Real Property in the ordinary course of business.

“Permitted Working Capital Loans” means any working capital loans extended to SPAC by the Sponsor or any of its Affiliates in an aggregate amount not to exceed $3,000,000 outstanding at any time, on terms and conditions consistent with those disclosed in the SPAC SEC Reports.

“Permitted Withdrawals” has the meaning given to it in the Existing SPAC Governing Document.

“Permits” means the permits, authorizations, exemptions, orders, consents, approvals and franchises from Governmental Authorities that are required for the Company to conduct its business and own, lease, operate and develop its assets and properties as being conducted, owned, leased, operated, developed as of the date hereof.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Personal Information” means information in the Company’s possession, custody, or control, including information processed on behalf of the Company by third parties, that constitutes “personal data,” “personal information,” “personally identifiable information,” or the similar or equivalent term under applicable Privacy Laws.

“Personal Property” means any tangible personal property (other than real property and fixtures attached thereto) owned, leased or used by any Group Company in the conduct of the Business.

“PIPE Financing” has the meaning specified in Recital M.

“PIPE Financing Amount” has the meaning specified in Recital M.

“Privacy Laws” means all applicable Laws regarding data privacy, data protection, data security, data breach notification or cybersecurity governing the receipt, collection, compilation, adaptation or alteration, retrieval, use, storage, processing, sharing, safeguarding, security (technical, administrative and physical), disposal, destruction, disclosure or transfer (including cross-border) whether or not by automated means (collectively, “Processing”, or “Processed”, as applicable) of Personal Information, including, to the extent applicable, the California Consumer Privacy Act as amended by the California Privacy Rights Act (CCPA), EU General Data Protection Regulation (GDPR), Controlling the Assault of Non-Solicited Pornography and Marketing (CAN-SPAM) Act, and Telephone Consumer Protection Act (TCPA).

“Pre-Closing Reorganization” has the meaning set forth in Section 7.4(a).

“Pre-Closing SPAC Holders” means the holders of SPAC Common Shares at any time prior to the Closing, together with their successors and assigns.

“Proceeding” means any lawsuit, litigation, action, audit, examination, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Authority.

“Product” shall mean the Company’s lead product candidate, rugonersen.

“Properties” has the meaning set forth in Section 4.15.

“Prospectus” has the meaning set forth in Section 12.17.

“Public Shareholders” has the meaning set forth in Section 12.17.

“Registration Statement / Proxy Statement” means the Registration Statement on Form S-4, or other appropriate form determined by the Parties, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by SPAC under the Securities Act with respect to SPAC Common Shares to be issued in connection with the transactions contemplated by this Agreement.

“Regulatory Approval” means any approval, authorization, clearance, license, registration, permit or certificate issued by the FDA, the EMA, the MHRA or any other Governmental Authority with jurisdiction over the development, manufacturing, marketing, sale, import or export of any pharmaceutical or biopharmaceutical product, including any marketing authorization, product license or equivalent.

“Regulatory Consent Authorities” means a Governmental Authority, including for the avoidance of doubt, the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission, as applicable.

“Regulatory Permits” mean all import and export permits, INDs, establishment registrations and product listings, as defined in 21 C.F.R. Part 207, all supplements or amendments thereto, and all comparable governmental authorizations.

“Related Person” has the meaning set forth in Section 4.21.

“Relevant Date” means the date notified by HMRC as the date that the Group Companies cease to be members of the Key Shareholder’s U.K. VAT group.

“Relevant Transfer” means a relevant transfer under the Transfer of Undertakings (Protection of Employment) Regulations 2006 (as amended and consolidated from time to time) and any legislation equivalent or similar to, or enacted to give effect to, the European Union’s Council Directive 2001/23/EC in connection with the transfer of employees in any jurisdiction wheresoever.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial or capital markets advisors, placement agents and consultants of such Person.

“Required Company Financial Statements” means, collectively, (a) the Management Accounts and (b) each of the other financial statements or similar reports of the Company required, as a result of the passage of time or otherwise, to be included in the Registration Statement / Proxy Statement or any other filings to be made by SPAC or the Company with the SEC in connection with the transactions contemplated in this Agreement or any other Ancillary Document.

“Required SPAC Shareholder Approval” means the approval of each Required Transaction Proposal by the affirmative vote of the holders of the requisite number of SPAC Common Shares entitled to vote thereon, whether in person or by proxy at the SPAC Shareholders Meeting (or any adjournment thereof), in accordance with the SPAC Organizational Documents and applicable Law.

“Required Third Party Consent” has the meaning set forth in Section 10.2(e).

“Required Transaction Proposals” means, collectively, the Business Combination Proposal, the Domestication Proposal, the Nasdaq Proposal and the Required Governing Document Proposal.

“Roche” means, collectively, F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc.

“Roche License Agreement” means that certain license agreement, dated February 9, 2025, by and between, Roche, on the one hand, and the Company and Oak Hill Bio Holdings Ltd., on the other hand, as may be amended, modified, restated or supplemented from time to time.

“Sanctioned Party” means any Person that is: (i) organized under the Laws of, ordinarily resident in, or located in a country or territory that is the subject of comprehensive Sanctions (currently, Cuba, Iran, North Korea, and the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine; each a “Sanctioned Country”); (ii) designated on a sanctioned parties list administered by the United States, European Union, or U.K., including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and

Blocked Persons List, Foreign Sanctions Evaders List, Sectoral Sanctions Identification List, the Consolidated List of Persons, Groups, and Entities Subject to EU Financial Sanctions, and the UK’s Consolidated Sanctions List; or (iii) 50% or more owned or, where relevant under applicable Sanctions, controlled, individually or in the aggregate, by one or more Persons described in clauses (i) or (ii).

“Sanctions” means applicable Laws pertaining to trade and economic sanctions administered by the United States, European Union, U.K. or other relevant jurisdiction.

“Schedules” means (i) the Company Disclosure Schedules or (ii) the SPAC Disclosure Schedules, as applicable.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Share Acquisition” has the meaning specified in Recital G.

“Shared Contract” has the meaning set forth in Section 7.4(b).

“Shareholder Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Authority), Section 5.4 (Ownership and Title) and Section 5.5 (Brokers).

“Signing Filing” has the meaning set forth in Section 9.4(b).

“Signing Press Release” has the meaning set forth in Section 9.4(b).

“Software” means all computer programs (whether in source code, object code, executable code, interpreted code, middleware, firmware, human readable form or other form, including libraries, interfaces, applets, plug-ins, subroutines and other components thereof), code (including software implementations of algorithms, models and methodologies), applications, application programming interfaces, firmware, software development kits, library functions, operating systems and virtualization environments, user interfaces, diagnostic tools, compilers and version control systems, together with all documentation related to any of the foregoing.

“SPAC” has the meaning specified in the preamble hereto.

“SPAC Board” means the board of directors of SPAC.

“SPAC D&O Persons” has the meaning set forth in Section 9.7(a)(i).

“SPAC Employee Stock Purchase Plan” has the meaning set forth in Section 8.6.

“SPAC Incentive Equity Plan” has the meaning set forth in Section 8.6.

“SPAC Non-Party Affiliate” means, collectively, each SPAC Related Party and each former, current or future Affiliate, Representative, successor or permitted assign of any SPAC Related Party (other than, for the avoidance of doubt, SPAC).

“SPAC Acquisition Proposal” means (a) any transaction or series of related transactions under which SPAC or any of its controlled Affiliates, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets or businesses of any other Persons(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise) or (b) any equity, debt or similar investment in SPAC or any of its controlled Affiliates. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a SPAC Acquisition Proposal.

“SPAC Board Recommendation” has the meaning specified in Section 9.3(b).

“SPAC Bylaws Upon Domestication” has the meaning specified in the Recitals.

“SPAC Charter Upon Domestication” has the meaning specified in the Recitals.

“SPAC Class A Ordinary Share” means the Class A ordinary shares, par value $0.0001 per share, of SPAC prior to the Domestication.

“SPAC Class B Ordinary Share” means the Class B ordinary shares, par value $0.0001 per share, of SPAC prior to the Domestication.

“SPAC Common Shares” means (i) prior to the Domestication, the Class A ordinary shares of SPAC, par value $0.0001 per share, and (ii) from and after the Domestication, the common shares, par value $0.0001 per share, of SPAC.

“SPAC Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by SPAC on the date of this Agreement.

“SPAC Financial Statements” means all of the financial statements of SPAC included in the SPAC SEC Reports.

“SPAC Material Adverse Effect” means, with respect to SPAC, a material adverse effect on: (i) the ability of SPAC to enter into this Agreement or any Transaction Agreement and perform its respective obligations thereunder or consummate the Transactions or (ii) the business, condition (financial or otherwise), assets, liabilities or operations of SPAC, provided, however, that none of the following, alone or in combination, shall be deemed to constitute or be taken into account in the determination of whether, there has been or will be a SPAC Material Adverse Effect under this clause (ii): (a) any change in applicable Laws or GAAP or any interpretation thereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (c) any actions taken or not taken by SPAC, or such other changes or events, in each case, which (I) the Company has consented in writing or (II) are required by this Agreement (provided that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 6.3(a) and, to the extent related thereto, the condition in Section 10.3(a)) and (d) the announcement or the execution of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement (provided that the exceptions in this clause (d) shall not be deemed to apply to references to “SPAC Material Adverse Effect” in the representations and warranties set forth in Section 6.3(a) and, to the extent related thereto, the condition in Section 10.3(a)); provided that, in the case of clauses (a) and (b) such changes may be taken into account to the extent (but only to the extent) that such changes have had a disproportionate impact on SPAC, as compared to other competitors or comparable entities operating in the industries or markets in which SPAC operates.

“SPAC Organizational Documents” means, (i) prior to the Domestication, the Existing SPAC Governing Document, as amended and in effect on the date hereof, and (ii) following the Domestication and prior to the Closing, the SPAC Charter Upon Domestication and SPAC Bylaws Upon Domestication.

“SPAC Fundamental Representations” means the representations and warranties set forth in Section 6.1 (Organization and Qualification), Section 6.2 (Authority), Section 6.4 (Brokers) and Section 6.6 (Capitalization).

“SPAC Preferred Shares” means, prior to the Domestication, the preferred shares, par value $0.0001 per share, of SPAC.

“SPAC Shareholder Approval” means, collectively, the Required SPAC Shareholder Approval and the Other SPAC Shareholder Approval.

“SPAC Redemption” means the right of the holders of SPAC Class A Ordinary Shares to redeem all or a portion of their SPAC Class A Ordinary Shares (in connection with the Transactions or otherwise) as set forth in SPAC Organizational Documents.

“SPAC Related Party” has the meaning set forth in Section 6.9.

“SPAC SEC Reports” has the meaning set forth in Section 6.7.

“SPAC Shareholders Meeting” has the meaning set forth in Section 9.3(b).

“SPAC Shares” means the SPAC Class A Ordinary Shares, SPAC Class B Ordinary Shares and the SPAC Preferred Shares.

“SPAC Shareholders” means (i) prior to the Domestication, the holders of SPAC Shares, and (ii) following the Domestication, the holders of SPAC Common Shares.

“STFs” has the meaning set forth in Section 2.3(a)(i).

“Sponsor” means Research Alliance Holdings III LLC.

“Sponsor Group” has the meaning specified in Section 7.1(b).

“Sponsor Share Conversion” has the meaning specified in the Recitals.

“Subscription Agreements” has the meaning specified in the Recitals.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company, exempted company, partnership or such other entity), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to appoint a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Swiss EOR Employees” means Brenda Vincenzi, Jorrit Tjeertes and Keir Hodges.

“Termination Date” has the meaning set forth in Section 11.1(d).

“Transaction Litigation” has the meaning set forth in Section 9.1(c).

“Transaction Proposals” has the meaning set forth in Section 9.3(b).

“Trust Account” has the meaning set forth in Section 12.17.

“Trust Account Released Claims” has the meaning set forth in Section 12.17.

“Trust Agreement” has the meaning set forth in Section 6.8.

“Trustee” has the meaning set forth in Section 6.8.

“Tax” or “Taxes” means (i) any and all federal, state, provincial, territorial, local, non-U.S. and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, corporation tax, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax) ad valorem, transfer, franchise, license, excise, severance, stamp, stamp duty reserve, occupation, premium, personal property, real property, capital stock, profits, disability, registration, VAT, estimated, customs duties, and sales or use tax, or other tax or like assessment in the nature of a tax (whether payable directly or by withholding), in each case that is imposed by a Governmental Authority and (ii) any interest, penalties, addition to tax or additional amounts relating to any items in clause (i) or this clause (ii).

“Tax Authority” means any Governmental Authority responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Technology” means, collectively, all Software, formulae, algorithms, procedures, methods, techniques, technical data, programs, subroutines, tools, materials, processes, apparatus, creations, and other similar materials, and all recordings, graphs, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein.

“Transaction Agreements” means this Agreement, the Sponsor Letter Agreement, the Investor Rights Agreement, the Subscription Agreement, the Lock-Up Agreement, the Company SAFEs, the SPAC Charter Upon Domestication, the SPAC Bylaws Upon Domestication and all of the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transactions” means the transactions contemplated by this Agreement, the Transaction Agreements and the PIPE Financing, including the Share Acquisition and the Domestication.

“Transfer Agent” means Continental Stock Transfer & Trust Company, in its capacity as transfer agent for SPAC, or such other transfer agent as SPAC may designate from time to time.

“Treasury Regulations” means the regulations promulgated under the Code.

“U.K.” means the United Kingdom of Great Britain and Northern Ireland.

“UK GDPR” means the General Data Protection Regulation as it forms part of the law of England and Wales, Scotland and Northern Ireland by virtue of the European Union (Withdrawal) Act 2018 and as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019 (SI 2019/419).

“VAT” means value added tax, including as provided for in the U.K. Value Added Tax Act 1994.

“Working Capital Loan” means any loan made by the Sponsor or any Affiliate of the Sponsor to SPAC for working capital purposes.

1.2 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, and the term “date hereof” refers to the date of the execution of this Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, and (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if).

(b) When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company’s business, consistent with past practice.

(c) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(g) The words “made available” shall mean, when used with reference to documents or other materials required to be provided or made available to SPAC, any documents or other materials posted to the ShareVault electronic data room under the project name “Oak Hill Bio” as of 5:00 p.m., Eastern Time, at least one (1) Business Day prior to the date of this Agreement.

1.3 Knowledge. As used herein, the phrase “to the knowledge” shall mean the actual knowledge of, in the case of the Company, the individuals set forth on Section 1.3 of the Company Disclosure Schedules and, in the case of SPAC, the individuals set forth on Section 1.3 of the SPAC Disclosure Schedules, in each case, assuming reasonable due inquiry of his or her direct reports.

1.4 Equitable Adjustments. If, following the date of this Agreement, the outstanding Company Shares or SPAC Common Shares shall have been changed into a different number of shares or a different class, by reason of any stock or share dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of Company Shares or SPAC Common Shares, as applicable, will be appropriately adjusted to provide to the holders of Company Shares or SPAC Shareholders, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this Section 1.4 shall not be construed to permit SPAC or the Company to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

ARTICLE 2

THE SHARE ACQUISITION

2.1 Share Acquisition.

(a) At the Closing and subject to and upon the terms and conditions of this Agreement, each of the Shareholders (excluding any holders of Company Options solely with respect to their Company Options) shall sell and transfer to SPAC (or cause to be sold and transferred to SPAC), and SPAC shall purchase from each Shareholder, all of the legal and beneficial title to each Shareholder’s Company Shares with full title guarantee, free from all Liens and together with all rights attaching to the Company Shares at the Closing (including the right to receive all distributions, returns of capital and dividends declared, paid or made in respect of the Company Shares after the Closing). Upon the consummation of the Share Acquisition and as of immediately following the Closing, SPAC shall be the legal and beneficial owner of 100% of the issued and outstanding Company Shares, free and clear of all Liens (other than restrictions on transfer imposed by virtue of applicable securities Laws).

(b) At the Closing, each outstanding Company Option (whether vested or unvested) shall be assumed by SPAC and automatically converted into an option to purchase SPAC Common Shares (each, an “Assumed Option”). Subject to the subsequent sentence, each Assumed Option will be subject to the terms and conditions set forth in the Company Equity Plan (except any references therein to the Company or Company Ordinary Shares will instead mean SPAC and SPAC Common Shares, respectively). Each Assumed Option shall: (i) have the right to acquire a number of SPAC Shares equal to (as rounded down to the nearest whole number) the product of (A) the number of shares of Company Ordinary Shares which the Company Option had the right to acquire immediately prior to the Closing, multiplied by (B) the Exchange Ratio; (ii) have an exercise price equal to (as rounded up to the nearest whole cent) the quotient of (A) the exercise price of the Company Option (in, or converted into, U.S. Dollars using the exchange rate as of market close on the last trading day before the Closing Date), divided by (B) the Exchange Ratio; and (iii) be subject to the same terms, conditions, vesting schedule and other provisions as the applicable Company Option. The per share exercise price and the number of shares of SPAC Common Shares purchasable pursuant to each Assumed Option shall be determined in a manner consistent with the requirements of Sections 409A and 424 of the Code, as applicable. SPAC shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Assumed Options remain outstanding, a sufficient number of SPAC Common Shares for delivery upon the exercise of such Assumed Option. From and after the Closing, the Company and SPAC shall not issue, or promise to issue, any new awards under the Company Equity Plan.

2.2 Closing Consideration. Subject to and upon the terms and conditions of this Agreement, at the Closing and in consideration of the Share Acquisition, SPAC shall issue to each Shareholder (excluding any holders of Company Options solely with respect to their Company Options) a number of SPAC Common Shares equal to (i) the Exchange Ratio multiplied by (ii) the number of Company Shares held by such Shareholder, as set out next to the name of such Shareholder in Schedule 1a to this Agreement, as of immediately prior to the Closing. With respect to all Company Deferred Shares, SPAC shall issue one single SPAC Common Share to each holder of Company Deferred Shares.

2.3 Transfer of Company Shares and Other Undertakings. At the Closing:

(a) each Shareholder severally shall deliver or procure the delivery to SPAC of:

(i) a duly executed stock transfer form in respect of its Company Shares to effect the transfer of its Company Shares to SPAC (the “STFs”);

(ii) a copy of any power of attorney under which any document to be executed by any Shareholder under this Agreement has been executed; and

(iii) such waivers or consents as SPAC may reasonably require to enable SPAC to be registered as the holder of the Company Shares;

(b) the Company shall deliver to SPAC:

(i) evidence reasonably satisfactory to SPAC that each Company SAFE has been converted into Company Ordinary Shares in accordance with Section 3.2, including an extract of the Company’s updated register of members reflecting the issuance of such Company Ordinary Shares;

(ii) the statutory registers of the Company made up to the Closing Date; and

(iii) a duly executed letter from the Key Shareholder confirming that it has ceased to be a registrable person (within the meaning of Section 790C of the Companies Act) in relation to the Company.

2.4 Company Board Resolutions. At the Closing, the Company shall deliver or procure the delivery to SPAC of a copy of the executed resolutions of the Company Board (i) instructing the Company Board to update the Company’s register of members to reflect the issuance of Company Ordinary Shares referred to in clause 2.3(b)(i) above; (ii) approving the form of the STFs and, subject to Closing, the transfer of the Company Shares from the Shareholders to SPAC; (iii) instructing the Company Board, subject to Closing, to update the Company’s register of members such that SPAC is entered in the register of members as the sole holder of all of the Company Shares (subject to due stamping of the transfers by His Majesty’s Revenue and Customs); and (iv) resolving to file all necessary notifications, forms and documents in connection with the aforementioned matters be submitted to the Cayman Registrar and the Registrar of Companies for England and Wales, as applicable.

2.5 Fractional Shares. Notwithstanding anything to the contrary contained herein, no fraction of a share of SPAC Common Shares will be issued by SPAC by virtue of this Agreement or the Transactions, and each Person who would otherwise be entitled to a fraction of a share of SPAC Common Shares (after aggregating all fractional SPAC Common Shares that would otherwise be received by such Person) shall instead have the number of SPAC Common Shares issued to such Person rounded down in case such fraction is less than 0.5 and rounded up in case such fraction is greater than or equal to 0.5, in each case, to the nearest whole share of SPAC Common Shares.

2.6 Shareholder Consent. Each Shareholder hereby approves, authorizes and consents to the Company’s execution and delivery of this Agreement and the Ancillary Documents to which the Company is or is required to be a party or otherwise bound, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions. Each Shareholder acknowledges and agrees that the consent set forth herein is intended and shall constitute such consent of such Shareholder as may be required pursuant to the Company Organizational Documents, the Company Shareholders’ Agreement or any other agreement in respect of the Company to which such Shareholder is a party or bound and all applicable Laws. Each of the Shareholders hereby waives and disapplies any and all pre-emption rights, rights of first refusal, tag along, drag along and other rights (each, howsoever described) which may have been conferred on it under the Company Organizational Documents, the Company Shareholders’ Agreement or otherwise as may affect the Transactions (other than its rights pursuant to this Agreement).

2.7 Release of Funds from Trust Account. Subject to the terms and conditions of the Trust Agreement, each Party shall use reasonable best efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to cause the funds held in the Trust Account to be released simultaneously with, or as promptly as practicable after, the Closing.

2.8 Withholding. SPAC, the Company, the Transfer Agent and any other applicable withholding agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law; provided that, (i) to the extent any consideration payable pursuant to this Agreement is not payable in cash, the applicable withholding agent shall be entitled to retain a portion of such non-cash consideration having a value equal to the amount of Tax required to be deducted and withheld and (ii) SPAC shall use commercially reasonable efforts to provide the applicable payee with advance notice of any such withholding and to reasonably cooperate with requests of the applicable payee relating to obtaining a reduction or exemption to such withholding in accordance with Law. To the extent that amounts are so withheld and remitted to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

2.9 Power of Attorney.

(a) To secure SPAC’s interests under this Agreement, from the date of Closing until SPAC’s registration by the Company as the holder of the Company Shares pursuant to the Share Acquisition, each Shareholder severally in respect of such Shareholder’s Company Shares:

(i) appoints SPAC (as purchaser of the Company Shares) with full powers of delegation and substitution to be the Shareholder’s attorney in the Shareholders’ name and on the Shareholder’s behalf in respect of the Company Shares to:

(1) exercise all or any of the voting and other rights, powers and privileges (including the right to receive notices of, execute consents to short notice for and attend, participate, speak and vote at, any general meeting or class meeting of the Company (including any adjourned meeting)), nominate proxies on the Shareholder’s behalf and receive and approve any shareholder or class written resolutions attached to the Company Shares;

(2) signify agreement in respect of the Company Shares to any written resolution proposed to shareholders of the Company; and

(3) deal with and give directions in respect of the Company Shares and any entitlements, notices, documents, or communications arising by right of such Company Shares;

(ii) undertakes to ratify everything lawfully done by SPAC in good faith, as the Shareholder’s attorney, pursuant to the power of attorney contained in Section 2.9(a)(i); and

(iii) agrees that the power of attorney in Section 2.9(a)(i) shall be irrevocable save with the consent of SPAC and is given by way of security to secure the proprietary interest of SPAC of the Shareholder’s Company Shares as the buyer of the Company Shares, but shall expire on the date on which SPAC is entered in the register of members of the Company as holder(s) of those Company Shares.

(b) Each Shareholder severally undertakes to SPAC, from Closing:

(i) not to exercise any rights attaching to the Company Shares or exercisable in the Shareholder’s capacity as registered holder of those Company Shares without SPAC’s prior written consent;

(ii) to hold on trust for SPAC all dividends and other distributions received by the Shareholder in respect of the Company Shares and to promptly pay or deliver to SPAC, or notify SPAC of, anything received by the Shareholder in the Shareholder’s capacity as registered holder of those Company Shares;

(iii) to act promptly in accordance with SPAC’s instructions in relation to any rights exercisable or anything received by the Shareholder as registered holder of the Company Shares; and

(iv) to ratify and confirm whatever SPAC lawfully does or purports to do in good faith in the exercise of any power conferred by the power of attorney in Section 2.9(a)(i).

2.10 Joinders; Drag-Along.

(a) The Company shall use reasonable efforts (including the issuance of notices and exercise the powers conferred on the Company under Article 34 of the Company Articles of Association) to obtain and deliver to SPAC a joinder to this Agreement from any Person who becomes a Shareholder after the date of this Agreement (including Roche or any Affiliate of Roche), in a form reasonably and mutually acceptable to SPAC and the Company, pursuant to which such Person shall be bound by all terms and obligations applicable to the Shareholders hereunder.

(b) If any Person who becomes a Shareholder after the date of this Agreement (including Roche or any Affiliate of Roche) does not deliver a joinder directly pursuant to Section 2.10(a), the Company is hereby authorized to execute and deliver a joinder to this Agreement on behalf of such Person, acting as agent pursuant to the authority vested in the Company under Article 34 of the Company Articles of Association (the transactions and matters contemplated by this Agreement comprising a Qualifying Transaction and Proposed Reorganisation (each term as defined in the Company’s Articles of Association)), without the requirement for such Person to execute such joinder directly. Upon delivery of such joinder, such Person shall be deemed a party to this Agreement and bound by all terms and obligations applicable to the Shareholders hereunder as though it had executed such joinder directly.

(c) In the event any Shareholder becomes bound by this Agreement by the Company executing a joinder on its behalf pursuant to drag-along provisions set forth in Section 2.10(b) (each, a “Drag-Along Shareholder”): (i) the obligations and liabilities of such Drag-Along Shareholder under this Agreement shall be on terms no more onerous than the equivalent obligations and liabilities imposed on any other Shareholder under this Agreement in respect of the same subject matter; and (ii) the aggregate liability of such Drag-Along Shareholder in connection with this Agreement and the transactions contemplated hereby shall not exceed the value of the Closing Consideration actually received by such Drag-Along Shareholder pursuant to this Agreement, except with respect to claims arising from fraud committed by such Drag-Along Shareholder, the liability for which shall not be so limited as against Drag-Along Shareholder.

ARTICLE 3

CLOSING; ALLOCATION SCHEDULE

3.1 Closing. On the terms and subject to the conditions set forth in this Agreement, closing of the Share Acquisition (the “Closing”) shall take place (a) electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) commencing at 10:00 a.m. Eastern Time on the fifth Business Day following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article 10 (other than those conditions that by their terms or nature are to be satisfied at the Closing; provided that such conditions are satisfied or (to the extent permitted by applicable Law) waived at the Closing) or (b) at such other place, time or date as SPAC and the Company may mutually agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

3.2 Company SAFE Conversion. On the Closing Date, prior to the Closing, each Company SAFE that is issued and outstanding immediately prior to the Closing shall be automatically converted into a number of Company Ordinary Shares in accordance with the terms of the Company SAFE, and each Company SAFE shall thereupon be cancelled, extinguished and cease to exist, and each holder of a Company SAFE shall thereafter have no further rights with respect to such Company SAFE, other than with respect to the Company Ordinary Shares into which it has been converted and as expressly provided herein.

3.3 Exchange Pool.

(a) Immediately prior to or at the Closing, SPAC shall deposit, or cause to be deposited, with the Transfer Agent evidence in book-entry form of SPAC Common Shares, representing the number of SPAC Common Shares sufficient to deliver the Closing Consideration (the “Exchange Pool”).

(b) Promptly following the earlier of (i) the date on which the entire Exchange Pool has been disbursed and (ii) the date which is six months after the Closing Date, SPAC shall instruct the Exchange Agent to deliver to SPAC any remaining portion of the Exchange Pool and other documents in its possession relating to the Transactions, and the Exchange Agent’s duties shall terminate. Thereafter, each Holder may look only to SPAC (subject to applicable abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of such Holder’s claim for Closing Consideration that such Holder may have the right to receive pursuant to Section 2.2 without any interest thereon.

(c) None of the Company, SPAC or the Exchange Agent shall be liable to any Person for any portion of the Closing Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Notwithstanding any other provision of this Agreement, any portion of the Closing Consideration that remains undistributed to the Holders as of immediately prior to the date on which the Closing Consideration would otherwise escheat to or become the property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of SPAC, free and clear of all claims or interest of any Person previously entitled thereto.

3.4 Allocation Schedule. At least five Business Days prior to the Closing Date, the Company shall deliver to SPAC an allocation schedule (the “Allocation Schedule”) setting forth (i) the number of Company Shares held by each Holder (including the number of Company Ordinary Shares (x) issuable after giving effect to the conversion of the Company SAFEs prior to the Closing and (y) the Company issuable to Roche pursuant to the terms of the Roche License Agreement in connection with the transactions contemplated hereby), (ii) the names of record of each holder of Company Options, the applicable exercise price, the grant date, and the expiration date, and the number of shares of Company Ordinary Shares issuable pursuant to each of the Company Options held by such holder (including, in the case of unvested Company Options, the vesting schedule (including any acceleration provisions), vesting commencement date, and date fully vested), (iii) the Closing Consideration, the Fully-Diluted Shares, the Exchange Ratio and the Company’s calculation of the Adjusted Equity Value, in each case, including reasonable supporting detail therefor, (iv) the portion of the Closing Consideration issuable to each Holder, and (v) a certification, duly executed by an authorized officer of the Company, that (a) the information and calculations delivered pursuant to clauses (i), (ii), (iii) and (iv) is, and will be as of immediately prior to the Closing, true and correct in all respects and in accordance with the last sentence of this Section 3.4. The Company will (x) cooperate with and provide SPAC and its Representatives all information reasonably requested by SPAC or any of its Representatives and within the Company’s or its Representatives’ possession or control in connection with SPAC’s review of the Allocation Schedule and (y) consider in good faith any comments to the Allocation Schedule provided by SPAC or any of its Representatives and incorporate any reasonable comments proposed by SPAC or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (A) in no event shall the aggregate number of SPAC Common Shares set forth on the Allocation Schedule that are allocated in respect of the Equity Securities of the Company exceed the Closing Consideration, (B) in no event shall the Allocation Schedule (or the calculations or determinations therein) breach, as applicable, any applicable Law, the organizational documents of the Company, the Company Shareholders’ Agreement any other Contract to which the Company is a party or bound and (C) SPAC and the Exchange Agent will be entitled to rely, without any independent investigation or inquiry, upon the Allocation Schedule for purposes of allocating the consideration to the Holders under this Agreement or under the Exchange Agent Agreement, as applicable.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

Except as set forth on the Company Disclosure Schedules, the Company hereby represents and warrants to SPAC, in each case, as of the date of this Agreement and as of the Closing Date, as follows:

4.1 Organization and Qualification. The Company is a company duly organized, validly existing and in good standing under the Laws of England and Wales and has all requisite corporate or other entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each other Group Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or other entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Group Company is duly qualified or licensed and in good standing (to the extent that such concept applies) in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates would not individually or in the aggregate reasonably be expected to be material to the Group Companies, taken as a whole, or the ability of the Company to perform on a timely basis its obligations under this Agreement or the Ancillary Documents to which it is or required to be a party or otherwise bound. The Company has provided to SPAC accurate and complete copies of the Organizational Documents of each Group Company, each as amended to date and as currently in effect. No Group Company is in violation of any provision of its Organizational Documents in any material respect.

4.2 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the Transactions (a) have been duly and validly authorized by the Company Board in accordance with the Company Organizational Documents and any applicable Law, and (b) no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, in each case, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Capitalization.

(a) Section 4.3(a) of the Company Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding, and (ii) the identity of the Persons that are the record and beneficial owners thereof. All of the Equity Securities of the Company have been duly authorized and validly issued. All of the outstanding Company Shares are fully paid and non-assessable. The allotted and issued share capital of the Company consists solely of the Company Shares held by the Shareholders, and there are no other issued or outstanding equity interests of the Company. After giving effect to the Share Acquisition (and subject to stamping), SPAC shall own the legal and beneficial title to the issued share capital of the Company free from any Liens other than those imposed under the Company Organizational Documents and applicable securities Laws. All of the Company Shares have been duly authorized and validly issued, fully paid or credited as fully paid and are not in violation of any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the UK Companies Act, any other applicable Law, the Company Organizational Documents or any Contract to which the Company is a party or by which the Company or its securities are bound.

(b) No Group Company currently has, and no Group Company has had any stock option or other equity incentive plans and there are no Company Equity Awards outstanding. Except for the Company SAFEs or as set forth on Section 4.3(b) of the Company Disclosure Schedules, there are no Company Convertible Securities or pre-emptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the knowledge of the Company, any of the Shareholders or any of their respective Affiliates are a party or bound relating to any equity securities of the Company, whether or not outstanding. Except as set forth on Section 4.3(b) of the Company Disclosure Schedules, there are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Except as set forth on Section 4.3(b) of the Company Disclosure Schedules, there are no voting trusts, proxies, shareholder agreements or any other written agreements or understandings with respect to the voting or transfer of any Company Shares. Except as set forth in the Company Organizational Documents, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its equity interests or securities, nor has the Company granted any registration rights to any Person with respect to its equity securities. All of the issued and outstanding securities of the Company have been granted, offered, sold and issued in compliance with all applicable Laws. As a result of the consummation of the Transactions, except as set forth on Section 4.3(b) of the Company Disclosure Schedules, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(c) The Company SAFE(s) have been duly authorized and have or will be validly issued by the Company in accordance with applicable Law and the Company Organizational Documents and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. No consent, approval or authorization of, or filing with, any Person is required in connection with the issuance of the Company SAFEs or the conversion thereof into Company Ordinary Shares as of immediately prior to Closing, other than such consents that have been obtained as of the date hereof.

(d) The Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company (other than equity interests of any Company Service Provider that is repurchased pursuant to the terms of any employment agreement or Company Plan), and the Company Board has not authorized any of the foregoing.

(e) Section 4.3(e) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Group Companies as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the creditor thereof.

(f) Section 4.3(f) of the Company Disclosure Schedules sets forth a list of any Change of Control Payments of the Group Companies and the Company does not owe to Roche any Transaction Payments as defined in the Roche License Agreement.

4.4 Company Subsidiaries. The Company does not have, and has never had, any Subsidiaries. (i) No Group Company owns or has any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person; (ii) no Group Company is a participant in any joint venture, partnership or similar arrangement; and (iii) there are no outstanding contractual obligations of a Group Company to provide funds to or make any loan or capital contribution to any other Person.

4.5 Non-Contravention.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, or (ii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

(b) None of the execution or delivery by the Company of this Agreement or any Ancillary Documents to which it is or will be a party, the performance by the Company of its obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Company Organizational Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Material Contract to which any Group Company is a party or (B) any material Permits, (iii) violate, or constitute a breach under, any material Order or applicable Law to which any Group Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii) through (iv) above, as would not have a Company Material Adverse Effect.

4.6 Financial Statements.

(a) True and correct copies of the Management Accounts have been made available to SPAC. As used herein, the term “Management Accounts” means the unaudited quarterly management accounts of the Company for the period beginning on December 31, 2025 and ending on March 31, 2026, comprising at least a profit and loss account and balance sheet (and, where available, cash flow statement), together with any related schedules and management reports customarily provided to the Company Board.

(b) The Management Accounts were prepared from the books and records of the Company as of the times and for the periods referred to therein. The profit and loss accounts included in the Management Accounts fairly present in all material respects the results of operations of the Company for the periods presented; provided, however, that the Management Accounts are subject to normal year-end audit adjustments and as may be indicated in the notes thereto.

(c) The Required Company Financial Statements shall (i) be prepared from the books and records of the Company or the Group Companies as of the times and for the periods referred to therein, (ii) be prepared in accordance with GAAP, consistently applied throughout and among the periods involved, and (iii) fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of the operations and cash flows of the Company for the periods indicated.

(d) Each Group Company maintains books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that are in accordance with applicable Law and provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of such Group Company and to maintain accountability for such Group Company’s assets, (iii) access to such Group Company’s assets is permitted only in accordance with management’s authorization, and (iv) adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a timely basis. All of the financial books and records of the Group Companies are complete and accurate in all material respects and have been maintained in the ordinary course of business, consistent with past practice and in accordance with applicable Laws. No Group Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Group Company. Since the incorporation of the Company, no Group Company (or, to the knowledge of the Company, any of its Representatives acting on behalf of the Company) in each case, has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Group Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Group Company has engaged in questionable accounting or auditing practices.

(e) Except as set forth on Section 4.6(e) of the Company Disclosure Schedules, no Group Company is subject to any material Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), except for those (i) that will be reflected or reserved on or provided for in the balance sheet contained in the Required Company Financial Statements, (ii) that are not material and were incurred after March 31, 2026 in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law), or (iii) arising under this Agreement or the other Ancillary Documents and/or the performance by the Group Companies of their respective obligations hereunder and thereunder.

4.7 Absence of Certain Changes. Except as set forth on Section 4.7 of the Company Disclosure Schedules or for actions expressly contemplated by this Agreement, each Group Company, since September 16, 2024, (a) has conducted its business only in the ordinary course of business consistent with past practice, (b) has not been subject to a Company Material Adverse Effect; and (c) has not taken any action or committed or agreed to take any action that would be prohibited by 7.1(b)(i), 7.1(b)(iv), 7.1(b)(ix), 7.1(b)(xii) or 7.1(b)(xv) if such action were taken during the Interim Period without the consent of SPAC.

4.8 Compliance with Laws. Except as set forth on Section 4.8 of the Company Disclosure Schedules and where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, or the ability of the Company to perform on a timely basis its obligations under this Agreement or the Ancillary Documents to which it is or required to be a party or otherwise bound, each Group Company is and, since the incorporation of the Company has been, in compliance with, and not in conflict, default or violation of, any applicable Laws, and no Group Company has received, since the incorporation of the Company, any written or, to the knowledge of the Company, oral notice of any conflict or non-compliance with, or default or violation of, any applicable Laws by which it is or was bound, in each case, that would be material to the Group Companies, taken as a whole.

4.9 Regulatory Compliance.

(a) Section 4.9(a) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a complete and correct list of all material Regulatory Permits held by the Group Companies that are necessary for the Group Companies to conduct the Business as currently conducted. The Group Companies and the Company Products are, and since the incorporation of the Company have been, in compliance in all material respects with all Regulatory Permits, and to the knowledge of the Company, no event or circumstance has occurred which (with or without due notice or lapse of time or both) would reasonably be expected to result in the failure of a Group Company to be in compliance in all material respects with the terms of any such Regulatory Permit. To the knowledge of the Company, (i) no Governmental Authority is considering limiting, suspending or revoking any Regulatory Permit and (ii) each third party that is a manufacturer, contractor, service provider or agent for the Group Companies is in compliance in all material respects with all Regulatory Permits required by applicable Healthcare Laws insofar as they reasonably pertain to the Company Products.

(b) Except as set forth in Section 4.9(b) on the Company Disclosure Schedules, the Group Companies are, and since the incorporation of the Company has been, in material compliance with all Healthcare Laws. As of the date of this Agreement, there is, and there has been, no material Proceeding against any Group Company related to compliance with Healthcare Laws, and to the knowledge of the Company, no such Proceedings are threatened in writing. To the Company’s knowledge, the Group Companies do not have any Liability for failure to comply with any Healthcare Laws.

(c) All Company Products are being developed, tested, investigated, manufactured, prepared, packaged, labeled, distributed and otherwise Exploited in compliance in all material respects with all applicable Healthcare Laws.

(d) All of the studies, tests, pre-clinical and clinical trials of any Company Product conducted by or on behalf of the Group Companies are being and have been conducted in all material respects in accordance with all applicable clinical trial protocols, informed consents and applicable Healthcare Laws, including requirements and Laws of the FDA, the EMA, the MHRA and any comparable Governmental Authority. The Company is not subject to any enforcement, regulatory or administrative proceedings regarding alleged non-compliance with any Healthcare Laws and, to the Company’s knowledge, no such material enforcement, regulatory or administrative proceeding has been threatened in writing.

(e) To the knowledge of the Company, as of the date of this Agreement and since the incorporation of the Company, no Group Company, nor any clinical trial site conducting a clinical trial sponsored by any Group Company, has undergone any Governmental Authority inspection or investigation related to any Company Product or any clinical trial sponsored by any Group Company. Except as disclosed in Section 4.9(e) of the Company Disclosure Schedules, neither the FDA, the EMA, the MHRA or any other Governmental Authority, nor any institutional review board or ethics committee, has sent any written notices or other written correspondence with respect to any proposed, ongoing or completed studies, tests, pre-

clinical or clinical trials of any Company Product sponsored or conducted or being sponsored or conducted by or on behalf of any Group Company, placing a “clinical hold” or requiring the termination, suspension, investigation or material adverse modification of such studies, tests or trials and, to the knowledge of Company, there are no pending actions by any Governmental Authority under any Healthcare Laws against or affecting any Group Company or with respect to any Company Product.

(f) Since the incorporation of the Company, the Group Companies have not distributed any Company Products that were upon their shipment by any Group Company adulterated or misbranded in violation of 21 U.S.C. § 331 or any other Governmental Authority’s jurisdiction. No Company Products have been seized, withdrawn, recalled, detained or subject to a suspension (other than in the ordinary course of business) of research, manufacturing or distribution, and, to the knowledge of the Company, there are no facts or circumstances reasonably likely to cause (i) the seizure, denial, withdrawal, recall, or detention, or public health notification or safety alert relating to any Company Product or (ii) a termination or suspension of research, clinical investigation, manufacturing or distributing of any Company Product, in either case, except as would not have a Company Material Adverse Effect. As of the date of this Agreement, there are no Proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, revocation, suspension, import detention or seizure of any Company Product or, to the Company’s knowledge, threatened in writing against the Group Companies, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(g) Neither the Group Companies nor any of its directors, managers, officers, nor to the knowledge of the Company, individual independent contractors, including clinical trial investigators, coordinators, or monitors (i) have been excluded or debarred from any federal or applicable foreign healthcare program (including Medicare or Medicaid) and/or any other healthcare program or reimbursement agreement or (ii) have received notice from the FDA, the EMA, the MHRA, any other Governmental Authority and/or any health insurance institution with respect to debarment, disqualification or restriction. None of the Group Companies nor any of their officers, directors or managers, nor to the knowledge of the Company, agents or contractors, have been convicted of any crime or engaged in any conduct for which (A) debarment is mandated or permitted by 21 U.S.C. § 335a or any analogous Law or (B) such Person could be excluded from participating in any federal or applicable foreign healthcare program under Section 1128 of the Social Security Act or any similar Law. No officer and, to the knowledge of the Company, no other employee or agent of any Group Company has (x) made any untrue statement of material fact or fraudulent statement to the FDA, the EMA, the MHRA or any other Governmental Authority; (y) failed to disclose a material fact required to be disclosed to the FDA, the EMA, the MHRA or any other Governmental Authority; or (z) committed an act, made a statement or failed to make a statement that would reasonably be expected to provide the basis for the FDA, the EMA, the MHRA or any other Governmental Authority to refuse to grant a Regulatory Permit for any Company Product.

(h) There have been no Proceedings or Orders since the incorporation of the Company, and no such Proceedings are pending or, to the Company’s knowledge, threatened in writing against any Group Company, related to compliance with Healthcare Laws, product liability for the Company Products or the Group Company’s services.

(i) Since the incorporation of the Company, no Group Company nor any of its respective officers, directors, managers, nor to the knowledge of the Company agents or contractors has made an untrue statement of material fact or fraudulent statement to any Governmental Authority with respect to any Company Product, or failed to disclose a material fact required under applicable Healthcare Laws to be disclosed to any Governmental Authority with respect to any Company Product, or committed any other act, made any statement or failed to make any statement that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy or any other Governmental Authority to invoke any equivalent policy. No Group Company is the subject of any pending or, to the knowledge of Company, threatened investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy or by any other Governmental Authority pursuant to equivalent laws.

4.10 Litigation. Except as described on Section 4.10 of the Company Disclosure Schedules, as of the date of this Agreement, there is no (a) Action of any nature currently pending or, to the knowledge of the Company, threatened (and no such Action has been brought or, to the Company’s knowledge, threatened ), or (b) Order now pending or outstanding or that was rendered by a Governmental Authority, in either case as described in clauses (a) or (b) by or against any Group Company, its current or, to the knowledge of the Company, former directors, officers or equity holders in their capacity as such, its business, equity securities or assets, in each case, except as would not reasonably be expected to have a Material Adverse Effect on the Group Companies. The items listed on Section 4.10 of the Company Disclosure Schedules, if finally determined adverse to the Group Companies, will not be material to the Group Companies, taken as a whole, or the ability of the Company to perform on a timely basis its obligations under this Agreement or the Ancillary Documents to which it is or required to be a party or otherwise bound. None of the current or, to the knowledge of the Company, former officers, senior management or directors of any Group Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud as it relates to the business of any Group Company, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, or the ability of the Company to perform on a timely basis its obligations under this Agreement or the Ancillary Documents to which it is or required to be a party or otherwise bound.

4.11 Material Contracts.

(a) Section 4.11(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of, and the Company has made available to SPAC, true, correct and complete copies of, each Contract to which (x) any Group Company is a party or by which any Group Company is bound or (y) any Affiliate of a Group Company is a party and that is related to the Business, in each case, as of the date hereof (each Contract required to be set forth on Section 4.11(a) of the Company Disclosure Schedules, a “Material Contract”) that is:

(i) any Contract relating to Indebtedness for borrowed money of any Group Company or to the placing of a Lien (other than any Permitted Lien) on any material assets or properties of any Group Company;

(ii) any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $1,000,000;

(iii) any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company;

(iv) any joint venture, profit-sharing, partnership, collaboration, co-promotion, consortium, commercialization or research or development Contract, or other similar Contract, or other Contract with respect to material Company Intellectual Property or related to the Product (other than Off-the-Shelf Software and non-exclusive licenses incidental to the provision or receipt of services in the ordinary course of business);

(v) (A) any In-bound License, including the Roche License Agreement, and (B) any Out-bound License;

(vi) any Contract under which a third party would be entitled to receive a license or have any other rights in Intellectual Property used in or related to the Product at or after the Closing (other than non-exclusive licenses incidental to the provision or receipt of services in the ordinary course of business);

(vii) any Contract that (A) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit the operations of SPAC or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation,” “best pricing” or similar provisions, obligations or restrictions, including any Contract under which the Company is required to deal exclusively with, or grant exclusive rights or rights of first refusal to, any customer, vendor, supplier, distributor, contractor or other Person, (C) includes any minimum purchase condition or like requirement, or (D) contains any other provisions restricting or purporting to restrict the ability of any Group Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential employee or customer, in each case, in any material respect or that would so limit or purports to limit SPAC or any of its Affiliates after the Closing;

(viii) any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of $1,000,000 annually;

(ix) any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of a Group Company;

(x) any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person;

(xi) any Contract with any Person (A) pursuant to which any Group Company (or SPAC or any of its Affiliates after the Closing) may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events or (B) under which any Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product or Company Owned IP (other than non-exclusive licenses incidental to the provision or receipt of services in the ordinary course of business);

(xii) any Contract (A) governing the terms of, or otherwise related to, the employment, engagement or services of any current director, manager, officer, employee, individual independent contractor or other service provider of a Group Company, or (B) providing for any Change of Control Payment of the type described in clause (a) of the definition thereof;

(xiii) any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which any Group Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(xiv) any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement, (B) with a Governmental Authority or (C) that imposes any material, non-monetary obligations on any Group Company (or SPAC or any of its Affiliates after the Closing);

(xv) any Contract that (A) is incapable of termination by the Company in accordance with its terms on 12 months’ notice or less or (B) is of a long-term nature (such that it is unlikely to have been fully performed, in accordance with its terms, more than 12 months after the date on which it was entered into); and

(xvi) any other Contract the performance of which requires either (A) annual payments to or from any Group Company in excess of $1,000,000 or (B) aggregate payments to or from any Group Company in excess of $1,000,000 and, in each case, that is not terminable by the applicable Group Company without penalty upon less than 30 days’ prior written notice.

(b) As of the date hereof, (i) each Material Contract is valid and binding on the Company or applicable Affiliate and, to the knowledge of the Company, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against the Company or such Affiliate and, to the Company’s knowledge, the counterparties thereto; (ii) none of the Company or applicable Affiliate or, to the knowledge of the Company, the counterparties thereto are in material breach of, or default under, any Material Contract; and (iii) no event has occurred that (with or without due notice or lapse of time or both) would result in a material breach of, or default under, any Material Contract by the Company or applicable Affiliate or, to the Company’s knowledge, the counterparties thereto. The Company has made available to SPAC true and complete copies of all Material Contracts in effect as of the date hereof.

(c) Without limiting the foregoing, as of the date of this Agreement: (i) the Roche License Agreement is in full force and effect; (ii) the Company is not in material breach of, or material default under, the Roche License Agreement, and, to the knowledge of the Company, no event has occurred that (with or without due notice or lapse of time or both) would constitute a material breach or default thereunder by the Company or give Roche the right to terminate, cancel, modify, suspend or accelerate any material right or obligation under the Roche License Agreement; and (iii) except for any Required Third Party Consent to be obtained pursuant to Section 7.4 in connection with the Transactions, no consent, approval or notification is required to be obtained from or provided to Roche in connection with this Agreement, the Ancillary Documents or the consummation of the Transactions.

4.12 Intellectual Property.

(a) Section 4.12(a)(i) of the Company Disclosure Schedules sets forth, as of the date hereof, a complete and accurate list and details of all registered and applied-for Intellectual Property owned or purported to be owned by a Group Company (“Company Registered IP”). Except as set forth on Section 4.12(a)(ii) of the Company Disclosure Schedules, the Group Companies exclusively own all Company Registered IP and all other Company Owned IP, free and clear of all Liens (other than Permitted Liens). All Company Registered IP is subsisting and, to the knowledge of the Company, all Company Registered IP (excluding applications for registration) are valid and enforceable. Except as set forth on Section 4.12(a)(iii) of the Company Disclosure Schedules, to the knowledge of the Company, no loss or expiration of any Company Registered IP or any other Company Owned IP is threatened or pending, except for any such Intellectual Property expiring at the end of its statutory term, and not as a result of any act or omission by any Group Company.

(b) The Group Companies either own, or have valid licenses or rights to use, all Intellectual Property required to carry on the Business as currently conducted and no Shareholder (including the Key Shareholder) or Affiliate of any Group Company owns, controls or otherwise possesses any Intellectual Property that is necessary for the Business as currently conducted; provided, that, the foregoing shall not be interpreted as a representation or warranty regarding the Infringement of Intellectual Property of a third party.

(c) The Company Owned IP, together with the Material Inbound Licenses, constitute all Intellectual Property necessary to operate the Business as currently conducted; provided, that, the foregoing shall not be interpreted as a representation and warranty regarding the Infringement of Intellectual Property of a third party. Each Group Company (i) has performed in all respects obligations imposed on it in the Company IP Licenses, (ii) has made all payments required to be paid by it under the applicable Company IP Licenses to date, and (iii) such Group Company is not in material breach or material default of any applicable Company IP License. None of the Group Companies has granted any exclusive license of Company Owned IP to any Person and the Company has not received written notice of any disputes under any Material Inbound License in the past two years. For the avoidance of doubt, the Material Inbound Licenses include the Roche License Agreement and all rights granted to the Company thereunder, and no Affiliate of any Group Company holds any concurrent or shared interest in the Roche License Agreement that would diminish or qualify the Group Companies’ (or SPAC’s after the Closing) rights thereunder.

(d) Except as set forth on Section 4.12(d) of the Company Disclosure Schedules, as at the date of this Agreement, no Action is pending or, to the Company’s knowledge, threatened in writing against a Group Company, that challenges the validity, enforceability or ownership of, or the Group Companies’ right to use, sell, exploit, license or sublicense, any Company Owned IP. During the past two years prior to the date of this Agreement, no Group Company has received any written, or to the knowledge of the Company, oral, notice or claim: (i) asserting that the Business activities of any Group Company have Infringed or are Infringing the Intellectual Property of any other Person; or (ii) claiming or demanding a right to be indemnified, defended, held harmless, or reimbursed by any Group Company with respect to any Infringement claim or Action. To the knowledge of the Company, no Company Product is currently Infringing, or has, in the past two years, Infringed any valid Intellectual Property of any other Person. There are no subsisting Orders to which any Group Company is a party that (A) restrict the rights of a Group Company to use, transfer, license or enforce any Company Owned IP in any material respect, (B) restrict the conduct of the Business of a Group Company in any material respect to accommodate a third party’s Intellectual Property, or (C) grant any third party any ownership or exclusive rights with respect to any Company Owned IP. To the Company’s knowledge, no third party is Infringing any Company Owned IP. During the past two years, no Group Company has notified any third party or otherwise alleged, in writing, that a third party is Infringing any Company Owned IP.

(e) All current and former founders, employees, consultants, independent contractors and services providers (including those engaged via a third party such as an employer of record) who created any material Intellectual Property in the course of their work or services for any Group Company (each, a “Contributor”) have executed a valid written agreement that assigned to a Group Company the Contributor’s right, title and interest in such Intellectual Property, and all such Intellectual Property constitutes Company Owned IP. To the knowledge of the Company, no Contributors have claimed any ownership interest in any Company Owned IP since the incorporation of the Company.

(f) Each Group Company has taken commercially reasonable steps designed to protect and maintain the secrecy and confidentiality of all material Trade Secrets included in the Company Owned IP or owned by any third party and for which a Group Company has a written confidentiality obligation. To the knowledge of the Company, such Trade Secrets have not been subject to unauthorized access by a third party.

(g) No funding, facilities or personnel of any Governmental Authority, university or research center were used, directly or indirectly, to develop, create or reduce to practice any Company Owned IP and no Governmental Authority, university, college or other educational institution, multi-national, bi-national or international organization, or research center has any ownership interest in or exclusive license to, or has the right to obtain any ownership interest in or exclusive license to (including no assignment, grant-back, license, march-in or other rights to), any Company Owned IP.

(h) The consummation of the Transactions will not, under any of the terms, conditions, or provisions of any Material Contract, (i) result in the creation of any Lien (other than a Permitted Lien) upon or, to the knowledge of the Company, give rise to any obligation on a Group Company to obtain any third party Consent or provide any notice to any Person with respect to any Company Owned IP or any other Intellectual Property used in and material to the Business by the Group Companies as currently conducted or (ii) trigger the release of, or create any obligation to release, source code for any Company Software.

(i) To the knowledge of the Company (i) no Group Company is in breach of any terms or conditions of any relevant licenses of Open Source Materials incorporated into any Company Products; and (ii) no Group Company has received any written claim from a third party, or has knowledge of any claim by a third party, that any Company Products incorporates, is integrated with, or, links to any Open Source Materials in such a manner that requires the Group Company to distribute any proprietary source code for such Company Product under the terms of a license to such Open Source Materials and, to the knowledge of the Company, there would be no reasonable basis for such a claim to be made by a third party.

(j) No source code for any material Company Software has been (or is required to be) delivered, licensed or made available to any escrow agent or other Person who is not an employee, contractor, consultant, agent or sub-contractor performing services solely for the benefit of a Group Company, and who is not subject to enforceable confidentiality obligations, in each case of the foregoing, by a Group Company.

(k) No Group Company has used, researched, developed or produced since the incorporation of the Company, nor is currently using, researching, developing or producing artificial intelligence (a) as a component of or in the development, deployment or provision of any of the Group Companies’ products or services, (b) for decisions concerning the profiling of a person, or (c) for any of the following purposes: (i) the identification or tracking of objects, people or events, (ii) advanced robotics; (iii) cyber security, or (iv) any other high risk purposes.

(l) No Affiliate of the Company (other than a Group Company) holds any right, title or interest in or to any Intellectual Property, Regulatory Approval or IND Application that is necessary for the Exploitation of the Product or the operation of the Business, other than as set forth on Section 4.12(l) of the Company Disclosure Schedules.

(m) Notwithstanding anything in this Agreement to the contrary, the representations and warranties contained in this Section 4.12 are the only representations and warranties being made by the Company in this Agreement relating to the Infringement of Intellectual Property.

4.13 IT Systems.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, the IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct the Business as currently conducted. None of the Group Companies has experienced, since the incorporation of the Company, any material disruption to, or material interruption in, the conduct of business attributable to a defect, bug, breakdown or other failure or deficiency of the IT Systems. Taken as a whole, the Group Companies have implemented and maintained measures to provide for the back-up and recovery of all data and information necessary to the conduct of the Business.

(b) To the Company’s knowledge and except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, none of the Company Software or IT Systems contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other malicious Software or device designed or intended to have any of the following functions: (i) disrupting, disabling, harming or otherwise materially impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such Software or device is stored or installed or (ii) damaging or destroying any data or file without the user’s consent.

(c) The Group Companies have taken commercially reasonable steps to maintain business continuity and disaster recovery plans that are designed to ensure that the IT Systems can be replaced, restored or substituted without material disruption to the operations of the Group Companies’ business as currently conducted.

4.14 Tax Matters. Except as set forth on Section 4.14 of the Company Disclosure Schedules:

(a) Each Group Company has or will have timely filed, or caused to be timely filed, income and all other material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects. Each Group Company has timely paid, or caused to be paid, all material Taxes required to be paid, other than such Taxes for which adequate reserves have been established in accordance with applicable accounting standards.

(b) Each Group Company has complied in all material respects with all applicable Tax Laws relating to withholding and remittance of all material amounts of Taxes and all material amounts of Taxes required by applicable Tax Laws to be withheld by a Group Company have been withheld and timely paid over to the appropriate Governmental Authority, including with respect to any amounts owing to or from any employee, officer, independent contractor, shareholder, creditor, or other third party.

(c) There are no material claims, assessments, enquiries, audits, examinations, investigations or other material actions pending or in progress against any Group Company of which any Group Company or the Shareholders has been notified, in respect of any material Tax, and no Group Company has been notified in writing of any material proposed Tax claims, enquiries or assessments against any Group Company. No Group Company has paid any material penalty, fine, surcharge or interest charged by virtue of any applicable Tax Laws.

(d) There are no material Liens with respect to any Taxes upon any Group Company’s assets, other than Permitted Liens. No Group Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes other than resulting from extensions of time to file Tax Returns obtained in the ordinary course of business. There are no outstanding requests by any Group Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due in any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business. No written claim has been made by any Governmental Authority which remains outstanding where a Group Company does not file a Tax Return that it is or may be subject to taxation in that jurisdiction with respect to Taxes that would be the subject of such Tax Return.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), written rulings, clearances or similar agreements have been entered into with or issued by any Governmental Authority with respect to a Group Company which agreement, clearance or ruling would be effective after the Closing and could reasonably be expected to have a material effect on the Tax treatment of any Group Company after the Closing.

(f) No Group Company has, or has ever had, a permanent establishment, branch or representative office in any country other than the country of its incorporation or organization. No Group Company conducts or has ever conducted a “United States trade or business” for United States federal income tax purposes.

(g) No Group Company has been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than one where Group Companies are the only members. No Group Company has any material Liability for the Taxes of another Person (other than another Group Company) (i) under Treasury Regulation Section 1.1502-6 or any analogous or similar provision of state, local or non-U.S. Law or (ii) as a transferee or successor or by contract (other than those entered into in the ordinary course of business the principal purpose of which is not Tax), and no Group Company is a party to or bound by any other Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar agreement with respect to Taxes (including closing agreement or other similar agreement relating to Taxes with any Governmental Authority).

(h) Each Group Company is, where it ought to have been so registered, a duly registered taxable person (on a standalone basis and not as a member of a VAT group) for the purposes of value added tax (or other equivalent sales or similar Tax in any jurisdiction). Section 4.14 of the Company Disclosure Schedules contains details of the basis on which the supplies of each Group Company are classified for the purposes of value added tax (or other equivalent sales or similar Tax in any jurisdiction). No Group Company is, or has been, wholly or partly exempt for VAT purposes.

(i) All documents to which a Group Company is a party and which are required to: (i) establish the title of any Group Company to any material asset; or (ii) enforce any rights of any Group Company, and in respect of which any stamp duty, registration, transfer or other similar tax is payable (whether as a condition to the validity, registrability or otherwise), have been duly stamped or such stamp, registration, transfer or similar tax has been paid in respect of such documents.

(j) No Group Company has been a party to, since the incorporation of the Company, any transaction that was intended to qualify under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code).

(k) As of the date hereof, no Group Company is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code.

(l) No Group Company has been a party to a transaction that is or is substantially similar to a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax law. No Group Company has been a party to any scheme, transaction or arrangement within the scope of Directive 2011/16/EU (as amended by Directive (EU) 2018/822) (“DAC6”) or the OECD Mandatory Disclosure Rules (“MDR”) that has been, or is required to be, disclosed under any Law implementing DAC6 or MDR.

(m) No Group Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any (i) installment sale or other open transaction disposition made on or prior to the Closing, (ii) the use of an improper method of accounting for any taxable period (or portion thereof) ending on or prior to the Closing, (iii) any “closing agreement” as described in Section 7121 of the Code (or any comparable, analogous or similar provision under any state, local or foreign Tax law) executed prior to the Closing or (iv) any prepaid amount or deferred revenue received or accrued (other than in the ordinary course of business consistent with past practice) on or prior to the Closing.

(n) Neither the allotment nor the issuance of any Company Series A Shares has resulted in, nor will the signing of this Agreement or the Share Acquisition result in, any income, profit or gain accruing or being deemed to accrue to any Group Company for Tax purposes, including for the purposes of section 179 of the U.K. Taxation Chargeable Gains Act 1992 or section 780 of the U.K. Corporation Tax Act 2009. No liability to Tax has arisen or will arise to any Group Company as a result of or in connection with the Pre-Closing Reorganization.

(o) No individual who is, or has previously been, engaged by any Group Company as a consultant, contractor, or freelancer (or who otherwise provides or has provided services to a Group Company), whether directly or through a personal services company or other intermediary, or who provides or has previously provided services to a Group Company through an employment agency or business: (i) has been or should have been engaged or treated (including for Tax purposes) as an employee or worker of a Group Company and no such individual nor any Tax Authority has brought or intimated any claim or action against a Group Company on this basis and nor is any such claim pending, anticipated, or threatened; or (ii) has been engaged in circumstances falling within Chapter 8 or Chapter 10, Part 2 of ITEPA (or any analogous or similar provision of non-U.K. Law) such that a Group Company has been, may be, or could become liable to account for income tax or to collect or account for any National Insurance contributions (or other payroll or social security Taxes) in respect of such individual.

(p) No person has acquired a right to acquire shares or securities, or has acquired any shares or securities, which in either case may give rise to a liability in respect of income tax or U.K. National Insurance contributions (or other payroll or social security Taxes) on a Group Company upon the exercise or disposal of that right or upon the acquisition or disposal of those shares or securities.

(q) No Group Company has ever made any claim for relief for expenditure on research and development under any tax credit, payment, grant or other regime in any jurisdiction, including pursuant to the provisions of Part 13 of the U.K. Corporation Tax Act 2009.

(r) No payments or loans have been made to, no assets have been made available or transferred to, and no assets have been earmarked for the benefit of, any employee or former employee (or any person connected with such employee or former employee) of any Group Company by any employee benefit trust or other third party, falling within the provisions of Part 7A of ITEPA (or any similar law in any other jurisdiction), and there is no trust or arrangement in existence that is capable of conferring any such benefit. All transactions or arrangements made or entered into by any Group Company have been made on arm’s length terms. No Group Company is or has been involved in any correspondence, enquiry or dispute or received any notice in any jurisdiction concerning the adjustment of profits of associated enterprises for Tax purposes.

(s) No Group Company is, or has been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. No Group Company has made an election under Section 897(i) of the Code. No Group Company holds any United States real property interests within the meaning of Section 897(c) of the Code.

(t) Neither the Group Companies nor the Shareholders has taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Documents that could reasonably be expected to prevent the consummation of the Domestication, Sponsor Share Conversion, or the Share Acquisition from qualifying for the Intended Tax Treatment. To the knowledge of Group Companies and the Shareholders, no facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the signing date by SPAC or any of its respective Affiliates, in each case not contemplated by this Agreement and/or any of the Ancillary Documents, that could reasonably be expected to prevent the Domestication, the Sponsor Share Conversion, or the Share Acquisition from qualifying for the Intended Tax Treatment.

4.15 Real PropertySection 4.15 of the Company Disclosure Schedules contains a complete and accurate list of all premises currently leased or subleased by a Group Company for the operation of the business of a Group Company (the “Properties”), and of all current leases, lease guarantees, agreements and material documents related thereto as of the date of this Agreement, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to SPAC a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable against the Group Company party thereto and, to the knowledge of the Company, each other party thereto, in accordance with their terms and are in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions). To the knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a material default on the part of a Group Company or any other party under any of the Company Real Property Leases, and no Group Company has received written notice of any such condition. No Group Company owns or has ever owned any real property or any interest in real property (other than leasehold interests in the Company Real Property Leases). Each Group Company has actual and exclusive occupation, and is entitled to such exclusive possession of each Property under the Company Real Property Leases free from any restriction or covenant which materially adversely affects the use of the Properties.

4.16 Personal Property. Except as set forth in Section 4.16 of the Company Disclosure Schedules, all items of Personal Property with a book value or fair market value of greater than $1,000,000 are in good operating condition and repair in all material respects (reasonable wear and tear excepted consistent with the age of such items), and are suitable in all material respects for their intended use in the Business. The operation of each Group Company’s business as it is now conducted or presently proposed to be conducted is not in any material respect dependent upon the right to use the Personal Property of Persons other than a Group Company, except for such Personal Property that is owned, leased or licensed by, or otherwise contracted to, a Group Company.

4.17 Title to and Sufficiency of Assets.

(a) Each Group Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets that are material to the Business, free and clear of all Liens other than (i) Permitted Liens and (ii) Liens set forth on Section 4.17 of the Company Disclosure Schedules.

(b) The assets (including contractual rights and Intellectual Property) of the Group Companies, constitute all of the material assets, rights and properties that are used or held for use in, or are otherwise necessary for, the Exploitation of the Product and the operation of the Business as currently conducted and as contemplated to be conducted. The assets of the Group Companies are adequate and sufficient in all material respects for the Exploitation of the Product and the operation of the Business as currently conducted and as contemplated to be conducted. The Group Companies own, or have valid and exclusive licenses or other rights to use, all assets, rights and properties (including all Intellectual Property, Regulatory Approvals, clinical data and clinical trial agreements) that are necessary to Exploit the Product and to operate the Business as currently conducted and as contemplated to be conducted, in each case free and clear of all Liens other than Permitted Liens. The foregoing shall not be interpreted as a representation or warranty regarding the Infringement of Intellectual Property of a third party.

(c) No material asset, right or property that is used in or necessary for the Exploitation of the Product or the operation of the Business (including any right, title or interest in or to any (i) Intellectual Property relating to the Product (other than any Licensed Intellectual Property), (ii) Regulatory Approvals, IND Applications, or marketing authorization applications relating to the Product, (iii) clinical data, study reports, regulatory correspondence or pharmacovigilance data relating to the Product, (iv) clinical trial agreements, CRO agreements or manufacturing or supply agreements relating to the Product, or (v) rights under the Roche License Agreement, but excluding, for clarity, any Intellectual Property in-licensed under the Roche License Agreement) are held by, or registered or recorded in the name of, any Person other than a Group Company, including the Key Shareholder or any Affiliate thereof.

4.18 Employee Matters.

(a) The Company has no, and has never had any, Employees.

(b) Each EOR Employee is engaged exclusively in the Business. No other Person other than the EOR Employees are (or have been) engaged to provide services to the Business in the six months preceding the date of this Agreement (other than the employees who are subject to Section 7.1(b)(ix) of the Company Disclosure Schedules).

(c) Each employer of record or professional employer organization who provides the services of the EOR Employees, has to the Company’s knowledge, at all times during such engagement possessed all licenses, registrations, approvals and/or authorizations required under applicable Laws in order to employ and make available to the Company each EOR Employee.

(d) No Group Company is a party to, or bound by, any labor agreement, collective bargaining agreement or other labor-related Contract, agreement or arrangement with any labor union, labor organization, staff association, works council, group of employees or other representative of any of the Employees, Consultants or EOR Employees of any Group Company, nor to the Knowledge of the Group Company have any of the Employees engaged in union organizing activity.

(e) Section 4.18(e) of the Company Disclosure Schedules sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or threatened between any Group Company and Employees, EOR Employees, Consultants or any Person providing services to a Group Company.

(f) No current officer or director of a Group Company has provided any Group Company written notice of his or her plan to terminate his or her employment with or engagement by any Group Company.

(g) Except as set forth in Section 4.18(g) of the Company Disclosure Schedules, each Group Company (i) is and has been in material compliance in all respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written notice that there is any pending Action involving unfair labor practices against a Group Company, (ii) is not delinquent in payments to any current or former Employees, EOR Employees, Consultants or individual independent contractors for any services or amounts required to be reimbursed or otherwise paid, except for any arrearages occurring in the ordinary course of business, (iii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iv) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees, EOR Employees, independent contractors or Consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no material Actions pending or, to the Knowledge of the Company, threatened against a Group Company brought by or on behalf of any applicant for employment, any current or former Employee, EOR Employee or Consultant, any Person alleging to be a current or former Employee, EOR Employee or Consultant, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment or consultancy relationship.

(h) To the Company’s knowledge, there have been no allegations, complaints, investigations or settlement agreements relating to sexual harassment or misconduct brought by, against, or relating to, any current or former officer, Employee, EOR Employee, worker, shareholder, agent, volunteer, director, Consultant or independent contractor of any Group Company.

(i) Each Consultant who is currently providing services to any Group Company, or who previously provided services to any Group Company, as an independent contractor or consultant (either in their individual capacity or via a third-party intermediary) is or was properly classified and properly treated as an independent contractor or consultant by such Group Company for all purposes. Each Consultant who is currently providing services to any Group Company through a third party service provider, or who previously provided services to any Group Company through a third party service provider, is not or was not an employee or worker of any Group Company. No Group Company has a single employer, joint employer, alter ego or similar relationship with any other company.

(j) Section 4.18(j) of the Company Disclosure Schedules contains a list of all service providers currently engaged in connection with the Business (including without limitation, all Employees, EOR Employees and Consultants), along with their position, the entity engaging such service provider, date of employment and/or engagement, notice period to terminate the employment and/or engagement and rate of remuneration. Each such service provider is a party to a written contract and has entered into customary covenants regarding confidentiality and assignment of intellectual property in such service provider’s Contract. For the purposes of applicable Law, all Consultants and independent contractors who are currently, or since the incorporation of the Company have been, engaged in connection with the Business are bona fide self-employed independent contractors and not employees of any Group Company. Each Consultant’s and independent contractor’s engagement is terminable without any obligation to pay severance or a termination fee.

(k) The Company has never been party to a Relevant Transfer and the Transactions contemplated by this Agreement shall not result in a Relevant Transfer for any purpose.

(l) As of immediately prior to the Closing Date, no Company Service Provider holds any outstanding rights of any kind to receive any Equity Security pursuant to the Oak Hill Bio Ltd Omnibus Share Option Plan or otherwise in respect of the Key Shareholder or any of its Affiliates.

4.19 Benefit Plans.

(a) Section 4.19(a) of the Company Disclosure Schedules sets forth a true, accurate and complete list of each Benefit Plan and separately identifies (i) each that is a Company Benefit Plan and the national jurisdiction where the Benefit Plan is maintained. Except as set forth on Section 4.19(a) of the Company Disclosure Schedules, no Group Company maintains or contributes to (or has an obligation to contribute to) or has or could have any liability to a defined benefit pension plan or any arrangement that provides welfare benefits beyond a termination of service other than as required by Section 4980B of the Code or similar Law. No Company Benefit Plan is a defined benefit pension plan.

(b) With respect to each Benefit Plan, the Company has made available to SPAC accurate and complete copies of the current plan documents and, as applicable, the instruments establishing any funding vehicle and three most recent financial statements thereof, the three most recently prepared actuarial reports and all material communications in the past three years with any Governmental Authority concerning any matter that is still pending or for which a Group Company could have any Liability.

(c) With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms and the requirements of all applicable Laws, and has been maintained, where required, in good standing in all material respects with applicable regulatory authorities and Governmental Authorities; (ii) no breach of fiduciary duty that would result in material Liability to any Group Company has occurred; (iii) no Action that would result in a material Liability to the Group Companies is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); and (iv) all contributions, premiums and other payments (including any special contribution, interest or penalty) required to be made with respect to a Company Benefit Plan have been timely made. No Group Company has incurred any material obligation in connection with the termination of, or withdrawal from, any Company Benefit Plan.

(d) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transactions will, individually or in combination with the occurrence of any other event (whether contingent or otherwise), (i) result in any payment or benefit (including severance, change of control payment, golden parachute, bonus, or otherwise) becoming due or payable, or required to be provided, to any current or former Employee, EOR Employee, worker, Consultant, independent contractor, advisor, or other individual service provider of any Group Company, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former Employee, EOR Employee, worker, Consultant, independent contractor, advisor, or other individual service provider of any Group Company, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, (iv) increase the amount of compensation due to any current or former Employee, EOR Employee, worker, Consultant, independent contractor, advisor, or other individual service provider of any Group Company; (v) terminate the employment or engagement or cause the employment or engagement of any current Employee, EOR Employee, worker, Consultant, independent contractor, advisor, or other individual service provider of any Group Company to be terminated; (vi) permit any current Employee, EOR Employee, worker, Consultant, independent contractor, advisor, or other individual service provider of any Group Company to treat themselves as dismissed or otherwise released from any obligation to any Group Company; (vii) result in the forgiveness in whole or in part of any outstanding loans made by any Group Company; or (viii) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” within the meaning of Section 280G of the Code.

(e) Since incorporation, no Group Company has ever contributed towards, nor participated in, any pension scheme, and has no liability in respect of any pension scheme or for any failure to comply with any applicable law in respect of pension obligations.

4.20 Environmental Matters. Except as set forth in Section 4.20 of the Company Disclosure Schedules:

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, each Group Company is in compliance with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all material Permits required for its business and operations by Environmental Laws, and no Action is pending or, to the knowledge of the Company, threatened to revoke, modify in any material respect, or terminate any such Permit.

(b) To the knowledge of the Company, there is no investigation by any Governmental Authority of the business, operations, or currently owned, operated, or leased property of a Group Company pending or threatened in writing that could reasonably be expected to result in a Group Company incurring material Liabilities arising under or relating to any Environmental Laws or Hazardous Materials, including any obligation to investigate, remediate or monitor any contamination of any kind.

4.21 Transactions with Related Persons. Except as set forth on Section 4.21 of the Company Disclosure Schedules, no Shareholder nor any officer or director of a Group Company or any of their respective Affiliates, nor any immediate family member of any of the foregoing (each of the foregoing, a “Related Person”) is presently, or since the incorporation of the Company, has been, a party to any transaction with a Group Company (in each case, other than pursuant to a Company Benefit Plan or any Contract with respect to such Person’s status as a holder of equity of any Group Company), including any Contract (a) providing for the furnishing of services by (other than as officers, directors or employees of the Group Company), (b) providing for the rental of real property or Personal Property from, or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Group Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has a position as an officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect ownership interest (other than the ownership of securities representing no more than two percent of the outstanding voting power or economic interest of a publicly traded company), in each case, other than any Ancillary Document. Except as set forth on Section 4.21 of the Company Disclosure Schedules, or as contemplated by or provided for in any Ancillary Document, no Group Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Group Company. Except as set forth on Section 4.21 of the Company Disclosure Schedules, or as contemplated by or provided for in any Ancillary Document, the assets of the Group Companies do not include any material receivable or other material obligation from a Related Person, and the Liabilities of the Group Companies do not include any material payable or other material obligation or commitment to any Related Person.

4.22 Insurance. Section 4.22 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to SPAC. As of the date of this Agreement, no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

4.23 Data Protection and Cybersecurity.

(a) For the purposes of this Section 4.23, the terms “controller,” “data subject,” “personal data,” “personal data breach,” “processor,” “processing” (and its cognates), and “special categories of personal data” shall have the meaning given to them in the UK GDPR.

(b) Each Group Company has since the incorporation of the Company and currently complies in all material respects with all Data Protection Laws. As required to comply in all material respects with Data Protection Laws, each Group Company has (i) implemented and maintains appropriate policies, notices, logs, and procedures in relation to the processing and transfer of personal data and carried out regular staff training, testing, audits or other mechanisms designed to ensure and monitor compliance with such policies and procedures to demonstrate compliance, (ii) maintained and keeps up-to-date records of all its personal data processing activities, (iii) issued materially compliant processing notices to the relevant data subjects, (iv) obtained all appropriate consents, approvals and/or authorizations to process and transfer such personal data, including in relation to the placement of cookies or similar technologies on the devices of users of each Group Company’s website.

(c) Each Group Company has implemented and maintains reasonable and appropriate technical and organizational measures designed to protect personal data (including with respect to its accuracy, availability, confidentiality, and integrity) and other data relating to the Business against personal data breaches and cybersecurity incidents.

(d) Since the incorporation of the Company, to the Company’s Knowledge, no Group Company has (i) suffered, or has discovered, any personal data breach, security breach, or intrusion into any IT System, (ii) been subject to any actual, pending, or threatened investigations, written notices, or written requests from any Governmental Authority in relation to their data processing or cybersecurity activities, and (iii) received in writing any actual, pending, or threatened claims from individuals alleging any breach of, or exercising their rights under, Data Protection Laws, except where such a claim would not be reasonably likely to be material to the Group Companies, taken as a whole.

(e) In respect of all Personal Information processed by or on behalf of any Group Company, the Company: (i) has made all necessary registrations in accordance with Data Protection Laws; (ii) has complied, and at all relevant times complies, with the Data Protection Laws in all material respects including by (A) making available, or ensuring that a third party has made available, to subjects whose Personal Information the Company processes all privacy notices and other transparency information required for the Company to process that Personal Information, (B) having sufficient rights, and valid and documented lawful bases, where and as required by applicable Data Protection Laws, required for the Company to process Personal Information, (C) having, and keeping evidence of, all consents from subjects required, or relied upon, for the Company to process Personal Information, and (D) having carried out and maintained records of data protection impact assessments required by Data Protection Laws; (iii) complies, and has at all relevant times complied, with its obligations under the Roche License Agreement and the Data Sharing Agreement attached thereto with respect to processing of Personal Information; and (iv) has complied in accordance with Data Protection Laws with all requests from subjects to exercise their rights, and no such requests relating to Personal Information have been received in connection with the Roche License Agreement.

(f) In respect of Shared Data (as defined in the Data Sharing Agreement attached to the Roche License Agreement), the Company has ensured that: (i) all subjects whose Personal Information is comprised therein have been provided with all privacy notices and other transparency information required for the Company to receive such Shared Data and further process such Shared Data in the conduct of the Business; (ii) the Company has established and documented a valid lawful basis (as and where required by applicable Data Protection Laws) for the Company to receive such Shared Data and further process such Shared Data in the conduct of the Business; and (iii) it has, or has valid and enforceable rights under the Roche License Agreement to obtain from Roche, all consents (including documented evidence thereof) from subjects required, or relied upon, for the Company to receive such Shared Data and further process such Shared Data in the conduct of the Business.

4.24 Certain Business Practices.

(a) In the past five years, no Group Company, nor any of their respective directors or employees (or, to the Company’s knowledge, any other Representative) acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made or offered to make any unlawful payment or provided or offered to provide anything of value to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or any other applicable local or foreign anti-corruption or bribery Law, or (iii) made any other unlawful payment. In the past five years, no Group Company, nor any of their respective directors or employees (or, to the Company’s knowledge, any other Representative) acting on their behalf has directly or knowingly indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Group Company or assist any Group Company in connection with any actual or proposed transaction. No Action involving a Group Company with respect to any of the foregoing is pending or, to the knowledge of the Company, threatened.

(b) Except as set forth on Section 4.24(b) of the Company Disclosure Schedules, the operations of each Group Company are and have been conducted at all times and in all material respects in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority that have jurisdiction over the Group Companies, and no Action involving a Group Company with respect to any of the foregoing is pending or, to the knowledge of the Company, threatened.

(c) No Group Company or any of their respective directors, officers, employees, or, to the knowledge of the Company, any other Representative acting on behalf of a Group Company is currently a Sanctioned Party. No Group Company has, since April 24, 2019, directly or indirectly engaged in any dealings with Sanctioned Parties or otherwise in violation of Sanctions, nor has any Group Company directly or, knowingly, indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Company Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Sanctioned Country or for any Sanctioned Party in violation of Sanctions. No Action involving a Group Company with respect to any of the Sanctions or export control Laws is pending or, to the knowledge of the Company, threatened.

4.25 OISP.

(a) The Company either is (i) not a “person of a country of concern”; or (ii) not engaged in any “covered activity,” as these terms are defined in 31 C.F.R. Part 850, as implemented or revised from time to time (the “Outbound Investment Security Program”).

(b) The Company has no intention of becoming a “person of a country of concern” that engages in any “covered activity.”

(c) The Company is not, and does not intend to become, a person that directly or indirectly holds a board seat or a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any “covered foreign person” as defined in the Outbound Investment Security Program.

4.26 CFIUS. The Company does not (a) produce, design, test, manufacture, fabricate, or develop one or more “critical technologies” within the meaning of Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) own, operate, maintain, manufacture, supply or service “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) maintain or collect, directly or indirectly, “sensitive personal data” of U.S. citizens within the meaning of the DPA.

4.27 Transactions with Affiliates. Section 4.27 of the Company Disclosure Schedules sets forth all Contracts between (a) any Group Company or the Key Shareholder, on the one hand, and (b) any officer, director, employee, service provider, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company) or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with (including benefit plans and other ordinary course compensation from) any of the Group Companies entered into in the ordinary course of business, (ii) Contracts with respect to a Company Shareholder’s status as a holder of Equity Securities of the Company and (iii) Contracts entered into after the date of this Agreement that are permitted pursuant to Section 7.1. No Company Related Party (A) owns any interest in any material asset used in any Group Company’s business, or (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, vendor, partner, customer, lessor or other material business relation of any Group Company, (C) is a supplier, vendor, (D) owes any material amount to, or is owed any material amount by, any Group Company (other than accrued compensation, employee benefits, employee or director expense reimbursement, in each case, in the ordinary course of business). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.27 are referred to herein as “Company Related Party Transactions”.

4.28 Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.28 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies has any obligation.

4.29 Investment Company Act. No Group Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act.

4.30 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing SPAC Holders or at the time of the SPAC Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.31 Investigation; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, SPAC and (ii) it has been furnished with or given access to such documents and information about SPAC and its businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 6 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of SPAC, any SPAC Non-Party Affiliate or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 6 and in the Ancillary Documents to which it is or will be a party, none of SPAC, any SPAC Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

4.32 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SPAC OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, NONE OF THE COMPANY, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO SPAC, OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY SPAC OR SPAC NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY GROUP COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY SPAC OR SPAC NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder, severally and not jointly, on its own behalf and not on behalf of any other Shareholder, represents and warrants to SPAC, in each case, as of the date of this Agreement and as of the Closing Date, as follows:

5.1 Authority.

(a) Such Shareholder has all requisite power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions. If such Shareholder is an entity, the execution, delivery and performance by such Shareholder of this Agreement and each Ancillary Document to which it is or is required to be a party, and the consummation of the Transactions, have been duly and validly authorized by all necessary action on the part of such Shareholder, and no other corporate or similar proceedings on the part of such Shareholder are necessary to authorize the execution and delivery of this Agreement or to consummate the Transactions. This Agreement has been, and each Ancillary Document to which such Shareholder is or is required to be a party shall be when delivered, duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the Enforceability Exceptions.

(b) If such Shareholder is a natural person, such Shareholder has (i) full legal capacity and is not subject to any restriction of rights, (ii) the power and authority to enter into this Agreement and each Ancillary Document to which it is or is required to be a party and to perform its obligations hereunder and thereunder and to consummate the Transactions, and (iii) if and where relevant, no provision of his or her prenuptial agreement or civil partnership (or foreign equivalent) prevents or will prevent him or her, or otherwise restrain his or her capacity, to enter into and deliver this Agreement and the Ancillary Documents to which it is a party and to consummate the Transactions without requiring his or her spouse or partner to execute and deliver this Agreement or any such Ancillary Document.

5.2 Non-Contravention.

(a) The execution, delivery and performance of this Agreement and each Ancillary Document to which such Shareholder is or is required to be a party, and the consummation of the Transactions, do not and will not (i) if such Shareholder is an Entity, result in a violation or breach of any provision of the organizational documents of such Shareholder, (ii) assuming that all consents, approvals and authorizations contemplated by Section 5.2(b) have been obtained and all filings described therein have been made, conflict with, breach or violate any Law applicable to such Shareholder or by which its properties or assets are bound, or (iii) result in any breach or violation of or constitute a default (or an event which with or without due notice or lapse of time or both would become a default), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, or result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of such Shareholder pursuant to any Contracts to which such Shareholder is a party or by which such Shareholder or any of its properties or assets are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of such Shareholder to consummate the Transactions.

(b) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of such Shareholder with respect to its execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be a party, or the consummation of the Transactions, except for any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of such Shareholder to perform its obligations under this Agreement or to consummate the Transactions.

5.3 Litigation. As of the date of this Agreement, there is no (a) Action of any nature currently pending or, to the knowledge of such Shareholder, threatened against such Shareholder, or (b) Order now pending or outstanding or that was rendered by a Governmental Authority, in either case by or against such Shareholder, its directors, officers or equity holders in their capacity as such, or relating to the ownership or alleged ownership of any Company Shares held by such Shareholder, or to any right or alleged right of such Shareholder to receive any consideration as a result of or in connection with the execution, delivery or performance of this Agreement or the consummation of the Transactions, in each case, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of such Shareholder to perform its obligations under this Agreement or to consummate the Transactions.

5.4 Ownership and Title. Such Shareholder: (a) is the sole legal and beneficial owner of the Company Shares set forth opposite the name of such Shareholder in Schedule 1a; (b) has good, valid and marketable title to such Company Shares, free and clear of all Liens (other than restrictions on transfer imposed by the Company Organizational Documents or restrictions on transfer imposed by virtue of applicable securities Laws); (c) is not a party to or bound by any option, warrant, purchase right or other Contract that would require such Shareholder to sell, transfer or otherwise dispose of any Company Shares (other than this Agreement or the Company Organizational Documents to which such Shareholder is a party); (d) is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Company Shares (other than the Company Shareholders’ Agreement); and (e) except for the Company Shares set forth opposite such Shareholder’s name in Schedule 1a, does not own any other Equity Securities of the Company or any right to acquire any Equity Securities of the Company. Upon the Closing, such Shareholder shall deliver and transfer to SPAC good, valid and marketable title to its Company Shares, free and clear of all Liens (other than restrictions on transfer imposed by virtue of applicable securities Laws).

5.5 Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of such Shareholder for which any of the Group Companies or SPAC has any obligation.

5.6 Private Placement.

(a) Such Shareholder (i) is (a) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (b) an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) or (c) an “accredited investor” (within the meaning of Rule 501(a)(5) or (6) of Regulation D under the Securities Act), (ii) is acquiring the SPAC Common Shares only for its own account and not for the account of others, or if such Shareholder is acquiring the SPAC Common Shares, as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, an institutional accredited investor, or an “accredited investor” (within the meaning of Rule 501(a)(5) or (6) of Regulation D under the Securities Act) and such Shareholder has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, (iii) is not acquiring the SPAC Common Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, and (iv) is an “institutional account” as defined by FINRA Rule 4512(c). Shareholder is not an entity formed for the specific purpose of acquiring the SPAC Common Shares unless such newly formed entity is an entity in which all of the equity owners are accredited investors.

(b) Shareholder acknowledges and agrees that (A) the SPAC Common Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, (B) the offer and sale of the SPAC Common Shares have not been registered under the Securities Act and that the SPAC is not required to register the offer and sale of the SPAC Common Shares, and (C) the SPAC Common Shares will be “restricted securities” within the meaning of the Securities Act and may not be offered, resold, transferred, pledged or otherwise disposed of by Shareholder absent an effective registration statement under the Securities Act, except (i) to the SPAC or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and that any certificates or book-entry statements or instruments representing the SPAC Common Shares shall contain the restrictive legend set forth in Section 5.6(h). Shareholder acknowledges and agrees that the SPAC Common Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Shareholder may not be able to readily resell, transfer, offer, pledge or otherwise dispose of the SPAC Common Shares and may be required to bear the financial risk of an investment in the SPAC Common Shares for an indefinite period of time. Shareholder acknowledges and agrees that the SPAC Common Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), absent a change in law, receipt of regulatory no-action relief or an exemption, until at least one year from the Closing Date. Shareholder acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or other disposition of any of the SPAC Common Shares.

(c) Shareholder understands and agrees that Shareholder is acquiring the SPAC Common Shares directly from the SPAC. Shareholder further acknowledges that there have not been, and Shareholder hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Shareholder by the SPAC, any of their respective affiliates or control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the SPAC set forth in this Agreement. In making its decision to acquire the SPAC Common Shares, Shareholder has relied solely upon independent investigation made by Shareholder. Shareholder acknowledges and agrees that Shareholder has received or had access to, and had an adequate opportunity to review, such information as Shareholder deems necessary in order to make an investment decision with respect to the SPAC Common Shares, and made its own assessment and is satisfied concerning the relevant financial, tax, and other economic considerations relevant to Shareholder’s investment in the SPAC Common Shares. Shareholder represents and agrees that Shareholder and Shareholder’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as Shareholder and Shareholder’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the SPAC Common Shares. Without limiting the generality of the foregoing, Shareholder acknowledges that it has had an opportunity to review the SPAC SEC Reports.

(d) Shareholder became aware of this offering of the SPAC Common Shares solely by means of direct contact between Shareholder and the SPAC, or their respective representatives or affiliates, and the SPAC Common Shares was offered to Shareholder solely by direct contact between Shareholder and the SPAC, or their respective affiliates. Shareholder did not become aware of this offering of the SPAC Common Shares nor were the SPAC Common Shares offered to Shareholder, by any other means. Shareholder acknowledges that the SPAC represents and warrants that the SPAC Common Shares (i) was not offered by any form of general advertising or, to the Shareholder’s knowledge, general solicitation, including methods described in section 502(c) of Regulation D and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(e) Shareholder acknowledges that it is aware that there are substantial risks incident to the acquisition and ownership of the SPAC Common Shares, including those set forth in the SPAC SEC Reports. Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the SPAC Common Shares, and Shareholder has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Shareholder has considered necessary to make an informed investment decision. Shareholder is an institutional account as defined in FINRA Rule 4512(c), and/or is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities. Shareholder has determined based on its own independent review and such professional advice as it deems appropriate that its acquisition of the SPAC Common Shares (A) is fully consistent with its financial needs, objectives and condition, (B) complies and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (C) has been duly authorized and approved by all necessary action and (D) is a fit, proper and suitable investment, notwithstanding the substantial risks inherent in investing in or holding the SPAC Common Shares.

(f) Shareholder acknowledges that Shareholder shall be responsible for any of Shareholder’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that neither the SPAC nor any of their respective agents or affiliates has offered Shareholder any tax advice relating to Shareholder’s investment in the SPAC Common Shares, or made any representations, warranties or guarantees, whether written or oral, regarding the tax consequences of Shareholder’s investment in the SPAC Common Shares.

(g) Shareholder understands and agrees that no federal or state agency, securities commission or similar regulatory authority has passed upon or endorsed the merits of the offering of the SPAC Common Shares or made any findings or determination as to the fairness of this investment.

(h) Shareholder acknowledges and agrees that the certificate or book entry position representing the SPAC Common Shares, will bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THIS SECURITY MAY BE OFFERED,

RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE COMPANY, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE COMPANY MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”

5.7 Investigation; No Other Representations.

(a) Such Shareholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, SPAC and (ii) it has been furnished with or given access to such documents and information about SPAC and its businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, such Shareholder has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 6 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of SPAC, any SPAC Non-Party Affiliate or any other Person, either express or implied, and such Shareholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 6 and in the Ancillary Documents to which it is or will be a party, none of SPAC, any SPAC Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF SPAC

Except (a) as set forth on the SPAC Disclosure Schedules, or (b) except as set forth in any SPAC SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), SPAC hereby represents and warrants to the Company, in each case, as of the date of this Agreement and as of the Closing Date, as follows:

6.1 Organization and Qualification. SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

6.2 Authority.

(a) SPAC has the requisite exempted company, corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the SPAC Shareholder Approval, the execution and delivery of this Agreement, the Ancillary Documents to which SPAC is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary exempted company, corporate, limited liability company or other similar action on the part of SPAC. This Agreement has been and each Ancillary Document to which SPAC is or will be a party will be, upon execution thereof, duly and validly executed and delivered by SPAC and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of SPAC (assuming this Agreement has been and the Ancillary Documents to which SPAC is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against SPAC in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(b) At a meeting duly called and held, prior to the execution of this Agreement, the SPAC Board unanimously and duly adopted resolutions (a) determining that entry into this Agreement and the other Ancillary Documents to which SPAC is party, and the consummation of the transactions contemplated hereby and thereby, including the Transactions, are advisable and fair to, and in the best interest of, SPAC, (b) recommending to the SPAC Board that it approve this Agreement, such other Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, including the Transactions, and (c) resolving to make the SPAC Board Recommendation, which resolutions have not been subsequently withdrawn or modified in a manner adverse to the Company.

6.3 Non-Contravention.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of SPAC with respect to SPAC’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated by hereby or thereby, except for (i) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (ii) such filings with and approvals of Nasdaq to permit the SPAC Common Shares to be issued in connection with the transactions contemplated by this Agreement and the other Ancillary Documents to be listed on Nasdaq, (iii) such filings required in connection with the Domestication, (iv) the SPAC Shareholder Approval or (v) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a SPAC Material Adverse Effect.

(b) None of the execution or delivery by SPAC of this Agreement or any Ancillary Document to which it is or will be a party, the performance by SPAC of its obligations hereunder or thereunder or the consummation by SPAC of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the SPAC Organizational Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which SPAC is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any SPAC or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of SPAC, except in the case of any of clauses (ii) through (iv) above, as would not have a SPAC Material Adverse Effect.

6.4 Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 6.4 of the SPAC Disclosure Schedules (which fees shall be the sole responsibility of the SPAC), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SPAC or any of its Affiliates for which SPAC has any obligation.

6.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of SPAC expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing SPAC Holders or at the time of the SPAC Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 6.5, no representation or warranty is made by SPAC with respect to information or statements made or incorporated by reference in the Registration Statement / Proxy Statement that were not supplied by or on behalf of SPAC for use therein.

6.6 Capitalization.

(a) Section 6.6(a) of the SPAC Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding SPAC Shares prior to the consummation of the Domestication. All outstanding Equity Securities of SPAC (except to the extent such concepts are not applicable under the applicable Law of SPAC’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) prior to the consummation of the Domestication have been duly authorized and validly issued and are fully paid and non-assessable. Such Equity Securities (x) were not issued in violation of the SPAC Organizational Documents, (y) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the SPAC Organizational Documents) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person and (z) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, in each case under clause (y) and (x), in all material respects. Except for the SPAC Shares set forth on Section 6.6(a) of the SPAC Disclosure Schedules (taking into account, for the avoidance of doubt, any changes or adjustments to the SPAC Shares as a result of, or to give effect to, the Domestication), immediately prior to Closing and before giving effect to the PIPE Financing and the SPAC Redemption, there shall be no other Equity Securities of SPAC issued and outstanding.

(b) Immediately after the Closing, (i) 33,358,529 shares of SPAC Common Shares will be issued and outstanding (assuming that (v) no SPAC Redemptions are effected, (w) all PIPE Investors have collectively funded the PIPE Financing in full, (x) the Closing Consideration that is allocated to the Company Shares is 22,785,000 SPAC Common Shares, (y) all shares of SPAC Common Shares issuable as a result of, or in connection with, the Transactions have been issued out of the Exchange Fund by the Exchange Agent, and (z) no other Equity Securities of SPAC or the Company are issued or granted after the date hereof (including, for the avoidance of doubt, any Equity Securities granted under or issued in respect of the SPAC Incentive Equity Plan (or any awards thereunder) on the Closing Date)) and no shares of preferred stock or any other Equity Securities of SPAC will be issued and outstanding, in each case, (A) assuming that the Allocation Schedule is true and correct in all respects and otherwise in accordance with the requirements of Section 3.2 and the Company has complied in all respects with Section 3.2 and (B) other than the Equity Securities issued or granted with the prior written consent of the Company or any Equity Securities issued or granted after the Closing (including, for the avoidance of doubt, any Equity Securities granted under or issued in respect of the SPAC Incentive Equity Plan (or any awards thereunder) on the Closing Date), and (ii) all of the issued and outstanding SPAC Common Shares (A) will be duly authorized, validly issued, fully paid and nonassessable, (B) will have been issued in compliance in all material respects with applicable Law and (C) will not have been issued in breach or violation of any preemptive rights or Contract to which SPAC is a party or bound.

(c) Except as expressly contemplated by this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or as otherwise either permitted pursuant to Section 8.6 or issued, granted or entered into, as applicable, in accordance with Section 8.6, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts, in each case, that could require SPAC to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of SPAC.

(d) As of the date of this Agreement, SPAC has no Subsidiaries and does not own, directly or indirectly, any Equity Securities in any Person.

6.7 SEC Filings. SPAC has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “SPAC SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional SPAC SEC Reports”). Except to the extent available on the SEC’s website through EDGAR, SPAC has delivered to the Company copies in the form filed with the SEC of all SPAC SEC Reports, Additional SPAC SEC Reports and all certifications and statements required by Rules 13a-14 or 15d-14 under the Exchange Act and 18 U.S.C. §1350 (Section 906 of SOX) with respect to the SPAC SEC Reports and the Additional SPAC SEC Reports. Each of the SPAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional SPAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the SPAC SEC Reports or the Additional SPAC SEC Reports). As of their respective dates of filing, the SPAC SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Reports.

6.8 Trust Account. As of the date of this Agreement, SPAC has an amount in cash in the Trust Account equal to at least $75,000,000. Pursuant to that certain Investment Management Trust Agreement, dated as of May 19, 2026 (the “Trust Agreement”), between SPAC and Continental, as trustee (the “Trustee”), the funds held in the Trust Account are held in cash, including in demand deposit accounts at a bank, or invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect or, to SPAC’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing SPAC Holders who shall have elected to redeem their SPAC Shares pursuant to the SPAC Organizational Documents or (iii) if SPAC fails to complete a business combination within the allotted time period set forth in the SPAC Organizational Documents and liquidates the Trust Account, subject to the terms of the Trust Agreement, SPAC (in limited amounts to permit SPAC to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of SPAC) and then the Pre-Closing SPAC Holders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the SPAC Organizational Documents and the Trust Agreement. SPAC has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of SPAC, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. Since May 21, 2026, SPAC has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the Pre-Closing SPAC Holders who have elected to redeem their SPAC Shares pursuant to the SPAC Organizational Documents, each in accordance with the terms of and as set forth in the Trust Agreement, SPAC shall have no further obligation under either the Trust Agreement or the SPAC Organizational Documents to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

6.9 Transactions with Affiliates. Section 6.9 of the SPAC Disclosure Schedules sets forth all Contracts between (a) SPAC, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of either SPAC or the Sponsor, on the other hand (each Person identified in this clause (b), an “SPAC Related Party”), other than (i) Contracts with respect to a SPAC Related Party’s employment with, or the provision of services to, SPAC entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation) and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 8.1. Except as set forth on Section 6.9 of the SPAC Disclosure Schedules or as either permitted pursuant to Section 8.1, no SPAC Related Party (A) owns any interest in any material asset used in the business of SPAC, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor or lessee of SPAC or (C) owes any material amount to, or is owed any material amount by, SPAC.

6.10 Litigation. As of the date hereof, there is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to SPAC’s knowledge, threatened against or involving SPAC that, if adversely decided or resolved, would be material to SPAC, taken as a whole. None of SPAC nor any of its properties or assets is subject to any material Order. There are no material Proceedings by SPAC pending against any other Person. SPAC holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such consent or for such consent to be in full force and effect would not reasonably be expected to have a SPAC Material Adverse Effect.

6.11 Compliance with Applicable Law. SPAC is (and since its organization, incorporation or formation, as applicable, has been) in compliance with all applicable Laws, except as would not have a SPAC Material Adverse Effect and, as of the date hereof, SPAC has not received written notice alleging any violation of applicable Law in any material respect by SPAC.

6.12 Business Activities. Since its incorporation, SPAC has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business or similar combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature. Except as set forth in this Agreement or the Ancillary Documents, there is no Contract binding upon SPAC or to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing). Since its incorporation, there has not been any SPAC Material Adverse Effect.

6.13 Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of SPAC’s financial statements for external purposes in accordance with GAAP and (ii) SPAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to SPAC is made known to SPAC’s principal executive officer and principal financial officer by others within SPAC.

(b) SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) Since its initial public offering, SPAC has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding SPAC Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister SPAC Class A Shares or prohibit or terminate the listing of SPAC Class A Shares on Nasdaq. SPAC has not taken any action that is designed to terminate the registration of SPAC Class A Shares under the Exchange Act.

(d) The SPAC SEC Reports contain true and complete copies of the applicable SPAC Financial Statements. The SPAC Financial Statements (i) fairly present in all material respects the financial position of SPAC as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (iii) in the case of the audited SPAC Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) SPAC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for SPAC’s and its Subsidiaries’ assets. SPAC maintains and, for all periods covered by the SPAC Financial Statements, has maintained books and records of SPAC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of SPAC in all material respects.

(f) Since its incorporation, SPAC has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of SPAC to SPAC’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of SPAC to SPAC’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of SPAC who have a significant role in the internal controls over financial reporting of SPAC.

(g) There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC.

6.14 No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 6.14 of the SPAC Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (it being understood and agreed that the expected third parties that are, as of the date hereof, entitled to fees, expenses or other payments in connection with the matters described in this clause (b) shall be set forth on Section 6.14 of the SPAC Disclosure Schedules), (c) incurred in connection with or incident or related to SPAC’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, in each case, which are immaterial in nature, (d) that are incurred in connection with activities that are administrative or ministerial, in each case, which are immaterial in nature, (e) that are either permitted pursuant to Section 8.1 or (f) set forth or disclosed in the SPAC Financial Statements included in the SPAC SEC Reports, SPAC has no Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

6.15 Tax Matters.

(a) SPAC has prepared and timely filed all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true, correct and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and SPAC has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b) SPAC has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party.

(c) SPAC is not currently the subject of a Tax claim, assessment, audit, examination investigation, or other action with respect to material taxes. SPAC has not been informed in writing of the commencement or anticipated commencement of any Tax claim, assessment, audit, examination investigation, or other action that has not been resolved, in each case with respect to material Taxes.

(d) SPAC has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to material Taxes.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to SPAC which agreement or ruling would be effective after the Closing Date.

(f) SPAC is not and has not been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) SPAC is tax resident only in its jurisdiction of organization, incorporation or formation, as applicable. SPAC does not hold any United States real property interests within the meaning of Section 897(c) of the Code.

(h) There are no material Liens with respect to any Taxes upon any of SPAC’s assets, other than Permitted Liens. No written claim has been made by any Governmental Authority which remains outstanding where SPAC does not file a Tax Return that it is or may be subject to taxation in that jurisdiction with respect to Taxes that would be the subject of such Tax Return.

(i) SPAC has not ever had a permanent establishment, branch or representative office in any country other than the country of its organization.

(j) SPAC has not been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than one where Group Companies are the only members. SPAC does not have any material Liability for the Taxes of another Person (i) under Treasury Regulation Section 1.1502-6 or any analogous or similar provision of state, local or non-U.S. Law or (ii) as a transferee or successor or by contract (other than those entered into in the ordinary course of business the principal purpose of which is not Tax), and SPAC is not a party to or bound by any other Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar agreement with respect to Taxes (including closing agreement or other similar agreement relating to Taxes with any Governmental Authority).

(k) SPAC has not taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Documents that could reasonably be expected to prevent the consummation of the Domestication, Sponsor Share Conversion, or the Share Acquisition from qualifying for the Intended Tax Treatment. To the knowledge of SPAC, no facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the signing date by a Group Company or a Shareholder or any of their respective Affiliates in each case not contemplated by this Agreement and/or any of the Ancillary Documents, that could reasonably be expected to prevent the Domestication, Sponsor Share Conversion, or the Share Acquisition from qualifying for the Intended Tax Treatment.

6.16 Investigation; No Other Representations.

(a) SPAC, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, SPAC has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and Article 5 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company, any Company Non-Party Affiliate or any Shareholder or other Person, either express or implied, and SPAC, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and Article 5 and in the Ancillary Documents to which it is or will be a party, none of the Company, nor any Company Non-Party Affiliate, nor any Shareholder or other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

6.17 Material Contracts.

(a) Other than this Agreement and the Ancillary Documents or as set forth in the SPAC SEC Reports, there are no Contracts to which SPAC is a party or by which any of its properties or assets may be bound, subject or affected, which creates or imposes a Liability greater than $1,000,000 (each, a “SPAC Material Contract”). All SPAC Material Contracts have been made available to the Company other than those that are included in the SPAC SEC Reports.

(b) With respect to each SPAC Material Contract: as of the date hereof: (i) the SPAC Material Contract was entered into at arms’ length and in the ordinary course of business, (ii) the SPAC Material Contract is valid and binding in all material respects against SPAC and, to the Knowledge of SPAC, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions), (iii) SPAC is not in material breach or default in any material respect, and, to the Knowledge of SPAC, no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default in any material respect by SPAC, or permit termination or acceleration by the other party, under such SPAC Material Contract, and (iii) to the Knowledge of SPAC, no other party to any SPAC Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, under any SPAC Material Contract.

6.18 Compliance with International Trade & Anti-Corruption Laws.

(a) Neither the SPAC, nor, to SPAC’s knowledge, any of their Representatives, is currently a Sanctioned Party. Neither the SPAC, nor, to SPAC’s knowledge, any of their Representatives, since SPAC’s incorporation, has directly or indirectly engaged in any dealings with Sanctioned Parties or otherwise in violation of Sanctions. No Action involving the SPAC with respect to any of the Sanctions or export control Laws is pending or, to the knowledge of the SPAC, threatened.

(b) Since SPAC’s incorporation, neither SPAC nor, to SPAC’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate in violation of applicable anti-corruption laws, or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any applicable anti-corruption laws.

6.19 Fairness Opinion. The SPAC Board has received the opinion of Scalar, LLC to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Scalar, LLC as set forth therein, the Closing Consideration to be issued by the SPAC to the Company Shareholders pursuant to the Transactions is fair, from a financial point of view, to the unaffiliated holders of the SPAC’s Class A Ordinary Shares (other than (i) the Company and its affiliates, directors and officers, (ii) Sponsor and Sponsor’s affiliates, directors and officers, (iii) the Other Class B Shareholders, (iv) holders of SPAC Class A Shares who elect to redeem their shares prior to or in connection with the Transaction, and (v) the PIPE Investors and their affiliates) in their capacity as a holder of SPAC Class A Shares.

6.20 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 6 AND THE ANCILLARY DOCUMENTS, NONE OF SPAC NOR ANY OTHER PERSON MAKES, AND SPAC EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF SPAC THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF SPAC BY OR ON BEHALF OF THE MANAGEMENT OF SPAC OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 6 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF SPAC ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF SPAC NOR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 7

COVENANTS OF THE COMPANY AND SHAREHOLDERS

7.1 Conduct of Business.

(a) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 7.1(a) of the Company Disclosure Schedules, or as consented to in writing by SPAC (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate the Business in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document (including the issuance of the Company SAFEs pursuant to the Interim Financing), as required by applicable Law, as set forth on Section 7.1(b) of the Company Disclosure Schedules or as consented to in writing by SPAC (which consent shall not be unreasonably conditioned, withheld or delayed), not do any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase or redeem any outstanding Equity Securities of any Group Company, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company;

(ii) (A) merge, consolidate, combine or amalgamate any Group Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(iii) adopt any material amendments, supplements, restatements or modifications to the Company Organizational Documents or the Company Shareholders’ Agreement;

(iv) sell, assign, transfer, encumber, Lien, grant any sub-license under, or otherwise dispose of or deal with, any right, title or interest in or to (A) any Intellectual Property relating to the Product (other than non-exclusive licenses incidental to the provision or receipt of services in the ordinary course of business), (B) any Regulatory Approval, IND Application or other Regulatory Permits relating to the Product, or (C) the Roche License Agreement or any rights thereunder;

(v) (A) sell, assign, abandon, lease, exclusively license or otherwise dispose of any material assets or properties of the Group Companies, other than inventory or obsolete equipment in the ordinary course of business, or (B) subject any material assets or properties of the Group Companies to any Lien (other than any Permitted Liens);

(vi) transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, other than the issuance of Company Ordinary Shares upon the conversion of each of the Company SAFE(s) in accordance with its terms;

(vii) incur, create or assume any Indebtedness, other than ordinary course trade payables, or guarantee any Liability of any Person in excess of $1,000,000;

(viii) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries, and (B) the reimbursement of expenses of employees or advancements in the ordinary course of business;

(ix) other than as set forth in Section 7.1(b)(ix) of the Company Disclosure Schedules, (i) amend or modify in any material respect, adopt, enter into or terminate any Benefit Plan or any benefit or compensation plan, policy, program or Contract that would be a Benefit Plan if in effect as of the date of this Agreement, (ii) materially increase the compensation or benefits payable to any current or former director, manager, officer, Employee, EOR Employee, Consultant, individual independent contractor or other service provider of any Group Company, (iii) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment or benefit, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, Employee, EOR Employee, Consultant, individual independent contractor or other service provider of any Group Company or (iv) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, Employee, EOR Employee, Consultant, individual independent contractor or other service provider of any Group Company;

(x) make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(xi) enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the Group Companies in excess of $250,000 individually or $1,000,000, in the aggregate;

(xii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction (other than, for the avoidance of doubt, the transactions expressly contemplated by this Agreement) involving any Group Company;

(xiii) change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;

(xiv) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or any Ancillary Document;

(xv) make any Change of Control Payment;

(xvi) (A) amend, modify or terminate any Material Contract outside the ordinary course of business, (B) waive any material benefit or right under any Material Contract, or (C) enter into any Contract that would constitute a Material Contract had such Contract been effective prior to the date of this Agreement; or

(xvii) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 7.1(b).

Notwithstanding anything in this Section 7.1(b) or this Agreement to the contrary, (x) nothing set forth in this Agreement shall give SPAC, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing and (y) the Company may, without the consent of SPAC, re- designate the Company Series A Shares as Company Deferred Shares; provided that all Company Deferred Shares held by any Shareholder shall be aggregated and exchanged for one share of Company Ordinary Share no later than one Business Day prior to the Closing Date, in accordance with the terms of the Company Organizational Documents.

(c) During the Interim Period, the Key Shareholder shall not, and shall cause each of its Affiliates that holds any right, title or interest in any asset relating to the Product or the Business to, except as expressly contemplated by this Agreement or with the prior written consent of SPAC, take or agree to take any of the following actions:

(i) enter into any side letter, side agreement or other arrangement with Roche in connection with the Roche License Agreement;

(ii) sell, assign, transfer, encumber, Lien, grant any sub-license under, or otherwise dispose of or deal with, any right, title or interest in or to (A) any Intellectual Property relating to the Product (other than non-exclusive licenses incidental to the provision or receipt of services in the ordinary course of business), or (B) any Regulatory Approval, IND Application or other Regulatory Permits relating to the Product,

(iii) abandon, allow to lapse, fail to renew, or take any action (or fail to take any action that is required to prevent) the abandonment, lapse, invalidity, unenforceability or loss of any patent, patent application, supplementary protection certificate, trade secret or other material Intellectual Property held by the Key Shareholder or any Affiliate of the Key Shareholder and relating to the Product;

(iv) withdraw, amend, voluntarily cancel, allow to lapse or take any material adverse action with respect to any Regulatory Approval, IND Application or regulatory designation relating to the Product that is held in the name of the Key Shareholder or any Affiliate of the Key Shareholder, or submit any material correspondence to any Governmental Authority in connection with the Product, in each case, without the Company’s prior written consent;

(v) enter into any Contract with any Person relating primarily to the Product, the Business or any asset necessary for the Exploitation of the Product, or materially modify or terminate any such existing Contract; or

(vi) take any action, or omit to take any action, that would result in any asset, necessary for the Exploitation of the Product remaining outside the Group Companies following the Closing.

7.2 Access. During the Interim Period, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to SPAC and its Representatives during normal business hours reasonable access to the directors, officers, books and records and properties of the Group Companies (in a manner so as to not interfere with the normal business operations of the Group Companies) for the purpose of consummating the Transactions. Notwithstanding the foregoing, none of the Group Companies shall be required to provide, or cause to be provided, to SPAC or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause the other Group Companies to, use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company, on the one hand, and SPAC, any SPAC Non-Party Affiliate or any of their respect Representatives, on the other hand, are adverse parties in a litigation or other Proceeding and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law or Order.

7.3 Required Company Financial Statements.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall deliver to SPAC the Required Company Financial Statements for inclusion in the Registration Statement / Proxy Statement and any other filings to be made by SPAC with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document. All such financial statements, together with any audited or unaudited consolidated balance sheet and the related audited or unaudited consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit and cash flows of the Company as of and for a year-to-date period ended as of the end of a different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter) that is required to be included in the Registration Statement / Proxy Statement (A) will fairly present in all material respects the financial position of the Company as at the date thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year end audit adjustments and the absence of footnotes), (B) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditor, (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable) at the time of filing of the Registration Statement / Proxy Statement and at the time of effectiveness of the Registration Statement / Proxy Statement, as applicable, and (E) will be prepared from and accurately reflect the books and records of the Company.

(b) The Company shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Company, SPAC in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by SPAC with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

7.4 Pre-Closing Reorganization.

(a) Prior to the Closing, the Key Shareholder shall, and shall cause each of its Affiliates to, transfer, assign and deliver to the Company, free and clear of all Liens, all assets, rights and properties related to the Business or the Product in the possession or control of the Key Shareholder or such Affiliate (the “Pre-Closing Reorganization”), including: (i) any regulatory submissions, filings, correspondence, meeting minutes and agreements with any Governmental Authority relating to the Product; (ii) all clinical data, study reports, safety data, pharmacovigilance data and all other scientific, technical and medical information, know-how and data relating to the Product, whether in electronic, digital or physical form; (iii) all Contracts (other than a Shared Contract) currently held by, or entered into in the name of, the Key Shareholder or any of its Affiliates that is material to or necessary for the Exploitation of the Product or the conduct of the Business other than the Company on behalf of or for the benefit of the Company or the Business; and (iv) the assignment to the Company of all inventions or other material Intellectual Property related to the Business or the Product that has vested in Oak Hill Bio Holdings Ltd. or any of its Affiliates other than the Company. All out-of-pocket costs of the Pre-Closing Reorganization shall be borne by the Company. The Key Shareholder shall, and shall cause each of its Affiliates to, take all further actions and execute and deliver all further instruments and documents as are reasonably necessary to ensure that, as of the Closing Date, all material assets, rights and properties necessary for the Exploitation of the Product are owned or exclusively licensed by the Company, free and clear of all Liens other than Permitted Liens, and that no such material asset is held by any Person other than a Group Company.

(b) Section 7.4(b) of the Company Disclosure Schedules identifies all Contracts to which any Affiliate of the Key Shareholder is a party that relates both to the Product or the Business and to any other product, program or business of such Affiliate (each, a “Shared Contract”). With respect to each Shared Contract, the Company and the Key Shareholder shall cooperate in good faith to effect, as promptly as practicable and in any event prior to the Closing Date, bifurcate and assign (or partially assign) the Shared Contract to allocate the Product-related rights and obligations to the Company and the non-Product-related rights and obligations to the Affiliate. If bifurcation and partial assignment are not possible or consent is withheld, the Key Shareholder shall cause the applicable Affiliate to grant to the Company an exclusive sublicense or sub-contract of all of its rights under the Shared Contract to the extent they relate to the Product or the Business. If none of the foregoing can be effected prior to the Closing Date, the applicable Affiliate shall hold all rights under the Shared Contract that relate to the Product or the Business on trust for the Company, act in accordance with the Company’s reasonable written directions with respect thereto, and promptly account to the Company for all economic benefits received under such Shared Contract attributable to the Product or the Business, until such time as a formal arrangement can be effected or the Shared Contract expires. The allocation of costs, revenues and other economic benefits and obligations between the Product-related and non-Product-related portions of each Shared Contract shall be agreed in writing between the Company and the applicable Affiliate on an arm’s-length basis prior to the Closing Date.

7.5 Employee Matters. To the extent that the transfer of employment of any employee listed on Schedule 7.5 to the Company (or a Group Company) does not constitute a Relevant Transfer, the Company (or, if applicable, a Group Company) shall offer employment to the individuals listed on Schedule 7.5 in accordance with the compensation and benefits terms in Section 8.7. Each individual who accepts the Company’s offer of employment shall commence employment with the Company effective immediately prior to the Closing and shall thereafter be referred to as a “Business Employee.” To the extent that the transfer of employment of any individual listed on Schedule 7.5 to the Company (or any Group Company) does constitute a Relevant Transfer, such individual’s employment shall transfer to the Company (or such Group Company) by operation of applicable Law with effect from immediately prior to the Closing, and each such individual whose employment so transfers shall thereafter also be referred to as a “Business Employee”. The Company shall (and shall procure that its relevant Affiliates shall) conduct any Relevant Transfer in accordance with applicable Law.

7.6 Wrong Pockets.

(a) If, at any time after the Closing Date, the Key Shareholder or any of its Affiliates discovers that it holds, possesses or controls any asset, right, property or liability that (i) relates to the Business or the Product, (ii) should have been transferred to the Company pursuant to Section 7.4(a) or otherwise in connection with the Pre-Closing Reorganization, and (iii) was not so transferred at or prior to the Closing (each, a “Business Asset”), the Key Shareholder shall promptly (and in any event within 15 Business Days of becoming aware of such Business Asset) notify the Company in writing and transfer, assign and deliver such Business Asset to the Company (or such other Group Company as the Company may designate), free and clear of all Liens, for no additional consideration. The Key Shareholder shall, and shall cause its applicable Affiliate to, execute and deliver such further instruments of conveyance and transfer, and take such other actions, as the Company may reasonably request to vest in the Company (or its designee) full right, title and interest in and to each Business Asset.

(b) Pending any transfer contemplated by Section 7.6(a), the Key Shareholder shall cause the party holding any asset that is a Business Asset (i) shall hold such asset on trust (or, to the extent a trust is not recognized under the applicable law, as agent) for the benefit of the Company, (ii) shall not encumber, transfer, license, exploit or dispose of such asset without the prior written consent of the Company, and (iii) shall promptly account to the Company for any economic benefit received in connection with such asset.

(c) All documented out-of-pocket costs incurred in effecting any transfer of Business Assets under this Section 7.6 shall be borne by the Key Shareholder.

7.7 Third Party Consents. The Company and Key Shareholder shall use reasonable best efforts to obtain each Required Third Party Consent as promptly as practicable following the date of this Agreement and, in any event, prior to the Closing Date. Without limiting the foregoing, the Company shall (i) prepare, or cause to be prepared, all consent request letters and related communications to the applicable counterparties, drafts of which shall be provided to SPAC for review and comment a reasonable period of time prior to delivery, and the Company shall consider in good faith any comments received from SPAC with respect thereto; (ii) keep SPAC reasonably informed on a current basis of the status of each Required Third Party Consent; and (iii) notify SPAC in writing promptly upon: (A) receipt of any Required Third Party Consent; (B) receipt of any written or oral communication from a counterparty indicating an intention to withhold, condition or delay any Required Third Party Consent; or (C) the Company reasonably determining that any Required Third Party Consent is unlikely to be obtained prior to the Closing Date.

7.8 Termination of Certain Agreements. The Company and Shareholders shall cause all of the Company Related Party Transactions, other than the Contracts listed on Schedule 7.8, to be terminated as of, and contingent upon the occurrence of, the Closing without any further force and effect without any cost or other liability or obligation to the Company, and there shall be no further obligations of any of the relevant parties thereunder following the Closing.

ARTICLE 8

COVENANTS OF SPAC

8.1 Conduct of SPAC During the Interim Period.

(a) During the Interim Period, except as set forth on Section 8.1(a) of the SPAC Disclosure Schedules, as reasonably required in connection with the Domestication, as contemplated by this Agreement, as required by applicable Law or any Governmental Authority or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied, except, in the case of clauses (i), (ii), (iv), (viii) and (xii) below, as to which the Company’s consent may be granted or withheld in its sole discretion), SPAC shall not and each shall not permit any of its Subsidiaries to:

(i) change, modify or amend the Trust Agreement, the Subscription Agreement or the SPAC Organizational Documents;

(ii) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, SPAC; (B) split, combine, subdivide, recapitalize or reclassify any capital stock of, or other equity interests in, SPAC; (C) other than in connection with the SPAC Redemption or as otherwise required by the SPAC Organizational Documents in order to consummate the Transactions, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, SPAC; or (D) make any withdrawals from the Trust Account, other than Permitted Withdrawals and interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement to pay SPAC’s Taxes and, in an aggregate amount up to $3,000,000, to fund the SPAC’s working capital requirements, in each case, in the ordinary course of business;

(iii) make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(iv) other than Permitted Working Capital Loans, enter into, renew or amend any Working Capital Loan or other transaction or Contract with an Affiliate of SPAC (including, for the avoidance of doubt, (x) Sponsor or anyone related by blood, marriage or adoption to any Sponsor and (y) any Person in which any Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

(v) directly or indirectly acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof;

(vi) enter into, assume, assign, or amend any material term of, modify any material term of or terminate (excluding any expiration in accordance with its terms) any Contract of SPAC that is (or would be if entered into or assumed after the date hereof) a “material contract” pursuant to Regulation S-K 601;

(vii) waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability;

(viii) establish a new Subsidiary or enter into a new line of business;

(ix) fail to maintain in full force and effect its director and officer liability insurance policy in a form and amount consistent with past practices (except that the Company shall be authorized to replace existing insurance policies with substantially comparable or greater amounts of insurance coverage);

(x) incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness or make a loan or advance to or investment in any third party (other than any Permitted Working Capital Loans);

(xi) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of SPAC or its Subsidiaries (other than the transactions contemplated by this Agreement);

(xii) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, other equity interests, equity equivalents, stock appreciation rights, units, phantom stock ownership interests or similar rights in, SPAC or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests except for Permitted Working Capital Loans or as expressly contemplated by this Agreement.

(b) During the Interim Period, SPAC shall comply with the SPAC Organizational Documents and the Trust Agreement.

8.2 Access. During the Interim Period, upon reasonable advance written notice, SPAC shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of SPAC (in a manner so as to not interfere with the normal business operations of SPAC). Notwithstanding the foregoing, SPAC shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which SPAC is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally binding obligation of SPAC with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to SPAC under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), SPAC shall use reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if SPAC or the Sponsor or any of their respective Representatives, on the one hand, and any Group Company, any Company Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation or other Proceeding and such information is reasonably pertinent thereto; provided that SPAC shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law or Order.

8.3 Nasdaq Listing. SPAC shall use its reasonable best efforts to cause: (a) SPAC’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved: (b) SPAC to satisfy all applicable initial and continuing listing requirements of Nasdaq (including requirements with respect to market capitalization and round lot holders); and (c) the SPAC Common Shares issuable in accordance with this Agreement to be approved for listing on Nasdaq (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement.

8.4 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 10 and provision of notice thereof to the Trustee, (a) at the Closing, SPAC shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Shareholders of SPAC pursuant to the SPAC Redemptions, (B) pay the amounts due to the underwriters of SPAC’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to SPAC in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

8.5 Post-Closing Board of Directors and Management.

(a) SPAC shall take all such action within its power as may be necessary or appropriate such that effective immediately after the Closing (i) the SPAC Board shall initially consist of six directors (the “Directors”), which shall be divided into three classes, designated Class I, II and III; (ii) the Directors are the individuals determined in accordance with Section 8.5(b); (iii) the members of the compensation committee, audit committee and nominating committee of the SPAC Board are the individuals determined in accordance with Section 8.5(b); and (iv) the officers of SPAC (the “Officers”) are the individuals determined in accordance with Section 8.5(d).

(b) The individuals identified on Schedule 8.5(b) shall be the Directors immediately after the Closing, and prior to the filing of the Registration Statement / Proxy Statement such individuals will be designated as a member of Class I, Class II or Class III and (ii) the individual members of the compensation committee, audit committee and nominating committee. In the event that such individuals identified on Schedule 8.5(b) is unwilling or unable (whether due to death, disability, termination of service or otherwise) to serve as a Director, then, prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing SPAC Holders, SPAC and the Company shall mutually agree to replace such individual with another individual to serve as such Director by amending Schedule 8.5(b) to include such replacement individual as such Director.

(c) Prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing SPAC Holders, (i) the board of directors of the Company may designate the Independent Designee to serve as a member of the compensation committee, the audit committee or the nominating committee of the SPAC Board immediately after the Closing, subject to SPAC’s consent (not to be unreasonably withheld, conditioned or delayed) based on the qualifications of the Independent Designee, subject to applicable listing rules of Nasdaq and applicable Law, and (ii) the Company shall, subject to clause (i), designate each other director that will serve on the compensation committee, the audit committee and the nominating committee of the SPAC Board immediately after the Closing, based on the qualifications of each director, subject to applicable listing rules of Nasdaq and applicable Law.

(d) The individuals identified on Schedule 8.5(d) shall be the Officers immediately after the Closing, with each such individual holding the title set forth opposite his or her name. In the event that such individuals identified on Schedule 8.5(d) is unwilling or unable (whether due to death, disability, termination of service or otherwise) to serve as an Officer, then, prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing SPAC Holders, the Company may in its sole discretion replace such individual with another individual to serve as such Officer by amending Schedule 8.5(d) to include such replacement individual as such Officer.

8.6 Equity Plans. Prior to the effectiveness of the Registration Statement / Proxy Statement, the SPAC Board shall approve and adopt an equity incentive plan, in a form to be mutually agreed by the Company and SPAC (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable) (the “SPAC Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of one day prior to the Closing Date, reserving 15% of SPAC Common Shares outstanding for grant thereunder. The SPAC Incentive Equity Plan will provide that the SPAC Common Shares reserved for issuance thereunder will automatically increase annually on the first day of each fiscal year beginning with the 2027 fiscal year in an amount equal to 5% of SPAC Common Shares outstanding on the last day of the immediately preceding fiscal year or such lesser amount as determined by the administrator of the SPAC Incentive Equity Plan. Prior to the effectiveness of the Registration Statement / Proxy Statement, the SPAC Board shall approve and adopt an employee stock purchase plan, in a form to be mutually agreed by the Company and SPAC (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable)(the “SPAC Employee Stock Purchase Plan”), in the manner prescribed under Section 423 of the Code and other applicable Laws, effective as of one day prior to the Closing Date, reserving 2% of SPAC Common Shares for grant thereunder. The SPAC Employee Stock Purchase Plan will provide that the SPAC Common Shares reserved for issuance thereunder will automatically increase annually on the first day of each fiscal year beginning with the 2028 fiscal year in an amount equal to 2% of SPAC Common Shares outstanding on the last day of the immediately preceding fiscal year or such lesser amount as determined by the administrator of the SPAC Employee Stock Purchase Plan.

8.7 Employee Covenant. Effective as of immediately following the Closing and for the 12 months immediately thereafter, the Company (or any applicable Group Company) shall provide each Business Employee with (i) an annual base salary or hourly wage rate (as applicable), and target annual cash incentive compensation and commission opportunities that, in each case, are no less favorable than, and (ii) other employee benefits, including, without limitation, employee health, welfare, retirement, and severance benefits but excluding any equity or equity-based, nonqualified deferred compensation, retention, incentive, bonus, change in control, transaction, defined benefit pension, and post-employment welfare benefits that are substantially comparable, in the aggregate, to, those provided to such Business Employee prior to the Closing (subject to the same exclusions). No provision of this Section 8.7 shall establish, modify, or amend any compensation or benefit plan sponsored, maintained, or contributed to by the Company, the Key Shareholder, any Affiliate of the Key Shareholder, or an employer of record or professional organization, or any compensation or benefit plan which the SPAC and/or any Group Company may maintain as of or after the Closing. Nor shall any provision of this Section 8.7 create any third-party beneficiary rights, or inure to the benefit of or be enforceable by, any current or former employee, director, manager, service provider or the dependent or beneficiary of any current or former employee, manager, director or service provider or any Person representing the interests of any such individual. Notwithstanding anything herein to the contrary, (a) nothing in this Agreement shall create any obligation on the part of the SPAC and/or any Group Company to continue the employment of any Business Employee for any definite period following the Closing and (b) nothing in this Agreement shall preclude the SPAC and/or any Group Company from altering, amending, or terminating any of its employee benefit plans, or the participation of any of its employees in such plans, at any time.

8.8 Domestication. At least one day prior to the Closing and in accordance with applicable Law, any applicable rules and regulations of the SEC, the Nasdaq and the SPAC Organizational Documents, SPAC shall cause the Sponsor Share Conversion and the Domestication to become effective on such date (or such other date that is at least one day prior to the Closing), including by: (a) filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication, in form and substance reasonably acceptable to SPAC and the Company, together with the SPAC Charter Upon Domestication, in each case, in accordance with the provisions of the Certificate of Domestication with respect to the Domestication and the SPAC Charter Upon Domestication and applicable Law; (b) adopting the SPAC Bylaws Upon Domestication; and (c) completing, making and procuring all filings required to be made with the Cayman Registrar of Companies in connection with the Domestication. Following the consummation of the Domestication and prior to the Closing, the board of directors of SPAC will resolve to ratify and approve such matters as may be required to effect the Transactions as contemplated by this Agreement and any such other matters as the Company and SPAC may mutually agree. In connection with the Domestication, SPAC shall timely complete, provide and file a statement pursuant to Treas. Reg. § 1.897-2(h)(1) that the Shares are not United States Real Property Interests and timely provide a copy of the statement to the IRS pursuant to Treas. Reg. § 1.897-2(h)(2) in accordance with Applicable Law.

ARTICLE 9

JOINT COVENANTS

9.1 Efforts to Consummate; Regulatory Approvals; Litigation.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article 10 and, in the case of any Ancillary Document to which such Party is contemplated to be a party after the date of this Agreement, to execute and delivery such Ancillary Document when required pursuant to this Agreement, and (ii) using reasonable best efforts to obtain the PIPE Financing on the terms and subject to the conditions set forth in the Subscription Agreements).

(b) During the Interim Period, each of SPAC and the Company shall use reasonable best efforts to comply with any requests for information, data, documents, testimony, or other materials from any Governmental Authority relating to the transactions contemplated by this Agreement as soon as practicable. In each case subject to, and in accordance with, applicable Law, the Parties shall promptly furnish to one another copies of any notices or written communications received by either such party or any of their Affiliates or Representatives from any Governmental Authority in connection with the transactions contemplated by this Agreement. During the Interim Period, SPAC, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of SPAC) or SPAC (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Authority relating to the transactions contemplated by this Agreement or the Ancillary Documents; provided that documents and information provided to the other Party pursuant to this paragraph (i) may be redacted (A) to remove references to valuation of the Company, (B) to comply with contractual arrangements or (C) to preserve legal privilege and/or (ii) may be designated as “outside counsel only,” in which case such documents and information shall be provided only to outside counsel and consultants retained by such counsel. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Authority in connection with the transactions contemplated by this Agreement unless it consults with, in the case of SPAC, the Company, or, in the case of the Company, SPAC in advance and, to the extent not prohibited by such Governmental Authority, gives, in the case of SPAC, the Company, or, in the case of the Company, SPAC, the opportunity to attend and participate in such meeting or discussion.

(c) During the Interim Period, SPAC, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of SPAC, SPAC or any of its Representatives (in their capacity as a representative of SPAC) or, in the case of the Company, any Group Company or any of their respective Representatives (in their capacity as a representative of the Company). SPAC and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, the Company shall, subject to and without limiting the covenants and agreements, and the rights of SPAC, set forth in the immediately preceding sentence, control the negotiation, defense and settlement of any such Transaction Litigation; provided however, that in no event shall the Company, any other Group Company or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of SPAC (not to be unreasonably withheld, conditioned or delayed, provided that it shall be deemed to be reasonable for SPAC to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of SPAC and Representative that is the subject of such Transaction Litigation, (B) provides for (x) the payment of cash any portion of which is payable by SPAC or a Representative thereof or would otherwise constitute an Liability of SPAC or (y) any non-monetary, injunctive, equitable or similar relief against SPAC or (C) contains an admission of wrongdoing or Liability by SPAC or any of its Representatives). Without limiting the generality of the foregoing, in no event shall SPAC or any of its Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

9.2 Confidentiality. The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 9.2 or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict.

9.3 Registration Statement; Proxy Statement; SPAC Special Meeting.

(a) Registration Statement; Proxy Statement. The Company shall promptly provide to SPAC such information concerning the Company and the Shareholders as is either required by the federal securities laws or reasonably requested by SPAC for inclusion in the Registration Statement / Proxy Statement. As promptly as practicable after the receipt by SPAC from the Company of all such information, including the Required Company Financial Statements, and in any event no later than 45 days following the date hereof, SPAC and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either SPAC or the Company, as applicable), and SPAC shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus of SPAC which will be included therein and which will be used for the SPAC Shareholders Meeting to adopt and approve the Transaction Proposals, provide its applicable shareholders with the opportunity to elect to effect the SPAC Redemption, and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by SPAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). Each of SPAC and the Company shall use its reasonable best efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to, mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of SPAC or the Company, as applicable) and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this

Agreement. SPAC, on the one hand, and the Company, on the other hand, shall use reasonable best efforts to promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 9.3(a) or for inclusion in any other statement, filing, notice or application made by or on behalf of SPAC to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement or the Ancillary Documents. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of SPAC, the Company, or, in the case of the Company, SPAC, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of SPAC, the Company, or, in the case of the Company, SPAC (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) SPAC shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing SPAC Holders. SPAC shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of SPAC Shares for offering or sale in any jurisdiction, and SPAC and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Non-Party Affiliates or its or their respective Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(b) SPAC Shareholder Approval. As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, and in any event no later than five Business Days thereafter, SPAC shall (a) duly give notice of and (b) use reasonable best efforts to duly convene and hold a general meeting of SPAC (the “SPAC Shareholders Meeting”) in accordance with the SPAC Organizational Documents, for the purposes of obtaining the SPAC Shareholder Approval and, if applicable, any approvals related thereto and providing its shareholders with the opportunity to elect to effect an SPAC Redemption. SPAC shall, through unanimous approval of its board of directors, recommend to its shareholders (the “SPAC Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (the “Business Combination Proposal”); (ii) the adoption and the approval of the Domestication (the “Domestication Proposal”); (iii) the adoption and approval of the issuance of the SPAC Common Shares in connection with the transactions contemplated by this Agreement as required by Nasdaq listing requirements (the “Nasdaq Proposal”); (iv) the adoption and approval of the amendments to the SPAC Organizational Documents contemplated by the SPAC Certificate of Incorporation and the SPAC Bylaws (the “Governing Document Proposals”); (v) the adoption and approval of the SPAC Incentive Equity Plan; (vi) the adoption and approval of the SPAC Employee Stock Purchase Plan; (vii) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (viii) the adoption and approval of each other proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (ix) the adoption and approval of a proposal for the adjournment of the SPAC Shareholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (ix) together, the “Transaction Proposals”); provided that SPAC may adjourn the SPAC Shareholders Meeting (A) to solicit additional proxies for the purpose of obtaining the SPAC Shareholder Approval, (B) for the absence of a quorum; provided that, without the consent of the Company, in no event shall SPAC adjourn the SPAC Shareholders Meeting for more than 15 Business Days later than the most recently adjourned meeting or to a date that is beyond the Termination Date or (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that SPAC has determined after consultation with the Company, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing SPAC Holders prior to the SPAC Shareholders Meeting. The SPAC recommendation contemplated by the preceding sentence shall be included in the Registration Statement / Proxy Statement. Except as otherwise required by applicable Law, SPAC covenants that none of the SPAC Board or SPAC nor any committee of the SPAC Board shall withdraw or modify, or propose publicly or by formal action of the SPAC Board, any committee of the SPAC Board or SPAC to withdraw or modify, in a manner adverse to the Company, the SPAC Board Recommendation or any other recommendation by the SPAC Board or SPAC of the proposals set forth in the Registration Statement / Proxy Statement.

9.4 Public Announcements.

(a) Subject to Sections 9.3 and 9.4(b), none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and SPAC or, after the Closing, SPAC; provided, however, that each Party, the Sponsor and their respective Representatives may make any such announcement or other communication (i) if such press release, announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Person shall, to the extent permitted by applicable Law use reasonable best efforts to consult with the Company, if the disclosing Person is the Sponsor or SPAC, if the disclosing party is the Company or any of its Representatives, and give the Company or SPAC, as applicable, the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, or (B) after the Closing, the disclosing Person and/or its Representatives, as applicable, shall, to the extent permitted by applicable Law, use reasonable best efforts to consult with SPAC and give SPAC the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, (ii) to the extent such press release, announcement or other communication contains only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 9.4 and (iii) to Governmental Authorities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby.

(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and SPAC prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, SPAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and SPAC shall consider such comments in good faith. The Company, on the one hand, and SPAC, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date (or such other date as may be mutually agreed to in writing by the Company and SPAC prior to the Closing), the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), SPAC shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which Closing Filing shall be mutually agreed upon by the Company and SPAC prior to the Closing (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable). In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

9.5 Tax Matters.

(a) Tax Treatment.

(i) The Parties will prepare and file all Tax Returns consistent with the Intended Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code. Each of the Parties agrees to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Authority.

(ii) From the date hereof through and after the Closing, none of the Parties shall, and each Party shall cause its respective Subsidiaries and Affiliates not to, take any action, or fail to take any action, in each case, other than as contemplated by this Agreement or any of the Ancillary Documents, which action or failure to act would reasonably be expected to prevent or impede the Domestication, Sponsor Share Conversion or Share Acquisition from qualifying for the Intended Tax Treatment.

(iii) If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that tax opinions be prepared and submitted in such connection, SPAC and the Company shall use its reasonable best efforts to deliver to Cooley and Goodwin, respectively, customary Tax representation letters satisfactory to its counsel, dated and executed as of the date the Registration Statement / Proxy Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement / Proxy Statement, and, if required, Cooley shall furnish an opinion, subject to customary assumptions and limitations, to the effect that the Intended Tax Treatment should apply to the Domestication and, if required, Goodwin shall furnish an opinion, subject to customary assumptions and limitations, to the effect that the Intended Tax Treatment should apply to the Share Acquisition.

(b) Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, any audit or tax proceeding, and any withholding obligation in respect of any equity awards. Such cooperation shall include (i) the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and (ii) making available to the Pre-Closing SPAC Holders information reasonably necessary to compute any income of any such holder (or its direct or indirect owners) and make any tax elections arising if applicable, as a result of SPAC’s status or the Company’s as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any taxable period ending on or prior to the Closing and for the taxable period including the Closing, including timely providing to such holders (A) PFIC Annual Information Statements to enable such holders to make a “Qualifying Electing Fund” election under Section 1295 of the Code for such taxable periods, and (B) information to enable applicable holders to report their allocable share of income under Sections 951 or 951A of the Code for such taxable periods and under Section 367(b) of the Code and the Treasury Regulations promulgated thereunder as a result of the Transactions.

(c) SPAC Taxable Year. The Parties agree to treat the taxable year of SPAC as ending on the date of the Domestication for U.S. federal income tax purposes.

(d) Transfer Taxes. Any transfer, documentary, sales, use, stamp, registration, excise, recording, registration, value added and other such similar Taxes (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the transactions set forth herein shall be borne and paid by the Company.

(e) VAT Group Matters.

(i) The Key Shareholder shall, on or immediately following the Closing (and in any event within 30 days of the Closing Date), make an application, or procure that the representative member of the Key Shareholder’s U.K. VAT group makes an application, to HMRC for the Group Companies to cease to be treated as members of the Key Shareholder’s U.K. VAT group with effect from the Closing Date, and the Key Shareholder and the SPAC shall cooperate to ensure that the Relevant Date is the Closing Date.

(ii) The Key Shareholder shall transfer, or shall procure to be transferred, to the Company an amount in cash equivalent to the proportion of any repayment of VAT received by the representative member from HMRC or of any credit obtained by reference to an excess of deductible input tax over output tax in the VAT return in respect of the prescribed accounting period beginning before the Closing Date, that is attributable to supplies made, or deemed to be made, by the Group Companies while members of the Key Shareholder’s U.K. VAT group within 15 Business Days of receipt by, or offset against a liability of, the representative member.

9.6 Exclusivity.

(a) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause the other Group Companies and its and their respective Representatives not to, and the Key Shareholder shall not, and shall cause each of its Affiliates and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, induce encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding (whether or not binding) regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of any Group Company (or any Affiliate or successor of any Group Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Each of the Company and the Key Shareholder agrees to (A) notify SPAC promptly upon, and in any event within 48 hours of, receipt of any Company Acquisition Proposal, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep SPAC reasonably informed on a current basis of any modifications to such offer or information.

(b) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate, induce, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or that could reasonably be expected to lead to a SPAC Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a SPAC Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding (whether or not binding) regarding an SPAC Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of SPAC (or any Affiliate or successor of SPAC ); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. SPAC agrees to (A) notify the Company promptly upon, and in any event within 48 hours of, receipt of any SPAC Acquisition Proposal by SPAC, and to describe the material terms and conditions of any such SPAC Acquisition Proposal in reasonable detail (including the identity of any person or entity making such SPAC Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information.

9.7 Indemnification and Insurance.

(a) SPAC Indemnification; Directors’ and Officers’ Insurance.

(i) Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of SPAC, as provided in the SPAC Organizational Documents or otherwise in effect as of immediately prior to the Closing, in either case, solely with respect to any matters occurring on or prior to the Closing shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Closing for a period of six years and (ii) SPAC will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six-year period. To the maximum extent permitted by applicable Law, during such six-year period, SPAC shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the SPAC Organizational Documents or other applicable agreements as in effect immediately prior to the Closing. The indemnification and liability limitation or exculpation provisions of the SPAC Organizational Documents shall not, during such six-year period, be amended, repealed or otherwise modified after the Closing in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Closing, or at any time prior to such time, were directors or officers of SPAC (the “SPAC D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Closing and relating to the fact that such SPAC D&O Person was a director or officer of SPAC on or prior to the Closing, unless such amendment, repeal or other modification is required by applicable Law.

(ii) For a period of six years following the Closing, SPAC shall maintain, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are covered by any comparable insurance policies of SPAC in effect as of the date of this Agreement with respect to matters occurring on or prior to the Closing. Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby than) the coverage provided under SPAC’s directors’ and officers’ liability insurance policies in effect as of the date of this Agreement; provided that SPAC shall not be obligated to pay annual premiums in excess of 350% of the most recent annual premium paid by SPAC prior to the date of this Agreement and, in such event, SPAC shall purchase the maximum coverage available for 350% of the most recent annual premium paid by SPAC prior to the date of this Agreement.

(iii) The SPAC D&O Persons entitled to the indemnification, expense reimbursement, liability limitation, exculpation and insurance set forth in this Section 9.7(a) are intended to be third-party beneficiaries of this Section 9.7(a).

(b) Company Indemnification; Directors’ and Officers’ Insurance.

(i) Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of the Company, as provided in the Company Organizational Documents or otherwise in effect as of immediately prior to the Closing, in either case, solely with respect to any matters occurring on or prior to the Closing, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Closing for a period of six years and (ii) SPAC will cause the Company to perform and discharge all obligations to provide such indemnity and exculpation during such six-year period. To the maximum extent permitted by applicable Law, during such six-year period, SPAC shall cause the Company to advance expenses in connection with such indemnification as provided in the Company Organizational Documents or other applicable agreements in effect as of immediately prior to the Closing. The indemnification and liability limitation or exculpation provisions of the Company Organizational Documents shall not, during such six-year period, be amended, repealed or otherwise modified following the Closing in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Closing or at any time prior to the Closing, were directors or officers of the Company (the “Company D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such Company D&O Person was a director or officer of the Company on or prior to the Closing, unless such amendment, repeal or other modification is required by applicable Law.

(ii) The Company shall purchase, at or prior to the Closing, and SPAC shall maintain, or cause to be maintained, in effect for a period of six years following the Closing, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Company as of the date of this Agreement with respect to matters occurring on or prior to the Closing (the “Company D&O Tail Policy”). Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided under the Company’s directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that none of the Company, SPAC or any of their respective Affiliates shall pay a premium for such “tail” policy in excess of 350% of the most recent annual premium paid by the Group Companies prior to the date of this Agreement and, in such event, the Company, SPAC or one of their respective Affiliates shall purchase the maximum coverage available for 350% of the most recent annual premium paid by or on behalf of the Company prior to the date of this Agreement.

(iii) The Company D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in Section 9.7(b) are intended to be third-party beneficiaries of this Section 9.7(b).

(c) SPAC shall not have any obligation under Section 9.7(a) or 9.7(b) to any SPAC D&O Person or Company D&O Person, respectively, when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such SPAC D&O Person or Company D&O Persons in the manner contemplated hereby is prohibited by applicable Law.

(d) If SPAC or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of SPAC to assume all of the obligations set forth in this Section 9.7. This Section 9.7 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of SPAC.

ARTICLE 10

CONDITIONS TO OBLIGATIONS

10.1 Conditions to Obligations of All Parties. The obligations of the Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such Parties:

(a) No Injunction or Restraints. No Governmental Authority having jurisdiction over any Party or the Transactions shall have issued any Governmental Order (whether temporary, preliminary or permanent) preventing, materially restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and no Law shall have been enforced that prevents or materially restrains the consummation of the Transactions.

(b) SPAC Shareholder Approval. The Required Transaction Proposals shall have been approved.

(c) Board Appointments. All action shall have been taken such that the board of directors of SPAC as of immediately following the Closing shall be constituted of the Directors contemplated by Section 8.5(b).

(d) Nasdaq Listing. SPAC’s initial listing application with Nasdaq in connection with the Transactions shall have been approved, and the SPAC Common Shares (after giving effect to the Domestication) shall have been approved for listing on Nasdaq.

(e) Pre-Closing Reorganization. The Pre-Closing Reorganization shall have been completed.

(f) Registration Statement / Proxy Statement. The Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement.

10.2 Additional Conditions to Obligations of SPAC. The obligations of SPAC to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by SPAC:

(a) Representations and Warranties. (i) The Company Fundamental Representations (other than the representations in Section 4.3(a)) and the Shareholder Fundamental Representations shall be true and correct in all material respects as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), (ii) the representations and warranties of the Company set forth in Section 4.3(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date) and (iii) all other representations and warranties of the Company and the Shareholders set forth in Article 4 and Article 5, respectively, without giving effect to any materiality or “Material Adverse Effect” qualifications therein (except that the word “material” in the defined term “Material Contract” shall not be disregarded for purposes of this clause (iii)) shall be true and correct in all respects as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except, in the case of this clause (iii), where the failure to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Agreements and Covenants. Each of the Company and the Shareholders shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing.

(c) No Material Adverse Effect. Since the date of this Agreement, there has not occurred a Company Material Adverse Effect that is continuing.

(d) Officer’s Certificate. The Company and the Key Shareholder shall have delivered to SPAC a certificate signed by the chief executive officer of the Company and the chief executive officer of the Key Shareholder, dated as of the Closing Date, certifying that the conditions specified in Section 10.2(a), Section 10.2(b), Section 10.2(c) and Section 10.2(f) have been fulfilled.

(e) Third Party Consents. The Company shall have delivered to SPAC duly executed written Consents, in form and substance reasonably satisfactory to SPAC, from each of the counterparties set forth on Schedule 10.2(e) (each, a “Required Third Party Consent”), each of which shall remain in full force and effect as of the Closing and not have been revoked, rescinded, withdrawn or modified since the date on which it was obtained.

(f) Investor Rights Agreement. The Company shall have delivered the Investor Rights Agreement duly executed by the Company.

(g) Share Acquisition. Each Shareholder shall have delivered to SPAC of a duly executed STF in respect of all Company Shares held by such Shareholder, such that, at the Closing (i) SPAC shall acquire 100% of the issued and outstanding Company Shares, free and clear of all Liens (other than restrictions on transfer imposed by virtue of applicable securities Laws), and (ii) no other Equity Securities of the Company (including any options, warrants or rights convertible into or exchangeable for Company Shares) shall remain outstanding.

10.3 Additional Conditions to the Obligations of the Company and the Shareholders. The obligation of the Company and each of the Shareholders to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Key Shareholder on behalf of all Shareholders; provided, that, if such waiver would (i) change any Shareholders allocation in the Allocation Schedule or (ii) treat any Shareholder in a manner disproportionately adverse to other Shareholder, then such waiver must be waived in writing by the affected Shareholders:

(a) Representations and Warranties. (i) The SPAC Fundamental Representations shall be true and correct in all material respects as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (ii) the representations and warranties of SPAC (other than the SPAC Fundamental Representations) contained in Article 6 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date) except, in the case of this clause (ii), where the failure to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect.

(b) Agreements and Covenants. SPAC shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing.

(c) No SPAC Material Adverse Effect. Since the date of this Agreement, there has not occurred a SPAC Material Adverse Effect that is continuing.

(d) Backstop Agreement. The Backstop Agreement shall be in full force and effect, and Sponsor (or an Affiliate thereof) shall have complied in all material respects with all covenants, agreements and conditions required by the Backstop Agreement to be complied with by it concurrently with the Closing, except where the failure of such compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of SPAC to consummate the Closing.

(e) Domestication. The Domestication shall have been consummated at least one Business Day prior to the Closing Date.

(f) Officer’s Certificate. SPAC shall have delivered to the Company a certificate signed by an officer of SPAC, dated as of the Closing Date, certifying that the conditions specified in Section 10.3(a), Section 10.3(b) and Section 10.3(c) have been fulfilled.

(g) Investor Rights Agreement. SPAC shall have delivered to the Company the Investor Rights Agreement duly executed by SPAC.

10.4 Frustration of Conditions. None of SPAC or the Company may rely on the failure of any condition set forth in this Article 10 to be satisfied if such failure was primarily caused by such Party’s breach of any of its covenants or obligations set forth in this Agreement.

ARTICLE 11

TERMINATION/EFFECTIVENESS

11.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing, solely:

(a) by mutual written consent of SPAC, the Shareholders and the Company;

(b) by SPAC, if any of the representations or warranties set forth in Article 4 or Article 5 shall not be true and correct or if the Company or any Shareholder has failed to perform or has otherwise breached any of its covenants or agreements set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 10.2(a) or Section 10.2(b) would not be satisfied (assuming the Closing occurred as of such date) and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) 30 days after written notice thereof is delivered to the Company by SPAC, and (ii) the Termination Date; provided, however, that SPAC is not then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 10.2(a) or Section 10.2(b) from being satisfied (assuming the Closing occurred as of such date);

(c) by the Shareholders, if any of the representations or warranties set forth in Article 6 shall not be true and correct or if SPAC has failed to perform any covenant or agreement on the part of SPAC set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 10.3(a) or Section 10.3(b) could not be satisfied (assuming the Closing occurred as of such date) and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) 30 days after written notice thereof is delivered to SPAC by the Company and (ii) the Termination Date; provided, however, none of the Company or Shareholders is then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 10.3(a) or Section 10.3(b) from being satisfied (assuming the Closing occurred as of such date);

(d) by either SPAC or the Shareholders, if the transactions contemplated by this Agreement shall not have been consummated on or prior to January 26, 2027 (the “Termination Date”); provided, that if on the Termination Date, the only conditions to Closing set forth in Article 10 that have not been satisfied or waived are those set forth in Section 10.1(e) (Registration Statement) or Section 10.1(b) (SPAC Shareholder Approval), the Termination Date shall be automatically extended to April 26, 2027 (the “Extended Termination Date”); provided further that (i) the right to terminate this Agreement pursuant to this Section 11.1(d) shall not be available to SPAC if SPAC’s breach of any of its covenants or obligations under this Agreement, or any Ancillary Documents to which it is a party, shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 11.1(d) shall not be available to the Key Shareholder if the Company’s or any Shareholder’s breach of any of its covenants or obligations under this Agreement, or any Ancillary Documents to which it is a party, shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

(e) by either SPAC or the Shareholders, if any Governmental Authority shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such Order or other action shall have become final and nonappealable; or

(f) by either SPAC or the Shareholders, if the SPAC Shareholders Meeting has been held (including any adjournment thereof), has concluded, SPAC’s shareholders have duly voted and the Required SPAC Shareholder Approval was not obtained.

11.2 Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, this Agreement shall thereupon become null and void and of no further force and effect and there shall be no Liability on the part of any Party to another Party, except that (a) the provisions of Section 9.5, Article 12, and this Section 11.2 shall remain in full force and effect and (b) nothing in this Section 11.2 shall be deemed to (i) release any Party from any Liability for any willful and material breach by such Party of any term of this Agreement prior to the date of termination or in respect of any Fraud Claim or (ii) impair the right of any Party to compel specific performance by any other Party of such other Party’s obligations under this Agreement prior to the valid termination of this Agreement; provided, further, that nothing in this Section 11.2 shall, in any way, limit the waivers against the Trust Account as set forth in Section 12.16.

ARTICLE 12

MISCELLANEOUS

12.1 Survival. None of the representations, warranties, covenants obligations or other agreements of SPAC, the Company and the Shareholders contained in this Agreement or in any other Ancillary Document (including all schedules and exhibits hereto and thereto and all certificates, documents and instruments furnished pursuant to this Agreement on or after the date hereof) shall survive the Closing, except for (a) those covenants and agreements that by their terms expressly contemplate performance in whole or in part after the Closing and (b) Fraud Claims, which shall survive the Closing indefinitely.

12.2 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)	If to SPAC to:

Research Alliance Corporation III

600 Fifth Avenue, 23rd Floor

New York, NY

Attn: [***]

Email: [***]

with a copy (which shall not constitute notice) to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attn: Kevin Cooper; Lindsey O. Crow; Eric Blanchard

Email: [***]; [***]; [***]

(b)	If to the Company to:

OHB Pediatrics Ltd.

3rd Floor

1 Ashley Road

Altrincham,

Cheshire, UK, WA14 2DT

Attn: [***]

Email: [***]

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attn:   Jocelyn Arel, Marianne C. Sarazin

Email:  [***]; [***]

(c)	If to any Shareholder, to the address set forth on its signature page hereto with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attn:   Jocelyn Arel, Marianne C. Sarazin

Email:  [***]; [***]

or to such other address or addresses as the Parties may from time to time designate in writing. Without limiting the foregoing, any Party may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

12.3 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties; provided, that the Company may delegate the performance of its obligations or assign its rights hereunder in part or in whole to any Affiliate of the Company so long as the Company remains fully responsible for the performance of the delegated obligations. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 12.3 shall be null and void, ab initio.

12.4 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 9.7, Section 12.18 and the two subsequent sentences of this Section 12.4, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The Sponsor shall be an express third-party beneficiary of Section 12.10, Section 12.11, Section 12.12 and this Section 12.4 (to the extent related to the foregoing). Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 12.5 and this Section 12.4 (to the extent related to the foregoing).

12.5 No Recourse. Except for claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any SPAC Non-Party Affiliate (each, a “Non-Party Affiliate”), and then solely with respect to claims against the Non-Party Affiliates that are party to the applicable Ancillary Document, each Party agrees on behalf of itself and on behalf of the Company Non-

Party Affiliates, in the case of the Company, and the SPAC Non-Party Affiliates, in the case of SPAC, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, SPAC or any Non-Party Affiliate concerning any Group Company, SPAC, this Agreement or the Transactions.

12.6 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that if the Closing occurs, SPAC shall bear and pay all such fees and expenses of SPAC and the Company.

12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware (except that the laws of the Cayman Islands shall also apply to the Domestication).

12.8 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

12.9 Schedules and Exhibits. All references herein to Schedules, Annexes and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes.

12.10 Entire Agreement. This Agreement (together with the Schedules, Annexes and Exhibits to this Agreement) and that certain Confidentiality Agreement, dated as of May 22, 2026, between SPAC and the Company (as amended, modified or supplemented from time to time, the “Confidentiality Agreement”), constitute the entire agreement among the Parties relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the Parties except as expressly set forth or referenced in this Agreement and the Confidentiality Agreement.

12.11 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the shareholders of any of the Parties shall not restrict the ability of the board of directors (or other body performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 11.1 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 12.11.

12.12 Extension; Waiver. The Company prior to the Closing, and the Company and the Sponsor after the Closing may (a) extend the time for the performance of any of the obligations or other acts of SPAC set forth herein, (b) waive any inaccuracies in the representations and warranties of SPAC set forth herein or (c) waive compliance by SPAC with any of the agreements or conditions set forth herein. SPAC may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

12.13 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

12.14 Jurisdiction; Waiver of Trial by Jury. Any Action based upon, arising out of or related to this Agreement or the Transactions shall be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 12.14. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

12.15 Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement or any other Transaction Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of any Transaction Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 11.1, this being in addition to any other remedy to which they are entitled under any Transaction Agreement or under applicable Law, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of any Transaction Agreement and to enforce specifically the terms and provisions of any Transaction Agreement in accordance with this Section 12.15 shall not be required to provide any bond or other security in connection with any such injunction.

12.16 Trust Account Waiver. Reference is made to the final prospectus of SPAC, filed with the SEC (File No. 333-294549) on May 20, 2026 (the “Prospectus”). The Company acknowledges, agrees and understands that SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders (the “Public Shareholders”), and SPAC may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of SPAC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company nor any of its Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between SPAC or any of its Representatives, on the one hand, and, the Company or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company (on its own behalf and on behalf of its Representatives) hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with SPAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with SPAC or its Affiliates).

12.17 Conflicts and Privilege.

(a) Each of the Parties, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the Sponsor, the shareholders or holders of other equity interests of SPAC or the Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Company) prior to the Closing (collectively, the “Sponsor Group”), on the one hand, and (y) the Company and/or any member of the OHB Group, on the other hand, any legal counsel, including Cooley LLP (“Cooley”) and Maples and Calder (Cayman) LLP that represented SPAC and/or the Sponsor prior to the Closing may represent the Sponsor and/or any other member of the Sponsor Group, in such dispute even though the interests of such Persons may be directly adverse to the Company, and even though such counsel may have represented SPAC in a matter substantially related to such dispute, or may be handling ongoing matters for SPAC and/or the Sponsor. Each of the Parties, on behalf of their respective successors and assigns, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Agreements or the transactions contemplated hereby or thereby) between or among SPAC, the Sponsor and/or any other member of the Sponsor Group, on the one hand, and Cooley, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Closing and belong to the Sponsor Group after the Closing, and shall not pass to or be claimed or controlled by SPAC or the Company. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with SPAC or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Company.

(b) Each of the Parties, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the Shareholders or holders of other equity interests of the Company and/or any of their respective directors, members, partners, officers, employees or Affiliates prior to the Closing (collectively, the “OHB Group”), on the one hand, and (y) SPAC and/or any member of the Sponsor Group, on the other hand, any legal counsel, including Goodwin Procter LLP (“Goodwin”) that represented the Company prior to the Closing may represent any member of the OHB Group in such dispute even though the interests of such Persons may be directly adverse to SPAC, and even though such counsel may have represented the Company in a matter substantially related to such dispute, or may be handling ongoing matters for SPAC or the Company, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Agreements or the transactions contemplated hereby or thereby) between or among the Company and/or any member of the OHB Group, on the one hand, and Goodwin, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Closing and belong to the OHB Group after the Closing, and shall not pass to or be claimed or controlled by SPAC. Notwithstanding the foregoing, any privileged communications or information shared by SPAC prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of SPAC.

12.18 Placement Agents. Each of Leerink Partners LLC, UBS Securities LLC, Wells Fargo Securities, LLC and LifeSci Capital LLC (together, the “Placement Agents” and each a “Placement Agent”) shall be entitled to rely on the representations and warranties of the Company and the SPAC set forth in Article 4 and Article 6, respectively, as if such representations and warranties were made specifically to the Placement Agents as third-party beneficiaries with respect to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have hereunto caused this Business Combination Agreement to be duly executed as of the date hereof.

RESEARCH ALLIANCE CORPORATION III

By:	/s/ Matthew Hammond
Name:	Matthew D. Hammond
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Business Combination Agreement to be duly executed as of the date hereof.

OHB PEDIATRICS LTD.

By:	/s/ Josh Distler
Name:	Josh Distler
Title:	Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Business Combination Agreement to be duly executed as of the date hereof.

OAK HILL BIO HOLDINGS LTD.

By:	/s/ Josh Distler
Name:	Josh Distler
Title:	Director

Notice Address:

21 Old Littleton Road
Harvard, MA
United States 01451

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Business Combination Agreement to be duly executed as of the date hereof.

AEF PLUS PRIVATES FUND, LLC
ACTING BY BALYASNY ASSET MANAGEMENT L.P., ITS INVESTMENT ADVISOR

By:	/s/ Mark Romis
Name:	Mark Romis
Title:	Head of Legal, Investment Funds

Notice Address:

c/o Balyasny Asset Management L.P.
444 West Lake Street, 50th Floor
Chicago, IL 60606
Attn: legal department

Email for notices: [***]

Email for share certificates: [***]

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Business Combination Agreement to be duly executed as of the date hereof.

ATLAS PRIVATE HOLDINGS VIII, LTD.
ACTING BY BALYASNY ASSET MANAGEMENT L.P., ITS INVESTMENT ADVISOR

By:	/s/ Mark Romis
Name:	Mark Romis
Title:	Head of Legal, Investment Funds

c/o Balyasny Asset Management L.P.
444 West Lake Street, 50th Floor
Chicago, IL 60606
Attn: legal department

Email for notices: [***]

Email for share certificates: [***]

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Business Combination Agreement to be duly executed as of the date hereof.

VENBIO GLOBAL STRATEGIC FUND V, L.P.
ACTING BY VENBIO GLOBAL STRATEGICS GP V, LLC, ITS GENERAL PARTNER

By:	/s/ Richard Gaster
Name:	Richard Gaster
Title:	Managing Partner

Notice Address:

700 Owens Street, Suite 595
San Francisco, CA 94158

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Business Combination Agreement to be duly executed as of the date hereof.

KCAP BIOTECHNOLOGY FUND, LP

By:	/s/ Douglas Fambrough
Name:	Douglas Fambrough
Title:	Managing Member, Kuahiwi Capital LLC

Notice Address:

101 Huntington Ave, Suite 505
Boston, MA 02199
United States

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Business Combination Agreement to be duly executed as of the date hereof.

ATHANOR CAPITAL

By:	/s/ Diana Thiara
Name:	Diana Thiara
Title:	MD

Notice Address:

PO Box 897
Windward 1
Cayman Islands
Grand Cayman
KY1-1103

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Business Combination Agreement to be duly executed as of the date hereof.

SEMANTI D. KULKARNI TRUST

By:	/s/ Semanti D. Kulkarni
Name:	Semanti D. Kulkarni
Title:	Trustee

Notice Address:

9400 SW 60th Ct
Miami
United States
FL 33156

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Business Combination Agreement to be duly executed as of the date hereof.

JANUS HENDERSON BIOTECH INNOVATION MASTER FUND LIMITED. ACTING BY JANUS HENDERSON INVESTORS US LLC, ITS INVESTMENT ADVISOR

By:	/s/ Agustin Mohedas
Name:	Agustin Mohedas
Title:	Authorized Signatory

Notice Address:

[Signature Page to Business Combination Agreement]

Annex A

Required Governing Documents Proposal

Exhibit A

Form of Sponsor Letter Agreement

[Filed Separately]

Exhibit B

Form of Subscription Agreement

[Filed Separately]

Exhibit C

Form of Investor Rights Agreement

[Filed Separately]

Exhibit D

Form of SPAC Charter Upon Domestication

CERTIFICATE OF INCORPORATION

OF

[•]

ARTICLE I

The name of the Corporation is [•].

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is [•]. The name of its registered agent at such address is [•].

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is [•], of which (i) [•] shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) [•] shares shall be a class designated as preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Except as otherwise provided in any certificate of designation of any series of Preferred Stock, the number of authorized shares of the class of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor. For the avoidance of doubt, the elimination and reduction of the voting requirements of Section 242 of the DGCL, as permitted by Section 242(d) of the DGCL, shall apply to any amendments to the Amended and Restated Certificate of Incorporation (the “Certificate”).

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. COMMON STOCK

Subject to all the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Certificate (including any certificate of designation of any series of Preferred Stock):

(a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (including any amendment to a certificate of designation of any series of Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (including any certificate of designation of any series of Preferred Stock) or pursuant to the DGCL;

(b) dividends may be declared and paid or set apart for payment upon the shares of Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when, as and if declared by the Board of Directors of the Corporation (the “Board”) or any authorized committee thereof; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

B. PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized to provide by resolution or resolutions for, out of the unissued shares of Preferred Stock, the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate of designation pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, all to the fullest extent now or hereafter permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of each such series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

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ARTICLE V

STOCKHOLDER ACTION

1. Action without Meeting. Subject to the rights, if any, of the holders of shares of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a consent of stockholders in lieu thereof.

2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of shares of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2. Number of Directors; Term of Office. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the number of directors of the Corporation (the “Directors”) shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. The term of office of the initial Class I Directors shall expire at the first regularly-scheduled annual meeting of stockholders following the initial effectiveness of this certificate. The term of office of the initial Class II Directors shall expire at the second annual meeting of stockholders following the initial effectiveness of this certificate. The term of office of the initial Class III Directors shall expire at the third annual meeting of stockholders following the initial effectiveness of this certificate. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification of the Board of Directors becomes effective. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office

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until their successors are duly elected and qualified or until their earlier resignation, death, disqualification or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director. There shall be no cumulative voting in the election of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect additional Directors, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate, including any certificate of designation applicable to such series of Preferred Stock. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional Directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director’s successor shall have been duly elected and qualified, or until such Director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director’s earlier death, resignation, retirement, disqualification or removal. Notwithstanding any other provision of this Certificate of Incorporation, except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate (in which case each such Director shall thereupon cease to be qualified as, and shall cease to be, a Director) and the total authorized number of Directors shall automatically be reduced accordingly.

3. Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies and newly created directorships in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, or by a sole remaining Director, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until such Director’s earlier resignation, disqualification, death or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

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4. Removal. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director may be removed from office (i) only for cause and (ii) only by the affirmative vote of the holders not less than two-thirds (2/3) of the voting power of the outstanding shares of capital stock then entitled to vote at an election of Directors.

ARTICLE VII

LIMITATION OF LIABILITY

1. Directors. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended from time to time, a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of such Director’s fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

2. Officers. To the fullest extent permitted by the DGCL, as the same exists or may thereafter be amended from time to time, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of such Officer’s fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article VII, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service by the delivery of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

3. Indemnification. The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any Person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

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4. Amendment or Modification. Any amendment, repeal or modification of this Article VII or any amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director or Officer, as applicable, at the time of such amendment, repeal or modification.

ARTICLE VIII

AMENDMENT OF BYLAWS

1. Amendment by Directors. Except as otherwise provided by law, the Bylaws of the Corporation may be adopted, amended or repealed by the Board of Directors.

2. Amendment by Stockholders. Except as otherwise provided therein, the Bylaws of the Corporation may be amended or repealed by the stockholders by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal, such amendment or repeal shall only require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. For the avoidance of doubt, the provisions of Sections 242(d)(1) and (d)(2) of the DGCL shall apply to the Corporation.

[End of Text]

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THIS CERTIFICATE OF INCORPORATION is executed as of this [•] day of [•], 2026.

[•]

By:
Name:
Title:

Exhibit E

Form of SPAC Bylaws Upon Domestication

AMENDED AND RESTATED

BYLAWS

OF

[●]

(the “Corporation”)

ARTICLE I

Stockholders

SECTION 1. Annual Meeting. The annual meeting of stockholders (any such meeting being referred to in these Bylaws as an “Annual Meeting”) shall be held at the hour, date and place within or without the United States that is fixed by or in the manner determined by the Board of Directors and stated in the notice of the meeting, which time, date and place may subsequently be changed at any time, before or after the notice for such meeting has been sent to the stockholders, by vote of the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office. If no Annual Meeting has been held for a period of thirteen (13) months after the Corporation’s last Annual Meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these Bylaws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these Bylaws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

SECTION 2. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation (the “Board of Directors”) and the proposal of other business to be considered by the stockholders may be brought before an Annual Meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice of the Annual Meeting provided for in this Bylaw, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Bylaw as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Section 2(a)(2), (3) and (4) of this Bylaw to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in this Bylaw, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.

(2) For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (ii) of Article I, Section 2(a)(1) of this Bylaw, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this Bylaw and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this Bylaw. To be timely, a stockholder’s written notice must be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern time on the ninetieth (90th) day nor earlier than 5:00 p.m. Eastern Time on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting was held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than 5:00 p.m. Eastern time on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Notwithstanding anything to the contrary provided herein, for the first Annual Meeting following the effectiveness of these Bylaws, a stockholder’s notice shall be timely if received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern time on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting is first made or sent by the Corporation. Such stockholder’s Timely Notice shall set forth or include:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation that are held of record or are beneficially owned by the nominee or its Affiliates or Associates (each as defined below) and any Synthetic Equity Interest (as defined below) held or beneficially owned by the nominee or its Affiliates or Associates, (iv) a description of all agreements, arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board of Directors, (v) a questionnaire with respect to the background and qualifications of the nominee completed by the nominee in the form provided by the Corporation (which questionnaire shall be provided by the

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Secretary upon written request of any stockholder of record identified by name within five (5) business days of such written request), (vi) a representation and agreement in the form provided by the Corporation (which form shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) business days of such written request) that: (a) such proposed nominee is not and will not become party to any agreement, arrangement or understanding with any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in the questionnaire described in clause (v) herein; (b) such proposed nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in the questionnaire described in clause (v) herein; (c) such proposed nominee would, if elected as a director, comply with all applicable rules and regulations of the exchanges upon which shares of the Corporation’s capital stock trade, each of the Corporation’s corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and guidelines applicable generally to the Corporation’s directors and, if elected as a director of the Corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (d) such proposed nominee intends to serve as a director for the full term for which he or she is to stand for election; and (e) such proposed nominee will promptly provide to the Corporation such other information as it may reasonably request to determine the eligibility of such proposed nominee to serve on any committee or sub-committee of the Board of Directors under any applicable stock exchange listing requirements or applicable law, or that the Board of Directors reasonably determines could be material to a reasonable stockholder’s understanding of the background, qualifications, experience, independence, or lack thereof, of such proposed nominee; and (vii) any other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B) as to any other business that the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or Bylaw amendment proposed for adoption, and any material interest in such business of each Proposing Person (as defined below);

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(C) (i) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its Affiliates or Associates, including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its Affiliates or Associates has a right to acquire beneficial ownership at any time in the future (whether or not such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its Affiliates or Associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including, without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (1) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person or any of its Affiliates or Associates and (2) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person or any of its Affiliates or Associates has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person or any of its Affiliates or Associates that are separated or separable from the underlying shares of the Corporation, (e) if such Proposing Person is not a natural person, the identity of the natural person or persons responsible for making voting and investment decisions (including director nominations and any other business that the stockholder proposes to bring before a meeting) on behalf of the Proposing Person (irrespective of whether such person or persons have “beneficial ownership” for purposes of Rule 13d-3 of the Exchange Act of any securities owned of record or beneficially by the Proposing Person) (such person or persons, the “Responsible Person”), (f) any pending or threatened litigation in which such Proposing Person or any of its Affiliates or Associates or any Responsible Person is a party involving the Corporation or any of its officers or directors, or any Affiliate of the Corporation, , and (g) any other information relating to such Proposing Person or any of its Affiliates or Associates that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (a) through (g) are referred to, collectively, as “Material Ownership Interests”); provided, however, that the Material Ownership Interests shall not include any such disclosures with respect to the ordinary course

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business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder of record directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(D) (i) a description of all agreements, arrangements or understandings to which any Proposing Person or any of its Affiliates or Associates is a party (whether the counterparty or counterparties are a Proposing Person or any Affiliate or Associate thereof, on the one hand, or one or more other third parties, on the other hand, (including any proposed nominee(s)) (a) pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders or (b) entered into for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding) and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to be providing financial support or meaningful assistance in furtherance of the nomination(s) or other business proposed to be brought before the meeting of stockholders and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(E) a statement (i) that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting, a representation that such stockholder intends to appear in person or by proxy at the meeting to propose such business or nominees and an acknowledgement that, if such stockholder (or a qualified representative of such stockholder) does not appear to present such business or proposed nominees, as applicable, at such meeting, the Corporation need not present such business or proposed nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation, (ii) whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, (a) will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least 67 percent of the voting power of all of the shares of capital stock of the Corporation entitled to vote on the election of directors or (b) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, as applicable, (iii) providing a representation as to whether or not such Proposing Person intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act and (iv) that the stockholder will provide any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (such statement, the “Solicitation Statement”).

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For purposes of this Article I, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 2, each of the terms “Affiliates” and “Associates” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act. For purposes of this Section 2, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” or securities lending agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit, or share in any profit, or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of, or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, or (c) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

(3) A stockholder providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Bylaw shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern time on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:00 p.m. Eastern time on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting). For the avoidance of doubt, the obligation to update as set forth in this Section 2(a)(3) shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. Notwithstanding the foregoing, if a Proposing Person no longer plans to solicit proxies in accordance with its representation pursuant to Article I, Section 2(a)(2)(E), such Proposing Person shall inform the Corporation of this change by delivering a written notice to the Secretary at

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the principal executive offices of the Corporation no later than two (2) business days after making the determination not to proceed with a solicitation of proxies. A Proposing Person shall also update its notice so that the information required by Article I, Section 2(a)(2)(C) is current through the date of the meeting or any adjournment, postponement or rescheduling thereof, and such update shall be delivered in writing to the secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of any material change to the information previously disclosed pursuant to Article I, Section 2(a)(2)(C).

(4) Notwithstanding anything in the second sentence of Article I, Section 2(a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 2(a)(2), a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than 5:00 p.m. Eastern time on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) General.

(1) Only such persons who are nominated in accordance with the provisions of this Bylaw shall be eligible for election and to serve as directors, and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of this Bylaw or in accordance with Rule 14a-8 under the Exchange Act. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Bylaw. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of this Bylaw, the chair of the meeting (as defined in Section 9 of this Article I) shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of this Bylaw. If the Board of Directors or a designated committee thereof or the chair of the meeting, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of this Bylaw, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

(2) Except as otherwise required by law, nothing in this Article I, Section 2 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.

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(3) Notwithstanding the foregoing provisions of this Article I, Section 2, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 2, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the chair of the meeting at the meeting of stockholders.

(4) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(5) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including, but not limited to, Rule 14a-19 of the Exchange Act, with respect to the matters set forth in this Bylaw. If a stockholder fails to comply with any applicable requirements of the Exchange Act, including, but not limited to, Rule 14a-19 promulgated thereunder, such stockholder’s proposed nomination or proposed business shall be deemed to have not been made in compliance with this Bylaw and shall be disregarded.

(6) Further notwithstanding the foregoing provisions of this Bylaw, unless otherwise required by law, (i) no Proposing Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Proposing Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder with timely notice and (ii) if any Proposing Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder with timely notice and (C) no other Proposing Person has provided notice pursuant to, and in compliance with, Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act, then such proposed nominee shall be disqualified from nomination, the Corporation shall disregard the nomination of such proposed nominee and no vote on the election of such proposed nominee shall occur. Upon request by the Corporation, if any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

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(7) The number of nominees a stockholder may nominate for election at the Annual Meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the Annual Meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such Annual Meeting. A stockholder may not designate any substitute nominees unless the stockholder provides timely notice of such substitute nominee(s) in accordance with these By-laws (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute nominee(s) that are required by the By-laws with respect to nominees for director).

SECTION 3. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board of Directors. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Nominations of persons for election to the Board of Directors and stockholder proposals of other business shall not be brought before a special meeting of stockholders to be considered by the stockholders unless such special meeting is held in lieu of an annual meeting of stockholders in accordance with Article I, Section 1 of these Bylaws, in which case such special meeting in lieu thereof shall be deemed an Annual Meeting for purposes of these Bylaws and the provisions of Article I, Section 2 of these Bylaws shall govern such special meeting.

SECTION 4. Notice of Meetings; Adjournments.

(a) A notice of each Annual Meeting stating the hour, date and place, if any, of such Annual Meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the Annual Meeting, to each stockholder entitled to vote thereat by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

(b) Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall also state the purpose or purposes for which the meeting has been called.

(c) Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed, or waiver of notice by electronic transmission is provided, before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

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(d) The Board of Directors may postpone and reschedule or cancel any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under this Article I.

(e) When any meeting is convened, the chair of the meeting or the stockholders present or represented by proxy at such meeting may adjourn the meeting from time to time for any reason, regardless of whether a quorum is present, to reconvene at any other time and at any place at which a meeting of stockholders may be held under these Bylaws. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with this Section 4; provided, however, that if the adjournment is for more than thirty (30) days from the meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Certificate”) or these Bylaws, is entitled to such notice.

SECTION 5. Quorum. Except as otherwise provided by law, the certificate of incorporation or these Bylaws, at each meeting of stockholders, the presence in person or by remote communication, if applicable, or represented by proxy, of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. If less than a quorum is present at a meeting, the chair of the meeting or the holders of voting stock, by the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote thereon, may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as otherwise provided in Section 4 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

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SECTION 6. Voting and Proxies.

(a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Article IV, Section 4 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation as of the record date, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by Section 212(c) of the DGCL. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by Section 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. In the event the Corporation receives proxies for disqualified or withdrawn nominees for the Board of Directors, such votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions.

(b) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

SECTION 7. Action at Meeting. When a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by the Certificate or by these Bylaws. Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.

SECTION 8. Stockholder Lists. The Corporation shall prepare, no later than the tenth (10th) day before each Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date in the manner provided by law.

SECTION 9. Conduct of Meeting. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with rules, regulations and procedures adopted by the Board of Directors, the chair of the meeting shall have the right to prescribe such

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rules, regulations and procedures and to do all such acts, as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) the determination of the circumstances in which any person may make a statement or ask questions and limitations on the time allotted to questions or comments; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) the exclusion or removal of any stockholders or any other individual who refuses to comply with meeting rules, regulations, or procedures; (h) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (i) rules, regulations and procedures for compliance with any federal, state or local laws or regulations (including those concerning safety, health or security); (j) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (k) rules, regulations or procedures regarding the participation by means of remote communication of stockholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of the meeting shall be: (i) such person as the Board of Directors shall have designated to preside over all meetings of the stockholders; (ii) if the Board of Directors has not so designated such a chair of the meeting or if the chair of the meeting is unable to so preside or is absent, then the Chairperson of the Board, if one is elected; (iii) if the Board of Directors has not so designated a chair of the meeting and there is no Chairperson of the Board, or if the chair of the meeting or the Chairperson of the Board is unable to so preside or is absent, then the Chief Executive Officer, if one is elected; or (iv) in the absence or inability to serve of any of the aforementioned persons, the President of the Corporation. Unless and to the extent determined by the Board of Directors or the chair of the meeting, the chair of the meeting shall not be obligated to adopt or follow any technical, formal or parliamentary rules or principles of procedure. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chair of the meeting appoints.

SECTION 10. Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or three inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The chair of the meeting may review all determinations made by the inspectors, and in so doing the chair of the meeting shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the chair of the meeting, shall be subject to further review by any court of competent jurisdiction.

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ARTICLE II

Directors

SECTION 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by the Certificate or required by law.

SECTION 2. Number and Terms. The number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors, provided the Board of Directors shall consist of at least one (1) member. The directors shall hold office in the manner provided in the Certificate.

SECTION 3. Qualification. No director need be a stockholder of the Corporation.

SECTION 4. Vacancies. Vacancies in the Board of Directors shall be filled in the manner provided in the Certificate.

SECTION 5. Removal. Directors may be removed from office only in the manner provided in the Certificate or by applicable law.

SECTION 6. Resignation. A director may resign at any time by electronic transmission or by giving written notice to the Chairperson of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

SECTION 7. Regular Meetings. Regular meetings of the Board of Directors may be held at such hour, date and place (if any) as the Board of Directors may from time to time determine and publicize by means of reasonable notice given to any director who is not present when such determination is made.

SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairperson of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place (if any) thereof. Notice thereof shall be given to each director as provided in Section 9 of this Article II.

SECTION 9. Notice of Meetings. Notice of the hour, date and place (if any) of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairperson of the Board, if one is elected, the President or such other officer designated by the Chairperson of the Board, if one is elected, or any one of the directors calling the meeting. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to

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his or her business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least forty-eight (48) hours in advance of the meeting provided, however, that if the person or persons calling the meeting determine that it is otherwise necessary or advisable to hold the meeting sooner, then such person or persons may prescribe a shorter time period for notice to be given personally or by telephone, facsimile, electronic mail or other similar means of communication. Such notice shall be deemed to be delivered when hand-delivered to such address; read to such director by telephone; deposited in the mail so addressed, with postage thereon prepaid, if mailed; or dispatched or transmitted if sent by facsimile transmission or by electronic mail or other form of electronic communication. A written waiver of notice signed or electronically transmitted before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 10. Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business that might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this Article II, the total number of directors includes any unfilled vacancies on the Board of Directors.

SECTION 11. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the affirmative vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these Bylaws.

SECTION 12. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission. After such action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.

SECTION 13. Manner of Participation. Directors may participate in meetings of the Board of Directors by means of video conference, conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

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SECTION 14. Presiding Director. The Board of Directors shall designate a representative to preside over all meetings of the Board of Directors, provided that if the Board of Directors does not so designate such a presiding director or such designated presiding director is unable to so preside or is absent, then the Chairperson of the Board, if one is elected, shall preside over all meetings of the Board of Directors. If both the designated presiding director, if one is so designated, and the Chairperson of the Board, if one is elected, are unable to preside or are absent, the Board of Directors shall designate an alternate representative to preside over a meeting of the Board of Directors.

SECTION 15. Committees. The Board of Directors may designate one or more committees, including, without limitation, a Compensation Committee, a Nominating & Corporate Governance Committee and an Audit Committee, and may delegate thereto some or all of its powers to such committee(s) except those which by law, by the Certificate or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings.

SECTION 16. Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by the Board of Directors, or a designated committee thereof, provided that directors who are serving the Corporation as employees shall not receive any salary or other compensation for their services as directors of the Corporation.

SECTION 17. Emergency By-laws. In the event of any emergency, disaster, catastrophe or other similar emergency condition of a type described in Section 110(a) of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in the DGCL, the Certificate or these By-laws, during such Emergency:

(a) A meeting of the Board of Directors or a committee thereof may be called by any director, the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary by such means as, in the judgment of the person calling the meeting, may be feasible at the time, and notice of any such meeting of the Board of Directors or any committee may be given, in the judgment of the person calling the meeting, only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

(b) The director or directors in attendance at a meeting called in accordance with Section 17(a) of this Article II shall constitute a quorum.

(c) No officer, director or employee acting in accordance with this Section 17 shall be liable except for willful misconduct. No amendment, repeal or change to this Section 17 shall modify the prior sentence with regard to actions taken prior to the time of such amendment, repeal or change.

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ARTICLE III

Officers

SECTION 1. Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairperson of the Board, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine. Any number of offices may be held by the same person. The salaries and other compensation of the officers of the Corporation will be fixed by or in the manner designated by the Board of Directors or a committee thereof to which the Board of Directors has delegated such responsibility.

SECTION 2. Election. The Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors or by such officers delegated such authority by the Board of Directors.

SECTION 3. Qualification. No officer need be a stockholder or a director.

SECTION 4. Tenure. Except as otherwise provided by the Certificate or by these Bylaws, each of the officers of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

SECTION 5. Resignation and Removal. Any officer may resign by delivering his or her written or electronically transmitted resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt, unless the resignation otherwise provides. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Except as otherwise provided by law or by resolution of the Board of Directors, the Board of Directors may remove any officer. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

SECTION 6. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

SECTION 7. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 8. President. The President shall, subject to the direction of the Board of Directors, have such powers and shall perform such duties as the Board of Directors may from time to time designate.

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SECTION 9. Chairperson of the Board. The Chairperson of the Board, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 10. Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 11. Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 12. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 13. Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary or an Assistant Secretary shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 14. Other Powers and Duties. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

SECTION 15. Representation of Shares of Other Corporations. The Chairperson of the Board, the President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of this Corporation, or any other person authorized by the Board of Directors or the President or a Vice President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all securities of any other entity or entities standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

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SECTION 16. Bonded Officers. The Board of Directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including, without limitation, a bond for the faithful performance of his or her duties and for the restoration to the Corporation of all property in his or her possession or under his or her control belonging to the Corporation.

ARTICLE IV

Capital Stock

SECTION 1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by any two authorized officers of the Corporation. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these Bylaws, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these Bylaws, the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance or subsequent transfer.

SECTION 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.

SECTION 3. Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

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SECTION 4. Record Holders. Except as may otherwise be required by law, by the Certificate or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at 5:00 p.m. Eastern time on the day next preceding the day on which notice is given, or, if notice is waived, at 5:00 p.m. Eastern time on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be 5:00 p.m. Eastern time on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 6. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock of the Corporation, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

ARTICLE V

Indemnification

SECTION 1. Definitions. For purposes of this Article V:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, (iii) as a Non-Officer Employee of the Corporation or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), a Director, Officer or Non-Officer Employee of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

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(b) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d) “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e) “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(f) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(g) “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors of the Corporation;

(h) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(i) “Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

SECTION 2. Indemnification of Directors and Officers.

(a) Subject to the operation of Section 4 of this Article V, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment,

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only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in this Section 2.

(1) Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(2) Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery of the State of Delaware or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(3) Survival of Rights. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(4) Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

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SECTION 3. Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V, each Non-Officer Employee may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors.

SECTION 4. Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion or (d) by the stockholders of the Corporation.

SECTION 5. Advancement of Expenses to Directors Prior to Final Disposition.

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board of Directors or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these Bylaws.

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(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 6. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a) The Corporation may, at the discretion of the Board of Directors, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 7. Contractual Nature of Rights.

(a) The provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Article V nor the adoption of any provision of the Certificate inconsistent with this Article V shall eliminate or reduce any right conferred by this Article V in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is

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commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article V shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

(b) If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 8. Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right that any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

SECTION 9. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

SECTION 10. Other Indemnification. The Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Article V owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

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SECTION 11. Savings Clause. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each indemnitee as to any expenses (including, without limitation, attorneys’ fees), liabilities, losses, judgments, fines (including, without limitation, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974, as amended) and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VI

Miscellaneous Provisions

SECTION 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

SECTION 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairperson of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or an executive committee of the Board of Directors may authorize or determine.

SECTION 4. Voting of Securities. Unless the Board of Directors otherwise provides, the Chairperson of the Board, if one is elected, the President or the Treasurer may waive notice of, and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by the Corporation.

SECTION 5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

SECTION 6. Corporate Records. The original or attested copies of the Certificate, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at an office of its counsel, at an office of its transfer agent or in such manner as may be permitted by law.

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SECTION 7. Certificate. All references in these Bylaws to the Certificate shall be deemed to refer to the Certificate, as amended and/or restated and in effect from time to time.

SECTION 8. Exclusive Jurisdiction of Delaware Courts or the United States Federal District Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate or these Bylaws (including the interpretation, validity or enforceability thereof) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that this sentence will not apply to any causes of action arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, as amended, the Exchange Act, or the respective rules and regulations promulgated thereunder. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.

SECTION 9. Amendment of Bylaws.

(a) Amendment by Directors. Except as otherwise required by law, these Bylaws may be amended or repealed by the Board of Directors.

(b) Amendment by Stockholders. Except as otherwise provided herein, the Bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or at any special meeting of stockholders called for such purpose, by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

SECTION 10. Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

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SECTION 11. Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in such a waiver.

Adopted [•], 2026 and effective as of [•], 2026.

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Exhibit F

Form of Company SAFE

[Filed Separately]

Exhibit G

Form of Backstop Agreement

[Filed Separately]

Exhibit H

Form of Lock-Up Agreement

[Filed Separately]

Schedule 1(a)

Shareholders

Schedule 1(b)

PIPE Investors

Schedule 1(c)

Investor Rights Agreement Parties

Schedule 1(d)

Lock-Up Parties

Schedule 7.5

Business Employees

Schedule 7.8

Certain Company Agreements

Schedule 8.5(b)

Post-Closing Directors

Schedule 8.5(d)

Post-Closing Officers

Schedule 10.2(e)

Required Third Party Consents